                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY

                           LOAN AND SECURITY AGREEMENT

                          Dated as of October 15, 2004

                                      among

                             WEBCO INDUSTRIES, INC.,
                                   as Borrower

                                  BANK ONE, NA,
                            as Agent and Issuing Bank

                   THE LENDERS PARTY HERETO FROM TIME TO TIME,

                                       and

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger


                                TABLE OF CONTENTS
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
1.   DEFINITIONS..................................................................................      1

     1.1      General Terms.......................................................................      1

     1.2      Accounting Terms....................................................................     22

     1.3      Other Terms Defined in Illinois Uniform Commercial Code.............................     23

     1.4      Other Definitional Provisions; Construction.........................................     23

2.   CREDIT.......................................................................................     23

     2.1      Term Loan Facility..................................................................     23

     2.2      Revolving Loan Facility.............................................................     24

     2.3      Determination of Current Asset Base.................................................     24

     2.4      Borrowing Mechanics.................................................................     24

     2.5      Settlements Among Agent and Lenders.................................................     27

     2.6      Mandatory Payments; Reduction of Commitments........................................     28

     2.7      Payments and Computations...........................................................     30

     2.8      Borrower's Loan Account.............................................................     31

     2.9      Statements..........................................................................     32

     2.10     Taxes...............................................................................     32

     2.11     Affected Lenders....................................................................     34

     2.12     Sharing of Payments.................................................................     35

     2.13     Defaulting Lenders..................................................................     36

     2.14     Term of this Agreement..............................................................     37

     2.15     Additional Costs, Etc. With Respect to Eurodollar Advances..........................     37

     2.16     Indemnification for Losses..........................................................     38

     2.17     Capital Adequacy....................................................................     39

     2.18     Certificate.........................................................................     39

     2.19     Letters of Credit...................................................................     40

     2.20     Interest, Fees and Expenses.........................................................     42

3.   REPORTING AND ELIGIBILITY REQUIREMENTS.......................................................     47

     3.1      Monthly Reports and Intra-Monthly Reports...........................................     47

     3.2      Eligible Accounts...................................................................     48

     3.3      Account Warranties..................................................................     49
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                                   (Continued)

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     3.4      Verification of Accounts............................................................     50

     3.5      Account Covenants...................................................................     50

     3.6      Collection of Accounts and Payments.................................................     50

     3.7      Appointment of Agent as Borrower's Attorney-in-Fact.................................     51

     3.8      Instruments and Chattel Paper.......................................................     52

     3.9      Notice to Account Debtors...........................................................     52

     3.10     Eligible Inventory; Valuation of Eligible Inventory.................................     52

     3.11     Inventory Warranties................................................................     53

     3.12     Inventory Records...................................................................     53

     3.13     Safekeeping of Inventory and Inventory Covenants....................................     53

     3.14     Equipment Warranties................................................................     54

     3.15     Equipment Records...................................................................     54

     3.16     Safekeeping of Equipment............................................................     54

     3.17     Third Party Goods...................................................................     54

4.   CONDITIONS OF LOANS, ADVANCES AND LETTER OF CREDIT...........................................     55

     4.1      Conditions to Initial Loans and Letters of Credit...................................     55

     4.2      Conditions to Each Term Loan, Revolving Loan, Advance and Letter of Credit..........     55

5.   COLLATERAL...................................................................................     56

     5.1      Security Interest...................................................................     56

     5.2      Preservation of Collateral and Perfection of Security Interests Therein.............     56

     5.3      Real Property and Leaseholds........................................................     57

     5.4      Loss of Value of Collateral.........................................................     58

     5.5      Setoff..............................................................................     58

     5.6      Cash Collateral.....................................................................     59

     5.7      Letter of Credit Rights.............................................................     60

     5.8      Commercial Tort Claims..............................................................     60

     5.9      Electronic Chattel Paper and Transferable Records...................................     60

6.   WARRANTIES, ETC..............................................................................     60

     6.1      Corporate Existence.................................................................     60

     6.2      Corporate Authority.................................................................     60

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                                TABLE OF CONTENTS
                                   (Continued)

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
     6.3      Binding Effect......................................................................     61

     6.4      Financial Data......................................................................     61

     6.5      Collateral..........................................................................     61

     6.6      Solvency............................................................................     62

     6.7      Chief Place of Business; Name.......................................................     62

     6.8      Other Corporate Names...............................................................     62

     6.9      Tax Liabilities.....................................................................     62

     6.10     Loans...............................................................................     63

     6.11     Margin Security.....................................................................     63

     6.12     Survival of Warranties..............................................................     63

     6.13     Subsidiaries........................................................................     63

     6.14     Litigation and Proceedings..........................................................     63

     6.15     Other Agreements....................................................................     63

     6.16     Employee Controversies..............................................................     63

     6.17     Compliance with Laws and Regulations................................................     64

     6.18     Patents, Trademarks, Licenses, etc..................................................     65

     6.19     ERISA...............................................................................     65

     6.20     Financial Condition.................................................................     66

7.   AFFIRMATIVE COVENANTS........................................................................     66

     7.1      Financial Statements................................................................     66

     7.2      Inspection..........................................................................     69

     7.3      Conduct of Business; Locations of Collateral and Third Party Goods..................     70

     7.4      Claims and Taxes....................................................................     70

     7.5      Agent's Costs and Expenses as Additional Liabilities................................     70

     7.6      Borrower's Liability Insurance......................................................     71

     7.7      Borrower's Property Insurance and Business Interruption Insurance...................     71

     7.8      ERISA...............................................................................     72

     7.9      Notices.............................................................................     73

     7.10     Supervening Illegality..............................................................     73

     7.11     Environmental Laws..................................................................     74

     7.12     Landlord Consents and Waivers.......................................................     74

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                                   (Continued)

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
     7.13     Depository Bank.....................................................................     74

8.   NEGATIVE COVENANTS...........................................................................     74

     8.1      Encumbrances........................................................................     74

     8.2      Indebtedness........................................................................     75

     8.3      Consolidations, Mergers or Acquisitions.............................................     75

     8.4      Investments or Loans................................................................     76

     8.5      Guarantees..........................................................................     76

     8.6      Capital Expenditure Limitations.....................................................     76

     8.7      Dividends and Stock Redemptions.....................................................     77

     8.8      Amendment of Certificate of Incorporation or By-Laws; Change of Name or Location....     77

     8.9      Transactions with Subsidiaries and Affiliates.......................................     78

     8.10     ERISA Violations....................................................................     78

     8.11     Fiscal Year.........................................................................     79

     8.12     Subsidiaries........................................................................     79

     8.13     Financial Covenants.................................................................     79

     8.14     Environmental.......................................................................     80

     8.15     Disposal of Property................................................................     81

     8.16     Inventory Covenants.................................................................     81

9.   DEFAULT, RIGHTS AND REMEDIES OF LENDERS AND AGENT............................................     81

     9.1      Defaults............................................................................     81

     9.2      Remedies............................................................................     85

     9.3      Entry Upon Premises and Access to Information.......................................     86

     9.4      Sale or Other Disposition of Collateral by Agent....................................     87

     9.5      Waivers.............................................................................     88

     9.6      Waiver of Notice....................................................................     88

     9.7      Related Defaults....................................................................     88

10.  AGENT........................................................................................     88

     10.1     Appointment; Nature of Relationship.................................................     88

     10.2     Powers..............................................................................     89

     10.3     General Immunity....................................................................     89

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                                   (Continued)

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     10.4     No Responsibility for Credit Extensions, Recitals, etc..............................     89

     10.5     Action on Instructions of Lenders...................................................     89

     10.6     Employment of Agents and Counsel....................................................     89

     10.7     Reliance on Documents; Counsel......................................................     90

     10.8     Agent's Reimbursement and Indemnification...........................................     90

     10.9     Notice of Default...................................................................     90

     10.10    Rights as a Lender..................................................................     90

     10.11    Lender Credit Decision..............................................................     91

     10.12    Successor Agent.....................................................................     91

     10.13    Delegation to Affiliates............................................................     92

     10.14    Execution of Financing Agreements...................................................     92

     10.15    Collateral Matters..................................................................     92

     10.16    Co-Agents, Documentation Agent, Syndication Agent, etc..............................     94

     10.17    Allocation of Payments..............................................................     94

11.  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS............................................     95

     11.1     Successors and Assigns..............................................................     95

     11.2     Participations......................................................................     95

     11.3     Assignments.........................................................................     96

     11.4     Dissemination of Information........................................................     98

     11.5     Tax Treatment.......................................................................     98

     11.6     Assignment by Issuing Bank..........................................................     98

12.  MISCELLANEOUS................................................................................     98

     12.1     Waiver, Amendments..................................................................     98

     12.2     Costs and Attorneys' Fees...........................................................    100

     12.3     Expenditures........................................................................    100

     12.4     Custody and Preservation of Collateral..............................................    100

     12.5     Reliance by Lenders.................................................................    101

     12.6     CHOICE OF LAW.......................................................................    101

     12.7     CONSENT TO JURISDICTION.............................................................    101

     12.8     SERVICE OF PROCESS..................................................................    101

     12.9     WAIVER OF JURY TRIAL AND BOND.......................................................    102

                                      -v-

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                                TABLE OF CONTENTS
                                   (Continued)

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     12.10    ADVICE OF COUNSEL...................................................................    102

     12.11    SEVERABILITY........................................................................    102

     12.12    Application of Payments.............................................................    102

     12.13    Marshalling; Payments Set Aside.....................................................    103

     12.14    Section and Subsection Titles.......................................................    103

     12.15    Continuing Effect...................................................................    103

     12.16    Notices; Effectiveness; Electronic Communication....................................    103

     12.17    Equitable Relief....................................................................    105

     12.18    Indemnification.....................................................................    105

     12.19    Nonliability of Lenders.............................................................    106

     12.20    Independent Nature of Lenders' Rights...............................................    106

     12.21    Effectiveness.......................................................................    106

     12.22    Counterparts........................................................................    106

     12.23    Confidentiality.....................................................................    106

     12.24    Entire Agreement....................................................................    107

     12.25    Several Obligations; Benefits of this Agreement.....................................    107

     12.26    Nonreliance.........................................................................    107

     12.27    Disclosure..........................................................................    107

     12.28    PATRIOT Act Notice..................................................................    107

                           LOAN AND SECURITY AGREEMENT

            THIS LOAN AND SECURITY AGREEMENT dated as of October 15, 2004 is by and among Webco Industries, Inc., an Oklahoma corporation, the Lenders, and Bank One, NA, a national banking association with its main office in Chicago, Illinois, as Issuing Bank and as Agent.

                              W I T N E S S E T H:

            WHEREAS, Borrower desires to borrow from Lenders up to Sixty-Eight Million Dollars ($68,000,000) and Lenders are willing to make certain loans and extend credit to Borrower of up to such amount on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by any Lender or Agent, the parties hereto hereby agree as follows:

            1. DEFINITIONS.

            1.1 General Terms. When used herein, the following terms shall have the following meanings:

            "Account Debtor" shall mean the party who is obligated on or under an Account.

            "Accounting Systems Letters" shall have the meaning given such term set forth in Subsection 7.1(D).

            "Accounts" shall mean all accounts (as such term is defined in the Code) and all other present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

            "Accounts Trial Balance" shall have the meaning given such term set forth in Subsection 3.1(A).

            "ACH" shall have the meaning given such term set forth in Subsection 3.6.

            "Advance" shall mean a borrowing hereunder consisting of the aggregate amount of all or a portion of the several Revolving Loans or Term Loans made by Lenders to Borrower of the same type and, in the case of Eurodollar Advances, for the same Interest Period.

            "Affiliate" shall mean any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower, (b) that directly or beneficially owns or holds 5% or more of any class of the voting stock of Borrower, or (c) 5% or more of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is owned directly or beneficially or held by Borrower. Notwithstanding the foregoing, neither any Lender nor any parent or subsidiary of any Lender shall be deemed to be an Affiliate of Borrower.

            "Agent" shall mean Bank One in its capacity as contractual representative of Lenders pursuant to Section 10, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Section 10.

            "Agent and Arranger Fee Letter" shall mean that certain letter agreement captioned "Agent and Arranger Fee Letter," dated as of October 15, 2004, between Agent, Arranger and Borrower, as the same may be amended, modified or supplemented from time to time.

            "Agreement" shall mean this Loan and Security Agreement, as it may be amended, supplemented or otherwise modified and in effect from time to time.

            "Alternate Base Rate" shall mean, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

            "Applicable L/C Fee Rate" shall mean, at any time, an amount equal to the Applicable Margin for Eurodollar Advances under the Revolving Loan at such time; provided, however, that for the period commencing on the Closing Date through and including the day immediately preceding the First Adjustment Date, the Applicable L/C Fee Rate shall equal one and three-quarters percent (1.75%) per annum.

            "Applicable Margin" shall mean:

            (a) for the period commencing on the Closing Date through and including the day immediately preceding the First Adjustment Date, the Applicable Margin shall equal:

                  (i) with respect to the Revolving Loan (y) for Floating Rate
            Advances, zero percent (0.00%) per annum, and (z) for Eurodollar Advances, one and three-quarters percent (1.75%) per annum; and

                  (ii) with respect to the Term Loan (y) for Floating Rate
            Advances, one-quarter percent (0.25%) per annum, and (z) for Eurodollar Advances, two percent (2.00%) per annum; and

            (b) commencing on the First Adjustment Date and thereafter, the Applicable Margin shall equal the percentage per annum in effect from time to time determined as set forth below based upon the Type of Loan, the Type of Advance and the Debt Service Coverage Ratio then in effect pursuant to the appropriate column of the table below:

                                                         APPLICABLE MARGIN
                                    ------------------------------------------------------------
                                         REVOLVING LOAN                     TERM LOAN
                                    ---------------------------     ----------------------------
      DEBT SERVICE                  EURODOLLAR    FLOATING RATE     EURODOLLAR     FLOATING RATE
     COVERAGE RATIO                  ADVANCES       ADVANCES         ADVANCES         ADVANCES
     --------------                 ----------    -------------     ----------     -------------
Less than 1.25 to 1.00                 2.25%           0.50%           2.50%            0.75%
Greater than or equal to 1.25
to 1.00, but less than 1.50
to 1.00                                2.00%           0.25%           2.25%            0.50%
Greater than or equal to 1.50
to 1.00                                1.75%           0.00%           2.00%            0.25%

The Applicable Margin shall be adjusted from time to time upon delivery to Agent and Lenders of the financial statements of Borrower for each month which is the last month of a Fiscal Quarter required to be delivered pursuant to Subsection 7.1(A) hereof accompanied by a written calculation of the Debt Service Coverage Ratio for the four Fiscal Quarters then ending certified on behalf of Borrower by an Authorized Officer as of the end of the Fiscal Quarter for which such financial statements are delivered. If such calculation indicates that the Applicable Margin shall increase or decrease, then on the first day of the month immediately following the month in which such financial statements and written calculation were delivered to Agent and Lenders, the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if Borrower shall fail to deliver any such financial statements for any such Fiscal Quarter on or before the date required pursuant to Subsection 7.1(A), then, at the option of Agent, effective as of the first day of the month immediately following the month during which such financial statements were to have been delivered, and continuing through the fifth day after the date (if ever) when such financial statements and such written calculation are finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above.

            "Applied Financing Proceeds" shall have the meaning given such term set forth in Subsection 2.6(F).

            "Applied Proceeds" shall mean, collectively, Applied Financing Proceeds and Applied Sale Proceeds.

            "Applied Sale Proceeds" shall have the meaning given such term set forth in Subsection 2.6(E).

            "Appraisal" shall have the meaning given such term set forth in Subsection 8.15.

            "Approved Fund" shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Arranger" shall mean J.P. Morgan Securities Inc., a Delaware corporation, and its successors, in its capacity as Sole Bookrunner and Sole Lead Arranger.

            "Assignment Agreement" shall have the meaning given such term set forth in Subsection 11.3(A).

            "Authorized Officer" shall mean, at any time, an individual whose signature has been certified to Agent on behalf of Borrower pursuant to a Signature Authorization Certificate actually received by Agent at such time and whose authority has not been revoked prior to such time in the manner prescribed in such Signature Authorization Certificate.

            "Availability" shall mean, at any time, an amount equal to (a) the lesser of (i) an amount equal to (x) the Total Revolving Commitments minus (y) the aggregate amount of all Letter of Credit Obligations outstanding at such time, and (ii) the Current Asset Base; minus (b) the aggregate principal amount of all Revolving Loans outstanding at such time.

            "Bank One" shall mean Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors and assigns.

            "Banking Services" shall mean each and any of the following bank services provided to Borrower or any of its Subsidiaries by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

            "Banking Services Obligations" of Borrower and its Subsidiaries shall mean any and all obligations of Borrower and its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

            "Bankruptcy Code" shall have the meaning given such term set forth in Subsection 6.6.

            "Blocked Accounts" shall have the meaning given such term set forth in Subsection 3.6.

            "Bond Pledge Agreement" shall have the meaning given such term in the Participation Agreement.

            "Borrower" shall mean Webco Industries, Inc., an Oklahoma corporation, and its successors and assigns.

            "Business Day" shall mean (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in U.S. dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

            "Buyback" shall mean any purchase by Borrower in cash of any of its common stock from any of its shareholders subsequent to the date of the ------- Deregistration.

            "Cap" shall have the meaning given such term set forth in Subsection 8.6.

            "Capital Expenditure" shall mean, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP, except that capital expenditures shall not include expenditures for fixed or capital assets to the extent such expenditures are paid or reimbursed from the proceeds of insurance.

            "Capitalized Lease" shall mean as to any Person at any time any lease which, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person at such time, and "capitalized lease obligations" of such Person at any time shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time as lessee under Capitalized Leases.

            "Closing Date" shall mean the date on which Lenders make the initial loans under this Agreement.

            "Code" shall mean the Uniform Commercial Code of the State of Illinois as in effect on the date hereof.

            "Collateral" shall mean all property and interests in property now owned or hereafter acquired by Borrower or Webco Tube in or upon which a Lien is granted to Agent or any one or more of Lenders by Borrower whether under this Agreement, the other Financing Agreements, or under any other documents, instruments or writings executed by Borrower or Webco Tube and delivered to Agent or any one or more of Lenders.

            "Collateral Documents" shall mean all contracts, instruments and other documents now or hereafter executed and delivered in connection with this Agreement, pursuant to which Liens are granted to Agent or any one or more of Lenders in the Collateral for the benefit of Agent and/or Lenders and/or the Issuing Bank and shall, in any event, include the collateral pledged pursuant to the Bond Pledge Agreement and pursuant to the Webco Tube Guaranty and Security Agreement.

            "Collateral Report" shall have the meaning given such term set forth in Subsection 3.1(B).

            "Collecting Banks" shall have the meaning given such term set forth in Subsection 3.6.

            "Commitment Reduction Fee" shall have the meaning given such term set forth in Subsection 2.20(C).

            "Covered Taxes" shall have the meaning given such term set forth in Subsection 2.10(A).

            "Credit Extension" shall mean the making of an Advance or the issuance of a Letter of Credit hereunder.

            "Current Asset Base" shall have the meaning given such term set forth in Subsection 2.3.

            "Debt Sale Proceeds" shall mean the aggregate cash proceeds paid or payable to Borrower or any of its Subsidiaries in connection with the issuance of any Indebtedness which is subordinate to the Liabilities by such Person of the type referred to in clauses (a), (b), (c) and (d) of the definition of "Indebtedness."

            "Debt Service Coverage Ratio" shall mean, the ratio, determined as of the end of each Fiscal Quarter for the most-recently ended four Fiscal Quarters, of (a) Free Cash Flow, to (b) Fixed Charges, all calculated for Borrower and Webco Tube on a consolidated basis in accordance with GAAP.

            "Default" shall mean the occurrence or existence of any one or more of the events described in Subsection 9.1.

            "Defaulting Lender" shall have the meaning given such term set forth in Subsection 2.13(A).

            "Deregistration" shall mean, after giving effect to each Fractional Share Purchase and each New Officer Loan, the deregistration by Borrower of its shares of common stock under the Securities Exchange Act of 1934, as amended.

            "Dividends and Distributions" shall have the meaning given such term set forth in Subsection 8.7.

            "DOL" shall have the meaning given such term set forth in Subsection 7.8.

            "Dollars" and the sign "$" shall mean freely transferable lawful money of the U.S.

            "EBITDA" shall mean, with reference to any period, (a) Net Income; plus (b) to the extent deducted from revenues in determining Net Income (i) Interest Expense, (ii) provision for income taxes, (iii) depreciation, (iv) amortization and other non-cash charges, and (v) extraordinary losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business; minus (c) to the extent included in revenues in determining Net Income (i) extraordinary gains (as determined in accordance with GAAP) realized other than in the ordinary course of business, (ii) benefit for income taxes, and (iii) equity in undistributed earnings of Subsidiaries; all calculated for Borrower and Webco Tube on a consolidated basis for such period in accordance with GAAP.

            "Eligible Accounts" shall have the meaning given such term set forth in Subsection 3.2.

            "Eligible Inventory" shall have the meaning given such term set forth in Subsection 3.10.

            "Environmental Laws" shall mean the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituent substances or wastes, including, without limitation, asbestos, or asbestos containing materials, polychlorinated biphenyls, petroleum, including crude oil or any fraction thereof, or any petroleum product (collectively referred to as "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and
(iii) underground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

            "Environmental Lien" shall mean a lien in favor of any governmental entity for (a) any liability under federal or state environmental laws or regulations, or (b) damages arising from costs incurred by such governmental entity in response to a release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

            "Equipment" shall mean, collectively, all of the equipment and fixtures (as such terms are defined in the Code) of Borrower, together with any and all accessions, parts and appurtenances thereto, whether presently owned or hereafter acquired by Borrower.

            "Equity Interests" shall mean the membership interests or capital stock of any class of any Person and options, warrants and other rights to acquire capital stock, membership interests or other equity interests of such Person.

            "Equity Sale" shall mean any issuance, sale, conveyance, transfer or other disposition of any Equity Interests by any Person or any other change in the capital structure of such Person (other than Indebtedness).

            "Equity Sale Proceeds" shall mean the aggregate cash proceeds paid or payable to any Person in connection with any Equity Sale, after deduction of all documented fees, costs and expenses paid to any third party in connection with such Equity Sale; provided, however, that proceeds to Borrower from the exercise of employee stock options shall not be Equity Sale Proceeds.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate" shall mean with respect to Borrower (i) any Subsidiary of Borrower; (ii) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as Borrower; (iii) a trade or business under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with Borrower; or (iv) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as Borrower.

            "Eurodollar Advance" shall mean an Advance bearing interest calculated by reference to the Eurodollar Rate.

            "Eurodollar Base Rate" shall mean, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

            "Eurodollar Rate" shall mean, with respect to a Eurodollar Advance for the relevant Interest Period, the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

            "Event of Default" shall mean an event which through the passage of time or the giving of notice or both would mature into a Default.

            "Executive Officers" shall mean the Persons set forth on Schedule 1.1-A.

            "Excess Cash Flow" shall mean, for any Fiscal Quarter, without duplication (a) Free Cash Flow, minus (b) Fixed Charges, plus (c) to the extent deducted from revenues in determining Net Income, distributions received from Subsidiaries of Borrower, minus (d) the lesser of (i) any gain from the sale of Equipment to the extent included in determining Net Income, and (ii) the mandatory prepayment made on the Liabilities pursuant to Subsection 2.6(E) as a result of such sale of Equipment, all calculated for Borrower and Webco Tube on a consolidated basis for such Fiscal Quarter in accordance with GAAP.

            "Expenses" shall mean all present and future expenses incurred by or on behalf of Agent in connection with this Agreement, any other Financing Agreement or otherwise, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, the reasonable fees and expenses of attorneys (including the allocated cost of internal counsel) and paralegals, all costs and out-of-pocket expenses incurred by Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on Agent due to insufficient funds of deposited checks and Agent's standard fee relating thereto, collateral examination fees and expenses, reasonable fees and out-of-pocket expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by Agent, fees and taxes relative to the filing or recording of financing statements, mortgages and other Financing Agreements, costs of preparing financing statements, mortgages and other Financing Agreements, all expenses, costs and fees set forth in Section 2 of this Agreement, all other fees and expenses required to be paid pursuant to each of the Agent and Arranger Fee Letter and each

Fee Letter and all fees and out-of-pocket expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Financing Agreements.

            "Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent in its sole discretion.

            "Fee Letters" shall mean those certain letter agreements captioned "Fee Letter," each dated as of October 15, 2004, between Borrower and one of more of the other parties to this Agreement, as the same may be amended, modified or supplemented from time to time (other than the Agent and Arranger Fee Letter).

            "Fees" shall mean, collectively, the Unused Commitment Fees, the L/C Fee, the Fronting Fee, Issuing Bank Fees, the Commitment Reduction Fee, the Termination Charge, and the other fees provided for herein or in any of the Agent and Arranger Fee Letter and the Fee Letters.

            "Financials" shall have the meaning set forth in Subsection 6.4.

            "Financing Agreements" shall mean, collectively, all agreements, instruments and documents, including, without limitation, this Agreement, the Related Hedging Agreements and any security agreements, loan agreements, notes, letter of credit applications, guarantees, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, intercreditor agreements, mortgagee waivers, reimbursement agreements, contracts, notices, leases, financing statements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower and delivered to any one or more of Agent, the Issuing Bank and Lenders, together with all agreements, documents and instruments referred to therein or contemplated thereby, and further including without limitation the Mortgages, the Reimbursement Agreement, the Participation Agreement, the Bond Pledge Agreement and any other Collateral Documents.

            "FIRREA" shall mean the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

            "First Adjustment Date" shall mean the date on which the financial statements of Borrower and its Subsidiaries for the month which is the last month of the Fiscal Quarter ending on October 31, 2004 shall have been delivered to Agent pursuant to Subsection 7.1(A), accompanied by a written calculation of the Debt Service Coverage Ratio for the four Fiscal Quarters then ending certified on behalf of Borrower by an Authorized Officer.

            "First Tier Conditions" shall mean (a) no Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the proposed transaction and any related Advances to which the satisfaction of the First Tier Conditions relate,

(b) Lenders have received at least 5 Business Days written notice prior to the consummation of such proposed transaction, (c) the shareholders of Borrower (if required) and the board of directors of Borrower shall have approved of such proposed transaction and Borrower shall have delivered evidence of such approval to Agent in form and substance satisfactory to Agent, (d) Borrower has delivered to Agent a certificate, in form and substance acceptable to Agent in its discretion, executed by an Authorized Officer certifying that all conditions precedent to such proposed transaction have been satisfied, and (e) at least 5 Business Days prior to the consummation of such proposed transaction, Lenders have received from Borrower copies, in substantially final form in all material respects, of all agreements, documents and instruments proposed to be executed in connection with such proposed transaction.

            "Fiscal Quarter" shall mean each fiscal quarter of each Fiscal Year of Borrower.

            "Fiscal Year" shall mean the fiscal year of Borrower ending on July 31 of each year.

            "Fixed Charges" shall mean, with reference to any period, without duplication, the sum of (a) cash Interest Expense (specifically excluding non-cash interest expense representing the amortization of deferred finance charges or original issue discount), plus (b) scheduled or mandatory principal payments on Indebtedness scheduled or made during such period (other than payments required pursuant to Subsections 2.6(E), (F) and (G) and payments on the Revolving Loan), plus (c) Capitalized Lease payments, all calculated for Borrower and Webco Tube on a consolidated basis for such period in accordance with GAAP.

            "Floating Rate" shall mean, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

            "Floating Rate Advance" shall mean an Advance bearing interest calculated by reference to the Floating Rate.

            "Fractional Share Purchase" shall mean the purchase of fractional shares of Borrower's common stock subsequent to the reverse stock split contemplated by the Deregistration.

            "Free Cash Flow" shall mean for any period for which the calculation thereof is being made, the sum of (a) EBITDA, minus (b) Dividends and Distributions paid in cash (excluding Dividends and Distributions paid during such period for the following purposes and subject to the following limits: (1) the lesser of (i) the aggregate amount of Dividends and Distributions paid in cash to shareholders in connection with each Fractional Share Purchase during such period and (ii) $2,000,000 minus the lesser of (i) the aggregate amount of Dividends and Distributions paid in cash to shareholders in connection with each Fractional Share Purchase during prior periods, plus (2) the lesser of (i) the aggregate amount of Dividends and Distributions paid in cash to shareholders in connection with each Buyback during such period and (ii) $4,000,000 minus the aggregate amount of Dividends and Distributions paid in cash to shareholders in connection with each Buyback during prior periods), minus (c) Capital Expenditures for such period other than, without duplication, Capital Expenditures representing obligations for Capitalized Leases incurred or which were financed through the incurrence of

Purchase Money Secured Financing (other than the Revolving Loans) or paid for with Applied Proceeds, minus (d) income taxes paid in cash, plus (e) to the extent deducted from revenues in determining Net Income, the lesser of (1) the aggregate amount of Transaction Expenses deducted in determining Net Income in such period and (2) $1,500,000 minus the aggregate amount of Transaction Expenses deducted in determining Net Income during prior periods, plus (f) to the extent deducted from revenues in determining Net Income, the lesser of (1) the aggregate amount of additional charges relating to closing of Borrower's QuikWater Division and the sale of the assets thereof ("QuikWater Charges") deducted in determining Net Income in such period and (2) $50,000 minus the aggregate amount of QuikWater Charges deducted in determining Net Income during prior periods, all calculated for Borrower and Webco Tube on a consolidated basis for such period in accordance with GAAP.

            "Fronting Fee" shall have the meaning given such term set forth in Subsection 2.20(G).

            "Fund" shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Funding Account" shall have the meaning given such term set forth in Subsection 2.5(A).

            "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof in accordance with the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board and the American Institute of Certified Public Accountants (or their successors), and as applied in preparation of the Financials, subject to the provisions of Subsection 1.2.

            "General Intangibles" shall mean all general intangibles (as such term is defined in the Code) and all other choses in action, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by Borrower, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, service marks, trademarks, trademark applications, trade names, trade styles, trade secrets, goodwill, registrations, computer software, operational manuals, product formulas, blueprints, drawings, copyrights, copyright applications, licenses, franchises, customer lists, rights and claims against carriers and shippers, rights to indemnification and the like, wherever located, proceeds of insurance covering the lives of key employees on which Borrower is beneficiary, tax refunds, tax refund claims, and any letter of credit, guarantee, security interest, lien rights or other security held by or granted to Borrower to secure payment by an Account Debtor and the like, wherever located.

            "Good Faith" shall have the meaning set forth for that term in
Section 1-201(19) of the Code as it is in effect on the date hereof, provided that Good Faith shall also mean the absence of malice or capriciousness.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Indebtedness" of any Person shall mean all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) of the definition of "Indebtedness" in this Subsection 1.1 guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person (or secured by any assets of such Person) regardless of whether the liability of such Person is limited to such assets or otherwise non-recourse through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss or to grant a security interest in property for the benefit of any such creditor.

            "Guaranty Agreement" shall mean any guarantee or similar arrangement of any Liabilities, including the P&J Guaranty and the Webco Tube Guaranty and Security Agreement.

            "Hazardous Materials" shall have the meaning set forth for such term in the definition of "Environmental Laws" above.

            "Hedging Agreement" shall mean any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than pursuant to which Borrower has hedged actual interest rate, foreign currency or commodity exposure.

            "Hedging Obligations" of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates, forward rates or credit risks applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

            "Holders of Secured Obligations" shall mean the holders of the Secured Obligations from time to time and shall include their respective successors, transferees and assigns.

            "Indebtedness" of any Person shall mean (without duplication), as of any specified date, the aggregate amount outstanding or owing under (a) all indebtedness of such

Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations in respect of principal, and premium, if any, payable on such indebtedness and all other obligations, contingent or otherwise, of such Person in connection with letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of, or other equity interest in, such Person or any other Person), but excluding current liabilities for trade payables and other current liabilities other than for money borrowed, entered into in the ordinary course of business, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person under Capitalized Leases, (e) Hedging Obligations of such Person, (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(f) all Guaranteed Indebtedness of such Person, (g) all liabilities incurred by such Person or any ERISA Affiliate to the PBGC upon the termination under
Section 4041 or Section 4042 of ERISA of any Pension Plan, (h) all Withdrawal Liabilities of such Person or any of its ERISA Affiliates and (i) all increase in the amount of contributions required to be made by such Person and its ERISA Affiliates in each Fiscal Year of such Person to Multiemployer Plans, due to the reorganization or termination of any such Multiemployer Plan within the meaning of Title IV of ERISA, over the average annual amount of such contributions required to be made during the last three years preceding such reorganization or termination.

            "Indemnified Matters" shall have the meaning given such term set forth in Subsection 12.18.

            "Indemnitees" shall have the meaning given such term set forth in Subsection 12.18.

            "Interest Expense" shall mean, with reference to any period, the interest expense of Borrower and Webco Tube calculated on a consolidated basis for such period in accordance with GAAP.

            "Interest Period" shall mean, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

            "Interim Revolving Loan Period" shall have the meaning given such term set forth in Subsection 2.4(B).

            "Interim Revolving Loans" shall have the meaning given such term set forth in Subsection 2.4(B).

            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

            "Inventory" shall mean any and all inventory (as such term is defined in the Code) and all other goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process or supplies, and all materials used or consumed in Borrower's business, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower.

            "IRS" shall have the meaning given such term set forth in Subsection 7.8.

            "Issuing Bank" shall mean Bank One and any other Lender that may be designated by Agent from time to time as an Issuing Bank, and shall include Bank One as a party to the Participation Agreement and the Reimbursement Agreement (whether as participant or otherwise).

            "Issuing Bank Fees" shall have the meaning given such term set forth in Subsection 2.20(G).

            "L/C Fee" shall have the meaning given such term set forth in Subsection 2.20(G)(i).

            "Lenders" shall mean the lending institutions listed on Schedule I to this Agreement and their respective successors and assigns.

            "Lending Affiliate" shall mean, as to any Lender, (a) each office and branch of such Lender, and (b) each entity which, directly or indirectly, is controlled by or under common control with such Lender or which controls such Lender and each office and branch thereof.

            "Letter of Credit Collateral Account" shall have the meaning given such term set forth in Subsection 5.6.

            "Letter of Credit Obligations" shall mean, at any time, the sum of
(i) the aggregate undrawn face amount of all Letters of Credit outstanding at such time (including without limitation the PEDFA Letter of Credit), plus (ii) the aggregate amount of all drawings under Letters of Credit (including without limitation the PEDFA Letter of Credit) or payments to the PEDFA L/C Bank for which the Issuing Bank has not at such time been reimbursed (either by Borrower, or by a Revolving Loan made by Agent or Lenders), plus (iii) the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in Letters of Credit (including such Lender's participation in Bank One's obligations and rights under the Reimbursement Agreement and the Participation Agreement) as provided in Subsection 2.19(C) hereof for which Borrower has not at such time reimbursed Lenders, whether by way of the Revolving Loans or otherwise.

            "Letter of Credit Request" shall have the meaning given such term set forth in Subsection 2.19(D).

            "Letters of Credit" shall mean all letters of credit issued (or deemed to be issued) for the account of Borrower (i) prior to the date of this Agreement by Bank One, and (ii) pursuant to Subsection 2.19 hereof, and in any event shall include the PEDFA Letter of Credit, and in each case all amendments, renewals, extensions or replacements thereof.

            "Liabilities" shall mean all unpaid principal of and accrued and unpaid interest on the Loans, all Letter of Credit Obligations, and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to Lenders or to any Lender, Agent, the Issuing Bank or any indemnified party arising under the Financing Agreements.

            "Lien(s)" shall mean any lien, claim, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing or other preferential arrangement of any other kind and shall include the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

            "Loan Account" shall have the meaning given such term set forth in Subsection 2.8.

            "Loans" shall mean, collectively, the Revolving Loans and the Term Loans, and "Loan" shall mean any thereof.

            "Lock Box Accounts" shall have the meaning given such term set forth in Subsection 3.6.

            "Loss" shall have the meaning given such term set forth in Subsection 9.1(F).

            "Majority Lenders" shall mean, at any time, one or more Lenders whose Proportionate Share, in the aggregate, exceeds fifty percent (50%).

            "Maximum Facility Amount" shall mean $68,000,000.

            "Monthly Report" shall have the meaning given such term set forth in Subsection 3.1(A).

            "Mortgaged Property" shall have the meaning, collectively, set forth for such term in the Mortgages.

            "Mortgages" shall mean those certain mortgages and deeds of trust described on the attached Schedule 1.1-B and any other mortgage, deed of trust, leasehold mortgage and similar instrument or agreement executed by Borrower in favor of Agent in connection herewith, in each case, as amended, supplemented or otherwise modified from time to time.

            "Multiemployer Plan" shall mean, with respect to any Person, an employee benefit plan defined in Section 4001(a) (3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by such Person or an ERISA Affiliate of such Person.

            "Net Income" shall mean, with reference to any period, the net income (or loss) (determined based on the valuation of Inventory on an average-cost basis) of Borrower and Webco Tube calculated on a consolidated basis for such period in accordance with GAAP.

            "Net Proceeds" shall have the meaning given that term in Subsection 2.6(E).

            "New Officer Loans" shall mean loans made by Borrower to officers of Borrower subsequent to the date of the Deregistration as described on Schedule 1.1-C.

            "Non-Consenting Lender" shall have the meaning given such term set forth in Subsection 12.1(E).

            "Notes" shall mean, collectively, the Revolving Notes and the Term Notes, and "Note" shall mean any thereof.

            "Notice of Borrowing" shall have the meaning given that term in Subsection 2.4(A).

            "Notice of Conversion" shall have the meaning given that term in Subsection 2.4(A).

            "Other Taxes" shall have the meaning given such term set forth in Subsection 2.10(B).

            "Participants" shall have the meaning given such term set forth in Subsection 11.2(B).

            "Participation Agreement" shall mean the "Participating Bank Agreement" (as such term is defined in the Reimbursement Agreement).

            "Payment Date" shall mean (a) with respect to interest payments due on any Floating Rate Advance, the first day of each calendar month and the Termination Date, (b) with respect to interest payments due on any Eurodollar Advance, (i) the last day of the applicable Interest Period, (ii) in the case of any Interest Period in excess of three months, the day which is three months after the first day of such Interest Period, (iii) the Termination Date, and (c) with respect to any payment of Fronting Fees, L/C Fees or Unused Commitment Fees, the first day of each calendar month and the Termination Date, and (iv) with respect to all interest payments and any payment of Fronting Fees, L/C Fees or Unused Commitment Fees, at any time after the occurrence and during the continuance of a Default, upon demand of Agent.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "PEDFA L/C Bank" shall mean the "Letter of Credit Bank" (as defined in the Participation Agreement).

            "PEDFA Letter of Credit" shall mean the "Letter of Credit" (as defined in the Participation Agreement).

            "Pension Plan" shall mean any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which Borrower or any ERISA Affiliate is, or at any time during the immediately preceding five years, was an "employer" as defined in Section 3(5) of ERISA.

            "Percentage" shall mean, with respect to each Lender, such Lender's Proportionate Share, Term Proportionate Share and Revolving Proportionate Share, as the case may be.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "PIDA Loan" shall mean Indebtedness incurred by the Pennsylvania Industrial Development Authority ("PIDA") to the Venango Economic Development Corporation ("VEDC") in an aggregate principal amount not to exceed $700,000 and assumed by Borrower pursuant to a Consent, Subordination and Assumption Agreement dated November 30, 2000, to be effective as of November 16, 2000, by and among Borrower, VEDC and PIDA.

            "P&J" shall mean Phillips & Johnston, Inc., an Illinois corporation.

            "P&J Guaranty" shall mean that certain Guaranty Agreement dated as of October 15, 2004 by P&J in favor of Agent and Lenders, as the same may be amended, modified or supplemented from time to time.

            "Post-Default Rate" shall have the meaning given such term set forth in Subsection 2.20(A).

            "Prime Rate" shall mean a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

            "Property" shall mean any real property owned, leased or operated by Borrower or in which Borrower otherwise holds any rights or interests, including, without limitation, the Mortgaged Property.

            "Proportionate Share" shall mean, as to each Lender at any time, the percentage obtained by dividing (i) the sum of (a) the outstanding principal amount of the Term Loans owed to such Lender at such time, plus (b) the amount of the Revolving Credit Commitment of such Lender in effect at such time (or, if the Total Revolving Commitments have been terminated, the sum of the outstanding principal amount of the Revolving Loans owed to such Lender at such time (after giving effect to Subsection 2.5), plus such Lender's Revolving Proportionate Share of Letter of Credit Obligations existing at such time by
(ii) the aggregate amount of each of the foregoing items for all Lenders in effect at such time.

            "Proposed Change" shall have the meaning given such term set forth in Subsection 12.1(E).

            "Purchase Money Secured Financing" shall have the meaning given such term set forth in Subsection 8.2.

            "Purchasers" shall have the meaning given such term set forth in Subsection 11.3(A).

            "Quik Water" shall mean Quik Water Systems, Inc., an Oklahoma corporation.

            "Reduced Rate" shall have the meaning given such term set forth in Subsection 2.10(E).

            "Register" shall have the meaning given such term set forth in Subsection 11.3(D).

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

            "Reimbursement Agreement" shall mean that certain Amended and Restated Reimbursement Agreement dated as of October 15, 2004 between Bank One and Borrower, as the same may be amended, modified or supplemented from time to time.

            "Related Hedging Agreements" shall mean all Hedging Agreements between Borrower and any Lender or any affiliate of any Lender, whether now or hereafter arising or entered into, as the same may be amended, modified or supplemented from time to time, including without limitation those Hedging Agreements heretofore entered into by Borrower.

            "Related Hedging Obligations" shall mean all Hedging Obligations from Borrower to any Lender or any affiliate of any Lender.

            "Reports" shall mean reports prepared by Agent or another Person showing the results of appraisals, field examinations or audits pertaining to Borrower's or its Subsidiaries assets from information furnished by or on behalf of Borrower or its Subsidiaries, after Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to Lenders by Agent.

            "Required Lenders" shall mean, at any time, one or more Lenders whose Proportionate Share, in the aggregate, exceeds sixty-six and two-thirds percent (66-2/3%).

            "Requirement of Law" shall mean, as to any Person, the organizational documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reserve Requirement" shall mean, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

            "Revolving Credit Commitment" of any Lender shall mean the amount set forth opposite such Lender's name on Schedule I, as such schedule may be amended from time to time, under the heading "Revolving Credit Commitment," as such Revolving Credit Commitment may be adjusted from time to time pursuant to the terms of this Agreement.

            "Revolving Loans" shall have the meaning given such term in Subsection 2.2(A) hereof, and "Revolving Loan" shall mean any thereof.

            "Revolving Notes" shall have the meaning given such term in Subsection 2.2(A) hereof, and "Revolving Note" shall mean any thereof.

            "Revolving Proportionate Share" shall mean, as to each Lender at any time, the percentage obtained by dividing (i) the amount of the Revolving Credit Commitment of such Lender in effect at such time (or, if the Total Revolving Commitments have been terminated, the sum of the outstanding principal amount of the Revolving Loans owed to such Lender at such time (after giving effect to Subsection 2.5) plus such Lender's ratable share of Letter of Credit Obligations existing at such time), by (ii) the amount of the Total Revolving Commitments in effect at such time (or, if the Total Revolving Commitments have been terminated, the amount of the Total Revolving Commitments immediately prior to such termination).

            "Second Tier Conditions" shall mean (a) each of the First Tier Conditions, and (b) after giving effect to each Buyback, each Fractional Share Purchase, the transactions contemplated by the Deregistration, the incurrence of any Transaction Expenses and each New Officer Loan occurring on or before the date of the proposed Buyback or New Officer Loan (the "Proposed Transaction") in connection with which satisfaction of the Second Tier Conditions is to be determined, and including without limitation such Proposed Transactions (all of the transactions and events referred to in this clause (b) are herein referred to collectively as the "Related Payments"), Availability was not less than $7,000,000 on each of the 30 days preceding the Proposed Transaction (as determined on a pro forma basis to deduct the aggregate amount of the Related Payments as if they had occurred prior to the commencement of such period) and Availability will be not less than $7,000,000 after giving effect to the Proposed Transaction, and (c) Lenders shall have received a certificate executed by an Authorized Officer as to each of the foregoing, including, if requested by Agent in its discretion, a calculation of Availability as provided above on a pro forma basis.

            "Secured Obligations" shall mean, collectively, (i) the Liabilities,
(ii) all Banking Services Obligations, and (iii) all Related Hedging
Obligations.

            "Service Agreement" shall mean that certain Professional Employment Organization Service Agreement dated as of January 1, 2004 by and between Borrower and Webco Tube, as in effect on January 1, 2004.

            "Settlement Date" shall have the meaning given such term set forth in Subsection 2.5(B).

            "Signature Authorization Certificate" shall mean a certificate substantially in the form attached hereto as Exhibit A now or hereafter executed on behalf of Borrower and delivered to Agent.

            "SP Agent" shall have the meaning given such term set forth in Subsection 12.8.

            "Structure Change" shall have the meaning given such term set forth in Subsection 8.8.

            "Subsidiary" shall mean, with respect to any Person (i) any corporation of which more than fifty percent (50%) of the outstanding securities having ordinary voting power (determined without giving effect to any class of securities that does not possess ordinary voting power but may have ordinary voting power by reason of the happening of any contingency) shall be owned or controlled, directly or indirectly by such Person or by one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which more than fifty percent (50%) of the ownership interests having ordinary voting power (determined without giving effect to any class of securities that does not possess ordinary voting power but may have ordinary voting power by reason of the happening of any contingency) shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

            "Tax Transferee" shall have the meaning given such term set forth in Subsection 2.10(A).

            "Taxes" shall have the meaning given such term set forth in Subsection 2.10(A).

            "Term" shall have the meaning given that term in Subsection 2.14.

            "Term Loans" shall have the meaning given such term in Subsection 2.1(A) hereof, and "Term Loan" shall mean any thereof.

            "Term Notes" shall have the meaning given such term in Subsection 2.1(A) hereof, and "Term Note" shall mean any thereof.

            "Term Proportionate Share" shall mean, as to each Lender at any time, the percentage obtained by dividing (i) the outstanding principal amount of the Term Loan owed to such Lender at such time, by (ii) the aggregate outstanding principal amount of the Term Loans owed to all Lenders at such time.

            "Termination Charge" shall have the meaning given such term set forth in Subsection 2.20(E).

            "Termination Date" shall mean October 15, 2009 or such other date as may be the end of the Term that is in effect pursuant to Subsection 2.14.

            "Termination Event" shall mean (i) with respect to any Pension Plan, the occurrence of a reportable event described in Section 4043 of ERISA and the regulations issued thereunder, or (ii) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it is a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the occurrence of an obligation of Borrower or any ERISA Affiliate arising under Section 4041 of ERISA to provide participants in a Pension Plan and other affected parties with a written notice of intent to terminate the Pension Plan, or (iv) the institution of proceedings to terminate a Pension Plan by PBGC, or (v) any other event or condition which might constitute grounds under Section 4041(A) or 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan.

            "Third Party Goods" shall mean all raw materials, work-in-process and finished goods owned by Persons other than Borrower and in Borrower's possession.

            "Total Revolving Commitments" shall mean the aggregate of the Revolving Credit Commitments of all Lenders, which in the aggregate shall not exceed $50,000,000.

            "Transaction Expenses" shall mean all fees, expenses and other transaction costs incurred by Borrower in consummating each Buyback, each Fractional Share Purchase, the transactions contemplated by the Deregistration and each New Officer Loan.

            "Transferee" shall have the meaning given such term set forth in Subsection 11.4.

            "2002 Loan Agreement" shall mean that certain Loan and Security Agreement dated as of June 14, 2002 among Borrower, American National Bank and Trust Company of Chicago (predecessor by merger with Bank One), individually and as Agent, and certain other lenders, as amended, supplemented or otherwise modified from time to time.

            "Type of Advance" shall mean, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance under a Term Loan or a Revolving Loan.

            "Type of Loan" shall mean a Revolving Loan or Term Loan, as the case may be.

            "UFCA" shall have the meaning given such term set forth in Subsection 6.6.

            "UFTA" shall have the meaning given such term set forth in Subsection 6.6.

            "Unliquidated Secured Obligations" shall mean, at any time, any Secured Obligation (or portion thereof) that is contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee, expense reimbursement or indmenification) that is contingent in nature at such time; or
(iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

            "Unused Commitment Fee" shall have the meaning given such term set forth in Subsection 2.20(B).

            "U.S." shall mean the United States of America.

            "Webco Tube" shall mean Webco Tube, Inc. an Oklahoma corporation.

            "Webco Tube Guaranty and Security Agreement" shall mean that certain Guaranty and Security Agreement dated as of October 15, 2004 made by Webco Tube in favor of Agent and Lenders, as the same may be amended, modified or supplemented from time to time.

            "Withdrawal Liability" shall have the meaning given to such term under Part I of the Subtitle E of Title IV of ERISA.

            1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lenders pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the Financials on the date of this Agreement; provided, however, that Borrower may change its methodology for the valuation of Inventory from an average-cost basis to a last-in, first-out basis so long as, at all times during the Term of this Agreement, Borrower continues to use the average-cost basis for the valuation of Inventory for the purposes of determining (a) Eligible Inventory to be included in the Current Asset Base, and (b) Net Income as a component of the calculation of Excess Cash Flow and EBITDA. If any changes in accounting principles or practices from those used in the preparation of the Financials are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lenders hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement or any other Financing Agreement, the parties hereto agree to enter into negotiations in Good Faith to amend such provisions so as to equitably reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrower and its Subsidiaries will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower's accountants. Except as otherwise expressly provided in this Agreement, any calculations to be made for "Borrower and Webco Tube on a consolidated basis" shall not include P&J.

            1.3 Other Terms Defined in Illinois Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in Article 9 of the Code on the date hereof to the extent the same are used or defined therein.

            1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular number includes the plural, and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. A Default shall "continue" or be "continuing" until such Default has been waived in accordance with Subsection 12.1 hereof. References in this Agreement to any Person shall include such Person's successors and permitted assigns. References to any "Subsection" shall be a reference to such Subsection of this Agreement unless otherwise stated.

            2. CREDIT.

            2.1 Term Loan Facility.

            (A) Subject to the terms and conditions set forth in this Agreement (including, without limitation, the conditions precedent set forth in Subsections 4.1 and 4.2), on the Closing Date, upon the request of Borrower, each Lender shall, severally in proportion to its Proportionate Share of $18,000,000, make a term loan to Borrower (collectively, the "Term Loans"). The Term Loans advanced by each Lender shall be evidenced, in part, by a promissory note made by Borrower in favor of such Lender (each, a "Term Note") in the form attached hereto as Exhibit B with the blanks appropriately filled and, the provisions of any Term Note notwithstanding, shall become immediately due and payable as provided in Subsection 9.1 hereof, and, without notice or demand, upon the termination of this Agreement pursuant to Subsections 2.14 or 2.20(E) hereof.

            (B) Each of the Term Loans shall consist of one or more Type of Advance as duly requested by Borrower pursuant to this Agreement. Borrower shall use its best efforts to maintain a sufficient amount of Floating Rate Advances so that the making of payments on the Term Loans in accordance with the terms of this Agreement will not necessitate a payment of a Eurodollar Advance on a day other than the last day of the Interest Period applicable thereto.

            (C) Subject to Subsections 9.1, 2.14 and 2.20(E), the Term Loans shall mature and be due and payable on the Termination Date. Borrower shall prepay the Term Loans as set forth in Subsection 2.6 and, subject to Subsections 2.4(E) and 2.20(C), Borrower may prepay the Term Loans, in whole or in part, together with payment of all accrued interest on the principal amount to be prepaid upon five (5) Business Days prior written notice to Agent and Lenders; provided, however, that each such optional prepayment if in part shall be in an aggregate principal amount of not less than $250,000 or an integral multiple thereof. All payments on the Term Loans shall be made on a pro rata basis for the account of Lenders pursuant to their respective Term Proportionate Shares. No portion of any Term Loan that has been repaid may be reborrowed.

            2.2 Revolving Loan Facility.

            (A) Subject to the terms and conditions set forth in this Agreement, on and after the Closing Date and to and excluding the Termination Date, upon the request of Borrower pursuant to Subsection 2.4, each Lender shall, severally in proportion to its Revolving Proportionate Share, make loans and advances to Borrower (including Interim Revolving Loans (as defined below)) on a revolving credit basis (the "Revolving Loans"). The Revolving Loans advanced by each Lender shall be evidenced, in part, by a promissory note made by Borrower in favor of such Lender (each, a "Revolving Note") in the form attached hereto as Exhibit C with the blanks appropriately filled and, the provisions of any Revolving Note notwithstanding, shall become immediately due and payable as provided in Subsection 9.1 hereof, and, without notice or demand, upon the termination of this Agreement pursuant to Subsections 2.14 or 2.20(E) hereof.

            (B) The Revolving Loans shall consist of one or more of either Type of Advance, as duly requested by Borrower pursuant to this Agreement. Borrower shall use its best efforts to maintain a sufficient amount of Floating Rate Advances so that application of the proceeds of Collateral in accordance with Subsections 2.7 and 3.6 will not necessitate a payment of a Eurodollar Advance on a day other than the last day of the Interest Period applicable thereto.

            2.3 Determination of Current Asset Base. Subject to Subsection 2.4(B), the aggregate unpaid principal amount of the Revolving Loans shall not in the aggregate exceed at any time the lesser of (A) Total Revolving Commitments then in effect, minus the aggregate amount of all Letter of Credit Obligations, or (B) the Current Asset Base (as defined below). As used herein, "Current Asset Base" shall mean, at any time, the sum of (i) up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or have been granted to Account Debtors in connection therewith) then outstanding under existing Eligible Accounts (as defined in Subsection 3.2 hereof), less such reserves as Agent in its sole discretion and in Good Faith elects to establish; plus (ii) the lesser of (x) $30,000,000, and
(y) an amount equal to up to sixty-five percent (65%) of Borrower's existing Eligible Inventory (as defined in Subsection 3.10 hereof), of raw material, work-in-process and finished goods, valued at the lower of cost, determined on an average-cost basis, or market, less such reserves as Agent in its sole discretion and in Good Faith elects to establish, minus (iii) the Letter of Credit Obligations at such time, minus (iv) the aggregate outstanding principal amount of the PIDA Loan at such time. Agent may, in its discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Current Asset Base.

            2.4 Borrowing Mechanics.

            (A) Floating Rate Advances shall be made on irrevocable telephonic or written notice given to Agent not later than 12:00 noon, Chicago time, on the Business Day on which the proposed Floating Rate Advance is requested to be made. At any time prior to the occurrence of a Default or an Event of Default, Borrower may request the continuation of a Eurodollar Advance or the conversion of any Advance from one Type of Advance to another pursuant to this Agreement; provided that (i) conversions of all or any portion of a Eurodollar Advance may be made only as of the last date of the Interest Period applicable thereto; and
(ii) such continuation or conversion would not violate any other provisions of this Agreement. Eurodollar

Advances, and any continuations of, or conversions to Eurodollar Advances, shall be in an aggregate principal amount of $1,000,000 or an integral multiple thereof. At any time prior to the occurrence of a Default or an Event of Default, Eurodollar Advances, or continuation of any Eurodollar Advance, or conversion of any Floating Rate Advance to a Eurodollar Advance, may be made upon irrevocable written notice given to Agent by Borrower no later than 12:00 noon, Chicago time, three Business Days prior to the commencement of the Interest Period applicable thereto. In each such notice, Borrower shall specify, as to continuations and conversions, the amount of the Advance to be so continued or converted, as to new Eurodollar Advances, the requested principal amount thereof, and in any case the applicable Interest Period, and the first and last day of the Interest Period, each of which shall be a Business Day. Eurodollar Advances shall automatically convert to Floating Rate Advances at the end of the applicable Interest Period unless Borrower gives the requisite notice in accordance with the procedures set forth above to continue the same as Eurodollar Advances. Borrower shall not be entitled to elect any Interest Period with respect to a Eurodollar Advance if the provisions of this Agreement would require Borrower to repay or prepay any portion of such Eurodollar Advance prior to the end of such Interest Period. Without limiting Subsections 9.1 or 9.2 or any other rights and remedies of Agent and each Lender, after the occurrence of a Default or an Event of Default, Eurodollar Advances, continuation of any Eurodollar Advance, or conversion of any Floating Rate Advance to a Eurodollar Advance may only be made with the consent of Required Lenders.

            (i) Each notice described in this Subsection 2.4(A) shall be given by an Authorized Officer of Borrower either by telephone, telecopy, telex, or cable, and, if such notice (other than an irrevocable notice of borrowing of a Floating Rate Advance) is by telephone, confirmed in writing, substantially in the form of Exhibit D in the case of a request for an Advance (the "Notice of Borrowing") and in the form of Exhibit E (the "Notice of Conversion") in the case of a conversion or continuation of an Advance; provided, however, that subject to Subsection 2.4(D), telephonic notices requesting a Floating Rate Advance need not be confirmed in writing unless requested by Agent. Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on Borrower.

            (ii) Agent shall be entitled to rely conclusively on each Authorized Officer's authority to request, convert or continue Advances on behalf of Borrower. Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, Notice of Conversion or other writing delivered pursuant to this Subsection 2.4(A) and, with respect to an oral request for an Advance or the conversion or continuation thereof, Agent shall have no duty to verify the identity of any individual representing himself as an Authorized Officer. Neither Agent nor any Lender shall incur any liability to Borrower as a result of acting upon any telephonic notice referred to in this Subsection 2.4(A) which notice Agent believes in Good Faith to have been given by an Authorized Officer or other individual authorized to request an Advance or convert or continue an Advance on behalf of Borrower or for otherwise acting in Good Faith under this Subsection 2.4(A) and, upon the funding, conversion or continuation of an Advance by Lenders in accordance with this Agreement, pursuant to any such telephonic notice, Borrower shall be deemed to have borrowed or converted or continued such Advance hereunder.

            (iii) Borrower may request one or two (but not more than two (2)) Advances, conversions of Advances and continuations of Advances on a single day.

By giving notice as set forth above with respect to a Eurodollar Advance or with respect to a conversion into or continuation of a Eurodollar Advance, Borrower shall, subject to the other provisions of this Section 2, specify the applicable Interest Period. The determination of the Interest Period shall be subject to the following provisions:

            (i) the initial Interest Period for any Eurodollar Advance shall commence on the date of such Eurodollar Advance which shall be a Business Day and each Interest Period (if any) occurring thereafter for such Eurodollar Advance shall commence on the day on which the next preceding Interest Period for such Eurodollar Advance expires;

            (ii) there shall be no more than two (2) Interest Periods in the aggregate in effect at any one time; and

            (iii) no Interest Period may be selected which extends beyond the last day of the Term.

            (B) In the event Borrower is unable to comply with (i) the Current Asset Base limitations set forth in Subsection 2.3 or (ii) the conditions precedent to the making of a Revolving Loan, Lenders authorize Agent, in its sole discretion, to make Revolving Loans (and Lenders shall fund their Revolving Proportionate Share of such Revolving Loans upon the request of Agent) ("Interim Revolving Loans"), but not in excess of the Total Revolving Commitments, for a period commencing on the date Agent first receives a Notice of Borrowing requesting an Interim Revolving Loan until the earlier of (x) the 30th Business Day after such date, (y) the Business Day after the date the Required Lenders give notice to Agent to terminate Agent's authority to make additional Interim Revolving Loans, or (z) the date Borrower is again able to comply with the Current Asset Base limitations and the conditions precedent to the making of Revolving Loans set forth in Subsections 2.3 and 4.2 hereof, or obtains an amendment or waiver with respect thereto (in each case, the "Interim Revolving Loan Period"). Agent shall not, in any event, make any Interim Revolving Loan if at such time the amount of such Interim Revolving Loan when added to the then aggregate outstanding principal amount of other Interim Revolving Loans would exceed $5,000,000; provided that, notwithstanding any of the foregoing limitations in this Subsection 2.4(B) other than the Required Lenders right to give notice to Agent to terminate Agent's authority to make additional Interim Revolving Loans as set forth in clause (y) of this Subsection 2.4(B), Agent may make Revolving Loans (and Lenders shall fund their Revolving Proportionate Share of such Revolving Loans upon the request of Agent) intended to preserve, protect or enhance the liquidation value of the Collateral. All Interim Revolving Loans shall be Floating Rate Advances. An Interim Revolving Loan shall cease to be an Interim Revolving Loan (and shall be deemed to be an Advance consisting of Revolving Loans) if the unsatisfied conditions giving rise to such Interim Revolving Loan shall thereafter be satisfied or the events which cause such Advance to be an Interim Revolving Loan shall thereafter cease to exist. The funding or existence of any Interim Revolving Loan shall not constitute a waiver of any Default or Event of Default including any Default under Section 2.6(A)

            (C) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Subsection 2.20 hereof, on outstanding Loans which it has funded to Agent.

            (D) Notwithstanding the obligation of Borrower to send written confirmation of a Notice of Borrowing or Notice of Conversion made by telephone, in the event that Agent acts upon a Notice of Borrowing or Notice of Conversion made by telephone, such telephonic Notice of Borrowing or Notice of Conversion shall be binding on Borrower whether or not written confirmation is sent by Borrower or subsequently requested by Agent. Agent may act prior to the receipt of any written confirmation, without any liability whatsoever, based upon telephonic notice believed by Agent in Good Faith to be from Borrower or its Authorized Officer. Agent's records of the terms of any telephonic Notices of Borrowing or Notice of Conversion shall be conclusive on Borrower and Lenders in the absence of gross negligence or willful misconduct on the part of Agent in connection therewith.

            (E) Without limiting Subsection 2.16, or any other provision of this Agreement, Borrower may not voluntarily prepay any Eurodollar Advance prior to the last day of the Interest Period applicable thereto.

            2.5 Settlements Among Agent and Lenders.

            (A) Except as provided in Subsection 2.5(B) (which provides for the settlement by Agent of Revolving Loans made, and payments thereon on a weekly basis at Agent's discretion to avoid daily settlements between Lenders), Agent shall give to each Lender prompt notice of each Notice of Borrowing or Notice of Conversion by telecopy, telex or cable. Except for Advances made as provided pursuant to Subsection 2.5(B), no later than 2:00 p.m. Chicago time on the date of each Advance to be made hereunder (provided such notice is received not later than 1:00 p.m. Chicago time on the date of such Advance), each Lender will make available to Agent at its principal office in Chicago, Illinois in immediately available funds, its Term Proportionate Share of each Advance constituting Term Loans and its Revolving Proportionate Share of each Advance constituting Revolving Loans, whereupon Agent shall make such funds available to Borrower at the account of Borrower at Bank One's offices in Chicago, Illinois from time to time designated by Borrower to Agent as its funding account (the "Funding Account"). Unless Agent shall have been notified by any Lender prior to the date of the Advance that such Lender does not intend to make available to Agent its portion of the Advance to be made on such date, Agent may assume that such Lender will make such amount available to Agent on the Settlement Date (as defined below) and Agent, in reliance upon such assumption, may but shall not be obligated to make available the amount of the Advance to be provided by such Lender. Except as provided in Subsection 2.5(B) and subject to Subsection 2.13(C), promptly after its receipt of payments from or on behalf of Borrower (other than amounts payable to Agent to reimburse Agent and the Issuing Bank for fees and expenses payable solely to them), Agent will cause such payments to be distributed ratably to Lenders. Lenders will apply such payments in accordance with Subsection 2.7(B).

            (B) Agent on behalf of Lenders may (but shall not be obligated to) make Revolving Loans and receive and retain payments on the Revolving Loans in accordance with this Subsection 2.5(B) without notice to, or settlement with, Lenders; provided that Agent shall settle the amount of the Revolving Loans with Lenders at least once a week as follows:

      The amount of each Lender's Revolving Proportionate Share of outstanding Revolving Loans shall be computed weekly (or more frequently in Agent's discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 3:00 P.M. Chicago time on the last Business Day of the period specified by Agent (such date being referred to as the "Settlement Date"). Agent shall deliver to each Lender promptly after any Settlement Date a summary statement of the amount of outstanding Revolving Loans for such period. Lenders shall transfer to Agent, or, subject to Subsection 2.13(C), Agent shall transfer to Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of the Revolving Loans made by each Lender shall be equal to such Lender's Revolving Proportionate Share of the aggregate amount of the Revolving Loans outstanding as of such Settlement Date. If the summary statement is received by Lenders prior to 10:00 A.M. Chicago time on any Business Day, each Lender shall make the transfers described above in immediately available funds no later than 2:00 P.M. Chicago time on the day such summary statement was received; and if such summary statement is received by Lenders after 10:00 A.M. Chicago time on such day, each Lender shall make such transfers no later than 2:00 P.M. Chicago time on the next succeeding Business Day. The obligation of each Lender to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by Agent. Each of Agent and Lenders agree to mark their respective books and records on the Settlement Date to show at all times the dollar amount of their respective Revolving Proportionate Shares of the outstanding Revolving Loans. To the extent that the settlement described above shall not yet have occurred, upon repayment of any part of the Revolving Loans by Borrower, Agent may first apply such amounts repaid directly to the amounts made available by Agent pursuant to this Subsection 2.5(B).

Because Agent on behalf of Lenders may be advancing and/or may be repaid all or a portion of the Revolving Loans prior to the time when Lenders will actually advance and/or be repaid all or a portion of Revolving Loans, interest with respect to the Revolving Loans shall be allocated by Agent to each Lender and Agent in accordance with the amount of the Revolving Loans actually advanced by and repaid to each Lender and Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by Borrower in accordance with Subsection 2.6 or actually settled by the applicable Lender as described in this Subsection 2.5(B).

            2.6 Mandatory Payments; Reduction of Commitments.

            (A) The sum of the aggregate outstanding principal balance of the Revolving Loans and the aggregate outstanding amount of the Letter of Credit Obligations may not at any time exceed the Total Revolving Commitments. In addition, subject to Subsection 2.4(B), if the sum of (i) aggregate balance of the unpaid principal amount of the Revolving Loans, plus (ii) the aggregate amount of all Letter of Credit Obligations outstanding at any time, is in excess of the Current Asset Base, such excess shall be immediately due and payable without the necessity of any demand. Any amounts paid in excess of the outstanding balance of the Revolving Loans and

Letter of Credit Obligations otherwise then due and owing shall be held by Agent as cash collateral for the Letter of Credit Obligations not then due.

            (B) On the Termination Date, the Revolving Credit Commitment of each Lender shall automatically reduce to zero and may not be reinstated.

            (C) Borrower may reduce the Total Revolving Commitments in whole or in part, and, if in part, in integral multiples of $1,000,000, upon thirty
(30) days' prior written notice to Lenders and upon payment of a Commitment Reduction Fee as provided in Subsection 2.20(C). Any such reduction shall be applied ratably to Lenders' respective Revolving Credit Commitments.

            (D) Borrower shall make a payment on the aggregate outstanding principal amount of the Term Loans on November 1, 2004 and on the first day of each month thereafter to and including October 1, 2009 in the aggregate monthly amount of $214,286 and (subject to Subsections 9.1, 2.14 and 2.20(E)) shall pay the remaining outstanding principal balance of the Term Loans on October 15, 2009 or, if earlier, on the Termination Date.

            (E) In addition to the payments required pursuant to Subsections 2.1(C) and 2.8 and payments and prepayments required by the other subsections of this Subsection 2.6 and this Agreement, upon receipt of any Net Proceeds (as defined below in this Subsection 2.6(E)), Borrower shall, subject to the exceptions contained in Subsection 8.15, cause the Liabilities to be immediately prepaid in an aggregate amount equal to the amount of such Net Proceeds; provided that prepayments made pursuant to this Subsection 2.6(E) shall (i) first, be applied against the outstanding principal balance of Term Loans in inverse order of their maturity; (ii) second, be applied against the outstanding principal balance of Revolving Loans, and (iii) third, be applied against any other outstanding Liabilities in accordance with Section 2.7(B), or, at Agent's discretion, be held by Agent as cash collateral for Letter of Credit Obligations or other Liabilities. As used in this Subsection 2.6(E) the term "Net Proceeds" shall mean, subject to the exceptions contained in Subsection 8.15, the sum of
(x) the aggregate "value" (as such term is defined in Subsection 8.15) of Equipment sold by Borrower or Webco Tube, plus (y) the amount of "Net Proceeds" and "Net Awards" (as such terms are defined in the Mortgages). Notwithstanding the foregoing, such prepayment shall not be required with respect to an aggregate amount of Net Proceeds not to exceed $250,000 during any period of 12 consecutive months ("Applied Sale Proceeds") if (1) Borrower reinvests such Net Proceeds in productive assets of a kind then used or usable in the business of Borrower within ninety (90) days after the date of the occurrence of the event resulting in Borrower's right to receive such Net Proceeds, or (2) Borrower enters into a binding commitment therefor within said ninety (90) day period and subsequently makes such reinvestment within ninety (90) days after entering into such binding commitment.

            (F) In addition to the payments required pursuant to Subsections 2.1(C) and 2.8 and payments and prepayments required by the other subsections of this Subsection 2.6 and this Agreement, in the event Borrower or Webco Tube receives any Equity Sale Proceeds or any Debt Sale Proceeds, Borrower shall cause the Liabilities to be immediately prepaid in an aggregate amount equal to such proceeds (except to the extent that the Required Lenders shall consent in their discretion to the application of such proceeds ("Applied Financing Proceeds") to pay for Capital Expenditures as to a designated project on which Lenders have received a detailed plan (including an updated budget of Borrower in the form provided for in Subsection 7.1(C)) from Borrower, in which event Agent shall hold the same as cash collateral until the earlier of (x) application of such proceeds to pay for such Capital Expenditures upon request of Borrower, (y) 180 days after the date specified in such detailed plan and updated budget as the date for such expenditure, and (z) the election of the Required Lenders at any time following the occurrence and during the continuance of a Default); provided that prepayments made pursuant to this Subsection 2.6(F) shall (i) first, be applied against the outstanding principal balance of Term Loans in inverse order of their maturity; (ii) second, be applied against the outstanding principal balance of Revolving Loans, and (iii) third, be applied against any other outstanding Liabilities in accordance with Section 2.7(B) or, at Agent's discretion, be held by Agent as cash collateral for Letter of Credit Obligations or other Liabilities. Notwithstanding the foregoing, the aggregate amount of Equity Sale Proceeds and Debt Sale Proceeds applied to pay for Capital Expenditures or constituting Applied Financing Proceeds after the date hereof shall be limited to $4,000,000 and any excess thereof shall be applied to the Liabilities as provided in this Subsection 2.6(F).

            (G) In addition to the payments required pursuant to Subsections 2.1(C) and 2.8 and payments and prepayments required by the other subsections of this Subsection 2.6 and this Agreement, on the fifth (5th) day following the day on which Borrower's financial statements for each month which is the last month of a Fiscal Quarter (commencing with the Fiscal Quarter of Borrower ending October 31, 2004) are required to be delivered to Agent and Lenders pursuant to Subsection 7.1(A), Borrower shall make a prepayment on the principal of the Term Loans and the other Liabilities in an aggregate amount equal to 50% of Excess Cash Flow (if positive) for such Fiscal Quarter; provided that prepayments made pursuant to this Subsection 2.6(G) shall (i) first, be applied against the outstanding principal balance of Term Loans in inverse order of their maturity;
(ii) second, be applied against the outstanding principal balance of Revolving Loans, (iii) third, be held by Agent as cash collateral for Letter of Credit Obligations, and (iv) fourth, be applied against any other outstanding Liabilities in accordance with Section 2.7(B) or, at Agent's discretion, be held by Agent as cash collateral for other Liabilities; further provided, however, that the aggregate amount payable as to any Fiscal Quarter shall be limited so that the aggregate amount prepaid pursuant to this Subsection 2.6(G) for such Fiscal Quarter and all prior Fiscal Quarters ending after the Closing Date shall not exceed the lesser of (x) $1,800,000, and (y) an amount equal to the product of the aggregate number of such Fiscal Quarters and $257,150.

            2.7   Payments and Computations.

            (A) Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon Chicago time on the day when due in Dollars to Agent at its address referred to in Subsection 12.16 hereof in immediately available funds.

            (B) Except as otherwise expressly provided in this Agreement, all amounts received by Agent from or for the account of Borrower for distribution to Agent, Lenders or the Issuing Bank hereunder or otherwise shall be distributed and applied as soon as practicable in the following order: first, to the payment of any Fees, Expenses or other Liabilities due and payable to Agent under any of the Financing Agreements, including amounts advanced by Agent on behalf of Lenders pursuant to Subsection 2.5(B); second, to the payment of any Fees, Expenses or other Liabilities due and payable to the Issuing Bank under any of the Financing Agreements; third, to the ratable payment of any Fees, Expenses or other Liabilities due and payable to Lenders under any of the Financing Agreements other than those Liabilities specifically referred to below in this Subsection 2.7(B); fourth, to the ratable payment of interest due on the Loans; fifth, to the ratable payment of principal due on the Loans and, if an Event of Default exists, to be held by Agent as cash collateral for Letter of Credit Obligations, and, sixth, to the ratable payment of any Related Hedging Obligations, pro rata, and to the payment of the Banking Services Obligations, seventh, , at Agent's discretion, be held by Agent as cash collateral for other Liabilities, and eighth, to the payment of any other Secured Obligations. Application on account of the Liabilities constituting Loans shall be made by Agent (i) first to all Floating Rate Advances and (ii) only when no Floating Rate Advances are outstanding, to Eurodollar Advances; provided, however, prior to expiration of the Interest Period applicable thereto in lieu of applying amounts to Eurodollar Advances, Agent may in its discretion retain such balances as cash collateral for the Liabilities until applied to such Eurodollar Advances at the expiration of the Interest Period applicable thereto. Any payment received hereunder as a distribution in any proceeding referred to in Subsection 9.1(H) or (I) shall, unless paid with respect to amounts specifically owing to Agent or the Issuing Bank, be distributed and applied to the payment of the amounts due hereunder and under the Notes ratably in accordance with such amounts (or, if a court of competent jurisdiction shall otherwise specify, as specified by such court).

            2.8 Borrower's Loan Account. Agent shall maintain a loan account (the "Loan Account") on its internal data control systems in which shall be recorded (i) all loans and advances made by Agent or Lenders to Borrower or for Borrower's account pursuant to this Agreement, including without limitation all Letter of Credit Obligations, (ii) all payments made by Borrower or for Borrower's account on all such loans and advances and Letter of Credit Obligations, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all interest, Fees, Expenses, and other charges, expenses and fees. All entries in Borrower's Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrower will be credited, in accordance with Subsection 2.7 above, with all amounts received by or on behalf of Agent, Lenders or the Issuing Bank from Borrower or from others for Borrower's account, including, as set forth above, all amounts received by Agent as set forth in Subsection 2.7(B). In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to Agent's right to demand payment of any of the Liabilities upon its maturity. Further, Agent shall have no obligation whatsoever to perform in any respect any of Borrower's contracts or obligations relating to the Accounts. Borrower promises to pay to Agent and Lenders the amount reflected as owing by it under its Loan Account and all of its other obligations hereunder and under any of the other Financing Agreements as such amounts become due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) pursuant to the terms of this Agreement and the other Financing Agreements. Unless otherwise agreed in writing from time to time hereafter, all payments which Borrower is required to make to Lenders and Agent under this Agreement or under any of the other Financing Agreements shall be made by appropriate debits to Borrower's Loan Account. Agent may in its sole discretion elect to bill Borrower for such amounts in which case the amount shall be immediately due and payable with interest thereon as provided herein.

            2.9 Statements. All Loans, Advances and other financial accommodations to Borrower, and all other debits and credits provided for in this Agreement, may be evidenced by Agent in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Agent shall have rendered to Borrower written statements of account as provided herein, the balance in Borrower's Loan Account, as set forth on Agent's most recent printout, shall be rebuttably presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower. Not more than twenty (20) days after the last day of each calendar month, Agent shall render to Borrower a statement setting forth the balance of Borrower's Loan Account, including principal, interest, Expenses, Fees and any other expenses, fees and charges. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within sixty (60) days after receipt of any statement from Agent, Borrower shall deliver to Agent written objection thereto specifying the error or errors, if any, contained in such statement.

            2.10  Taxes.

            (A) Any and all payments by Borrower hereunder, under the Notes or in respect of the Letters of Credit which are made to or for the benefit of any Lender, the Issuing Bank or Agent shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) in the case of each such Lender, the Issuing Bank or Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) or capital and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, the Issuing Bank or Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each such Lender, the Issuing Bank and Agent, any Taxes that are in effect and that would apply to a payment to such Lender, the Issuing Bank or Agent, as applicable, as of the date of this Agreement, and (iii) if any Person acquires any interest in this Agreement, any Note or Letter of Credit Obligations pursuant to the provisions hereof, or Agent or any Lender changes the office in which any Loan is made, accounted for or booked (any such Person or Agent or such Lender in that event being referred to as a "Tax Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Note or in respect of any Letter of Credit Obligations to or for the benefit of any Lender, the Issuing Bank, Agent or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Subsection 2.10) such Lender, the Issuing Bank, Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions and (C) Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (B) In addition, Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (other than the Oklahoma Mortgage Registration Tax pursuant to 68 Oklahoma Stat. Sections 1901 et seq.) (i) from any payment made under any and all Financing Agreements, (ii) from the transfer of the rights of any Lender under any Financing Agreements to any transferee, or (iii) from the execution or delivery by Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Agent or Lenders of their rights under, any and all Financing Agreements (hereinafter referred to as "Other Taxes").

            (C) Borrower will indemnify each Lender, the Issuing Bank, Agent, and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, and (ii) Other Taxes, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date such Lender, the Issuing Bank, Agent or such Tax Transferee provides Borrower with a certificate, certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by such Lender, the Issuing Bank, Agent or such Tax Transferee in Good Faith to Borrower shall, absent manifest error, be final, conclusive and binding on all parties. The obligations of Borrower under this Subsection 2.10 shall survive payment of the Liabilities and termination of this Agreement.

            (D) Within 30 days after having received a receipt for payment of Covered Taxes or Other Taxes, Borrower will furnish to Agent, at its address referred to in Subsection 12.16, the original or a certified copy of a receipt evidencing payment thereof.

            (E) If a Tax Transferee that is organized under the laws of a jurisdiction outside of the U.S. acquires an interest in this Agreement or any Note or Letter of Credit Obligation, the transferor shall cause such Tax Transferee to agree that on or prior to the effective date of such acquisition, it will deliver to Borrower and Agent (i) two valid, duly completed copies of IRS Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of U.S. federal income tax or with such withholding imposed at a reduced rate other than the maximum rate otherwise required under the Internal Revenue Code (the "Reduced Rate"); and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from U.S. backup withholding tax. Each Tax Transferee that delivers to Borrower and Agent a Form W-8BEN or W-8ECI, and Form W-8 or W-9 and any other required form, pursuant to the next preceding sentence, further undertakes to deliver two further copies of the said Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of U.S. federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower and Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower and Agent, certifying (i) in the case of a Form W-8BEN or W-8ECI that such Tax Transferee is entitled to receive payments under this Agreement or the Notes payable to it without deduction or withholding of any U.S. federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises Borrower and Agent that it is not capable of receiving payments (a) without any deduction or withholding of U.S. federal income tax or (b) with such withholding at the Reduced Rate, as the case may be, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from U.S. backup withholding tax.

            (F) If the IRS or any other governmental authority of the U.S. or any other country or any political subdivision thereof asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to Agent under this Subsection 2.10, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for Agent, which attorneys may be employees of Agent).

            (G) If any Taxes for which Borrower would be required to make payment under this Subsection 2.10 are imposed, the applicable Lender, the Issuing Bank, Agent or Tax Transferee, as the case may be, shall use its reasonable efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not, in the sole opinion of such Lender, the Issuing Bank, Agent or Tax Transferee exercised in Good Faith be otherwise disadvantageous to such Lender, the Issuing Bank, Agent or Tax Transferee, as the case may be.

            (H) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Subsection 2.10 shall survive the payment in full of the Liabilities and termination of this Agreement.

            2.11 Affected Lenders. If Borrower is obligated to pay to any Lender any amount under Subsections 2.10, 2.15, 2.17 or 2.20(J) hereof, or if any Lender is a Defaulting Lender, Borrower may, if no Default or Event of Default then exists, replace such Lender with another lender acceptable to Agent, and such Lender hereby agrees to be so replaced subject to the following:

            (A) The obligations of Borrower hereunder to such Lender to be replaced (including such increased or additional costs incurred from the date of notice to Borrower of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

            (B) If such replacement is a result of increased costs under Subsections 2.10, 2.15, 2.17 or 2.20(J), the replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to Agent such documentation satisfactory to Agent pursuant to which such replacement lender is to become a party hereto, conforming to the provisions of Section 11 hereof, with a Revolving Credit Commitment equal to that of Lender being replaced and shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of Lender being replaced;

            (C)   Upon such execution of such documents referred to in clause
(B) and repayment of the amounts referred to in clause (A), the replacement lender shall be a "Lender" with a Revolving Credit Commitment as specified hereinabove and Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

            (D) Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Subsection 2.11, but at no time shall Agent be obligated to initiate any such replacement;

            (E) Any Lender replaced under this Subsection 2.11 shall be replaced at Borrower's sole cost and expense and at no cost or expense to Agent or any Lender; and

            (F) If Borrower proposes to replace any Lender pursuant to this Subsection 2.11 because Lender seeks reimbursement under either Subsections 2.10, 2.15, 2.17 or 2.20(J), then it must also replace any other Lender who seeks similar levels of reimbursement (as a percentage of such Lender's Revolving Credit Commitment) under such Subsections.

            2.12 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in the Letter of Credit Obligations in excess of its allocable share pursuant to Subsection 10.16, of payments on account of the Loans or Letter of Credit Obligations obtained by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Subsection 2.12 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Secured Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Proportionate Share. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

            2.13  Defaulting Lenders.

            (A) If any amount described in any of Subsections 2.4, 2.5 or 2.19(F) hereof is not made available to Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and Agent has made such amount available to Borrower or the Issuing Bank, as applicable, Agent shall be entitled to recover such amount on demand from such Defaulting Lender together with interest as hereinafter provided. If such Defaulting Lender does not pay such amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall immediately (but in no event later than five Business Days after such demand) pay such amount to Agent together with the amounts provided for in the immediately succeeding sentence. Agent shall also be entitled to recover from such Defaulting Lender and/or Borrower, as the case may be, (x) interest on such amount in respect of each day from the date such corresponding amount was made available by Agent to Borrower to the date such amount is recovered by Agent, at a rate per annum equal to either (i) if paid by such Defaulting Lender, the overnight Federal Funds Effective Rate or (ii) if paid by Borrower, the then applicable rate of interest, calculated in accordance with Subsection 2.20(A) hereof, plus (y) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its duty to fulfill its obligations hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by Borrower under clause (y) above on account of such Defaulting Lender's default.

            (B) The failure of any Lender to make the Loans to be made by it as part of any Advance or fund its participation in any drawing under a Letter of Credit shall not relieve any other Lender of its obligation, if any, hereunder to make its Loans on the date of such Advance or fund its participation in any drawing under any Letter of Credit, but no Lender shall be responsible for the failure of any other Lender to make its Loans to be made by such other Lender on the date of any Advance or to fund any Lender's participation in any drawing under a Letter of Credit.

            (C) Notwithstanding anything contained herein to the contrary, so long as any Lender is a Defaulting Lender or has rejected its Revolving Credit Commitment, Agent shall not be obligated to transfer to such Lender any payments made by Borrower to Agent for the benefit of such Lender; and, such Lender shall not be entitled to the sharing of any payments pursuant to Subsection 2.11. Amounts payable to such Lender under Subsection 2.11 shall instead be paid to Agent. Agent may hold and, in its discretion, re-lend to Borrower for the account of such Lender the amount of all such payments received by it for the account of such Lender. For purposes of voting or consenting to matters with respect to the Financing Agreements and determining Percentages, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Percentages shall be deemed to be zero (O) and each other Lender's Percentage shall be deemed to be increased pro rata based on its Percentages theretofore existing. This Subsection 2.13(C) shall remain effective with respect to such Lender until (x) the Liabilities under this Agreement shall have been declared or shall have become immediately due and payable or (y) the Required Lenders, Agent and Borrower shall have waived such Lender's default in writing. No Revolving Credit Commitment of any Lender shall be increased or otherwise affected, and performance by

Borrower shall not be excused, by the operation of this Subsection 2.13(C). Any payments of principal or interest which would, but for this Subsection 2.13, be paid to any Lender, shall be paid to Lenders who shall not be in default under their respective Revolving Credit Commitments and who shall not have rejected any Revolving Credit Commitment, for application to the Revolving Loans, or to provide cash collateral in such manner and order as shall be determined by Agent.

            2.14 Term of this Agreement. This Agreement shall be effective until the Termination Date (the period during which this Agreement is effective being the "Term") and shall terminate on the Termination Date; provided, however, that the Required Lenders shall retain the right to terminate this Agreement at any time upon the occurrence and during the continuance of a Default; and further provided, however, that (i) all of Agent's and each Lender's rights and remedies under this Agreement and the other Financing Agreements and (ii) all of Agent's and each Lender's security interests shall survive such termination until all of the Liabilities have been fully paid and satisfied and all Letters of Credit have expired, been canceled or terminated. Upon the effective date of termination of this Agreement (including without limitation any termination pursuant to Subsection 2.20(E)), all of the Liabilities shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all of the Liabilities shall have been fully paid, performed and satisfied, all financing arrangements between Borrower and Agent and Lenders shall have been terminated and all Letters of Credit shall have expired, been cancelled or terminated, all of Agent's and each Lender's rights and remedies under this Agreement and the other Financing Agreements shall survive, Agent shall be entitled to retain its security interest in and to all existing and future Collateral, and Borrower shall continue to remit collections of Accounts and proceeds as provided herein.

            2.15  Additional Costs, Etc. With Respect to Eurodollar Advances.

            (A) If, in the reasonable determination of any Lender, any applicable "law," which expression, as used in this Section 2, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any Governmental Authority or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to such Lender or any Lending Affiliate by any central bank or other fiscal, monetary or other authority (whether or not having the force of law) adopted or becoming effective, or any change in the interpretation or administration thereof, or compliance by such Lender or any Lending Affiliate maintaining any Eurodollar Advance, in each case after the date hereof, shall :

            (i) subject such Lender or any Lending Affiliate to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to Eurodollar Advances (other than taxes imposed on or measured by the overall net income of such Lender), or

            (ii) change the taxation of payments to such Lender or any Lending Affiliate of principal or interest on or any other amount relating to any Eurodollar Advances (other than taxes imposed on or measured by the overall net income of such Lender), or

            (iii) impose or increase or render applicable any special deposit, assessment, insurance charge, reserve or liquidity or other similar requirement (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by such Lender or any Lending Affiliate, or

            (iv) impose on such Lender or any Lending Affiliate any other conditions or requirements with respect to Eurodollar Advances, and the result of any of the foregoing is:

                        (I) to increase the cost to such Lender of making, funding or maintaining its Eurodollar Advances, or

                        (II) to reduce the amount of principal, interest or other amount payable to such Lender hereunder on account of Eurodollar Advances, or

                        (III) to require such Lender to make any payment or to
            forego any interest or other sum payable under this Agreement,

then, and in each such case, Borrower will, upon demand made by such Lender at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum. The foregoing shall not be deemed to apply to any change in the Reserve Requirement applied in the calculation of the Eurodollar Rate.

            (B) Neither Agent nor any Lender shall in any event be responsible to Borrower in any way if Agent is not able for any reason beyond its control to quote a Eurodollar Rate with respect to any proposed Interest Period. If, on any proposed date of determination of a Eurodollar Rate, Agent shall determine (which determination shall be conclusive and binding on Borrower) that it is unable to determine the Eurodollar Rate with respect to any proposed Interest Period, Agent shall promptly notify Borrower and Lenders of such determination. In such event, any then pending notice by Borrower requesting the making of a Eurodollar Advance, or conversion of any Floating Rate Advance to a Eurodollar Advance, or continuation of any Eurodollar Advance shall be deemed and shall constitute a request for the making of a Floating Rate Advance or a conversion to a Floating Rate Advance, as the case may be.

            (C) If Agent determines that either maintenance of a Eurodollar Advance would violate any applicable law, or that deposits of a type and maturity appropriate to match fund any Eurodollar Advance does not accurately reflect the cost of making or maintaining such a Eurodollar Advance, then Agent shall suspend the availability of Eurodollar Advances so long as any such condition exists, and all affected Eurodollar Advances outstanding shall be immediately repaid upon notice to Borrower from Agent to do so; provided, however, that if otherwise permitted under this Agreement Borrower may reborrow, as a Floating Rate Advance, an amount equal to the principal amount of all such affected Eurodollar Advances so repaid.

            2.16 Indemnification for Losses. Without limiting any of the other provisions of this Agreement, Borrower will, on demand by any Lender, at any time and from time to time and as often as the occasion therefor may arise, indemnify each Lender against any losses, costs or expenses which such Lender may at any time or from time to time sustain or incur with respect to Eurodollar Advances as a consequence of:

            (A) the failure by Borrower to borrow or continue any Eurodollar Advance on the date of borrowing, conversion or continuation designated by Borrower, or

            (B) the failure by Borrower to pay, punctually on the due date thereof, any amount payable by Borrower under this Agreement, or

            (C) the accelerated payment of Borrower's obligations under this Agreement as a result of a Default, or

            (D) any voluntary repayment or prepayment of any principal of any Eurodollar Advance on a date other than the last day of the Interest Period relating to the principal so repaid or prepaid or so converted.

            Such losses, costs or expenses will include, but will not be limited to, the reimbursement for any loss or cost, including any loss, expense or cost in liquidating or employing deposits acquired to fund any affected Eurodollar Advance.

            2.17 Capital Adequacy. If, after the date hereof, either (A) the introduction of or any change in or in the interpretation of any law or (B) compliance by any Lender or any Lending Affiliate with any guideline or request from any central bank or Governmental Authority (whether or not having the force of law) (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or any of its Lending Affiliates and the respective Lender reasonably determines that the amount of such capital is increased by or based upon the existence of the Eurodollar Advances then, upon demand by such Lender, Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of Eurodollar Advances or (ii) has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any Person controlling such Lender as a consequence of, as determined by Lender in its sole discretion and in Good Faith, the existence of such Lender's commitments or obligations under this Agreement or any of the other Financing Agreements, then, upon demand by such Lender, Borrower immediately shall pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate such Lender in light of such circumstances. The obligations of Borrower under this Subsection
2.17 shall survive payment of the Liabilities and termination of this Agreement.

            2.18 Certificate. A certificate signed by an officer of a Lender, setting forth any additional amount required to be paid by Borrower to Lender under any provision of Subsections 2.15 through 2.17 and the computations made by such Lender to determine such additional amount, shall be submitted by such Lender to Borrower in connection with each demand made at any time by such Lender upon Borrower under any of such provisions. Such certificate, in the absence of manifest error, shall be conclusive as to the additional amount owed.

            2.19  Letters of Credit.

            (A) Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement (including, without limitation, the conditions precedent set forth in Subsections 4.1 and 4.2) on and after the Closing Date and to and excluding the Termination Date, Agent shall request the Issuing Bank to issue, and the Issuing Bank shall issue, standby Letters of Credit hereunder at the request of Borrower and for its account, as more specifically described below; provided, however, that Agent shall not be obligated to request the Issuing Bank to issue, and the Issuing Bank shall not be obligated to issue, any Letter of Credit for the account of Borrower if at the time of such requested issuance (i) the face amount of such requested Letter of Credit, when added to the aggregate outstanding principal amount of the Revolving Loans and all Letter of Credit Obligations then outstanding would cause the sum of the Revolving Loans and Letter of Credit Obligations to exceed (a) the Total Revolving Commitments then in effect or (b) the Current Asset Base then in effect; (ii) the face amount of such Letter of Credit when added to the Letter of Credit Obligations then outstanding, would exceed $2,000,000; or (iii) any order, judgment or decree of any Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of Letters of Credit in particular or shall impose upon the Issuing Bank with respect to any Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) or any unreimbursed loss, cost or expense which was not in effect as of the date of this Agreement and which the Issuing Bank in Good Faith deems material to it. In addition, Lenders hereby ratify and approve Bank One's execution of the Reimbursement Agreement and the Participation Agreement.

            (B) Terms of Letters of Credit. Each Letter of Credit shall be in a form and substance acceptable to Agent and the Issuing Bank. Borrower shall execute the Issuing Bank's standard form of application and reimbursement agreement for each Letter of Credit. In no event may the term of any Letter of Credit issued hereunder exceed twelve (12) months or such greater period as may be acceptable to the Issuing Bank in its sole discretion, and all Letters of Credit issued hereunder shall expire no later than the date that is five (5) Business Days prior to the last day of the Term. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall expire no later than the date that is five (5) Business Days prior to the last day of the Term. Notwithstanding the foregoing, the PEDFA Letter of Credit shall be in the form and for the term issued by the PEDFA L/C Bank, and contain the terms set forth therein, and Borrower has entered into the Reimbursement Agreement with respect thereto.

            (C) Lenders' Participation. Immediately upon issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Subsection 2.19(A), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Revolving Proportionate Share in the liability with respect to such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto. Each Lender shall, by their execution of this Agreement, be deemed to have irrevocably and unconditionally purchased and received from Bank One, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Revolving Proportionate Share in the liability, obligations and rights of Bank One under the Participation Agreement, the Reimbursement Agreement (including, without limitation, all obligations of Borrower with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto.

            (D) Notice of Issuance. Whenever Borrower desires the issuance of a Letter of Credit, Borrower shall give Agent a fully completed and duly executed letter of credit application and agreement in such form as the Issuing Bank and Agent may require and in accordance with the Issuing Bank's customary practices for letters of credit of the type requested (a "Letter of Credit Request") no later than 12:00 noon Chicago time at least four (4) Business Days in advance of the proposed date of issuance of any Letter of Credit (or, in each case, such shorter period as may be agreed to by the Issuing Bank). The transmittal by Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of Subsection 2.19(A). No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second business day (under the laws of the jurisdiction of the Issuing Bank) after the date on which such draft is presented, together with all documents and/or certificates required to be presented in connection therewith under the terms of the applicable Letter of Credit. A Letter of Credit Request may be given to Agent telephonically and, if requested by Agent, with prompt confirmation in writing. The foregoing provisions of this Subsection 2.19(D) shall not apply to the PEDFA Letter of Credit.

            (E) Payment of Amounts Drawn Under Letters of Credit. In the event of any drawing under any Letter of Credit (other than the PEDFA Letter of Credit) by the beneficiary thereof, the Issuing Bank shall notify Agent, which shall notify Borrower of such draw, not later than 12:00 Noon, Chicago time, on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. Borrower shall give notice to be received by Agent and the Issuing Bank not later than 2:00 P.M., Chicago time, on such Business Day if it intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans. Such notice from Borrower shall be irrevocable and, if given, Borrower shall reimburse the Issuing Bank not later than the close of business Chicago time on the day on which such drawing is honored in an amount in immediately available funds equal to the amount of such drawing. If Agent shall not have timely received such notice and in the case of all payments under the Participation Agreement (i) Borrower shall be deemed to have timely given a Notice of Borrowing to Agent to make a Floating Rate Advance on the date on which such drawing is honored or payment made in an amount equal to the amount of such drawing or payment, as the case may be, and
(ii) subject to satisfaction or waiver of the conditions specified in Section 2 hereof and the other terms and conditions of Advances contained herein, Lenders shall, on the date of such drawing or payment, as the case may be, make Revolving Loans in the amount of such drawing or payment, as the case may be, the proceeds of which shall be applied directly by Agent to reimburse the Issuing Bank for the amount of such drawing or payment, as the case may be. If for any reason, proceeds of such Revolving Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing or payment, Borrower shall be obligated to and shall reimburse the Issuing Bank, on the business day (under the laws of the jurisdiction of the Issuing Bank) immediately following the date of such drawing or payment, in an amount in immediately available funds equal to the excess of the amount of such drawing or payment over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Subsection 2.20(A) hereof for Floating Rate Advances on the Revolving Loans.

            (F) Payment by Lenders. In the event that Borrower does not reimburse the Issuing Bank for the full amount of any drawing or any payment under the Participation Agreement pursuant to Subsection 2.19(E), unless Agent shall elect to make a Revolving Loan in accordance with Subsection 2.5(B), Agent shall promptly notify each Lender of the unreimbursed amount of such drawing or such payment under the Participation Agreement and of such Lender's respective participation therein. Unless Agent shall have so elected, each Lender shall make available to Agent for the benefit of the Issuing Bank an amount equal to such Lender's respective participation in immediately available funds, not later than 2:00 P.M. Chicago time on the business day (under the laws of the jurisdiction of the Issuing Bank) after the date notified by Agent. In addition, in the event that any Lender fails to make available to Agent the amount of any such Lender's participation in such Letter of Credit Obligations as provided in this Subsection 2.19(F), Agent may, but shall not be obligated to, fund the amount of such Defaulting Lender's participation in such Letter of Credit and recover such amount on demand from such Defaulting Lender in accordance with Subsection 2.13(A). In the event that any Lender fails to make available to Agent the amount of such Lender's participation in such Letter of Credit as provided in this Subsection 2.19(F), and Agent does not elect to fund to the Issuing Bank such Defaulting Lender's participation in such Letter of Credit as provided in the immediately preceding sentence, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for the first three Business Days while such amount remains unpaid and thereafter at the Floating Rate. Agent shall distribute to each Lender which has paid all amounts payable by it under this Subsection 2.19(F) with respect to any Letter of Credit issued by the Issuing Bank such Lender's Revolving Proportionate Share of all payments subsequently received by Agent from Borrower in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit or payments made by Bank One under the Participation Agreement when such reimbursement payments are received from Borrower.

            (G) Obligations Absolute. The obligations of Lenders under Subsection 2.19(F) hereof shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, provided, however, that Lenders shall have no obligation under Subsection 2.19(F) in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit.

            2.20  Interest, Fees and Expenses.

            (A) Borrower shall pay to Agent for the account of Lenders interest on the outstanding principal balance of the Loans, other than the outstanding principal amount of Eurodollar Advances, at a per annum rate equal to (i) the Floating Rate plus the Applicable Margin for Floating Rate Advances as to the Revolving Loans, in the case of the Revolving Loans, and (ii) Floating Rate plus the Applicable Margin for Floating Rate Advances as to the

Term Loans, in the case of the Term Loans. Borrower shall pay to Agent for the account of Lenders interest on the outstanding balance of all other Liabilities (other than the Loans) at the rate applicable to Floating Rate Advances comprising the Revolving Loans. Borrower shall pay to Agent for the account of Lenders interest on the outstanding principal balance of each Eurodollar Advance at a per annum rate equal (i) the Eurodollar Rate for such Eurodollar Advance plus the Applicable Margin for Eurodollar Advances as to the Revolving Loans, if such Eurodollar Advance comprises as part of the Revolving Loans, and (ii) Eurodollar Rate for such Eurodollar Advance plus the Applicable Margin for Eurodollar Advances as to the Term Loans, if such Eurodollar Advance comprises as part of the Term Loans, it being expressly understood and agreed that interest shall be computed by charging for the first day in each Interest Period but not for the last day in such Interest Period. Interest shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date. All interest and fees provided for hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence of a Default and during the continuance thereof, Borrower shall pay to Agent for the account of Lenders interest from the date of such Default (or, in the event of a Default other than as described in Subsections 9.1(A), (H) or
(I) of this Agreement, from the date of notice to such effect to Borrower from Agent) at a rate (the "Post-Default Rate") equal to the rate set forth above for each of the Liabilities (or, if higher, the from time to time Floating Rate) plus two percent (2.00%) per annum on the outstanding principal balance of all of the Liabilities and such interest shall be payable as provided above or, if sooner, on demand.

            (B) Unused Commitment Fee. Borrower shall pay to Agent for the account of each Lender, in accordance with such Lender's Revolving Proportionate Share, an unused commitment fee (the "Unused Commitment Fee") on the average daily unused portion of each Lender's Revolving Credit Commitment for each calendar month (or portion thereof) after the Closing Date at a per annum rate equal to (a) 0.375%, if the average daily sum of the Revolving Loans and the Letter of Credit Obligations for such calendar month is less than 50% of the Total Revolving Commitments, or (b) 0.25%, if the average daily sum of the Revolving Loans and the Letter of Credit Obligations for such calendar month is greater than or equal to 50% of the Total Revolving Commitments. The Unused Commitment Fee shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date, and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

            (C) Commitment Reduction Fee. In the event of any partial or full reduction or termination in the Total Revolving Commitments, Borrower shall pay to Agent for the account of each Lender, in accordance with such Lender's Revolving Proportionate Share, in addition to any other amounts required to be paid under this Agreement, a commitment reduction fee ("Commitment Reduction Fee") equal to the following percentage of such reduction, such fee to be due and payable on the effective date of such reduction:

                        Period                                  Percentage
                        ------                                  ----------
If reduced prior to the first anniversary of the Closing Date      1.50%

If reduced on or after the first anniversary of the Closing
Date but prior to the second anniversary of the Closing Date       0.75%

            (D) Maximum Lawful Rate. This Agreement and the Revolving Notes are hereby limited by this Subsection 2.20(D). In no contingency, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Agent or any Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or any Lender in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Agent or any Lender shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Liabilities and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of Liabilities, such excess shall be refunded to Borrower.

            (E) Early Termination Charge. Subject to the provisions contained in Subsection 2.14, Borrower may terminate this Agreement at any time other than at the end of the Term upon the payment by Borrower to Agent for the account of each Lender, in accordance with such Lender's Proportionate Share, in addition to payment of the then outstanding principal and accrued interest and payment and performance of all other Liabilities (including without limitation any fees due under Section 2 hereof and any other fees owed to Agent or Lenders), of a termination charge (the "Termination Charge") in an amount equal to the following percentage of the Maximum Facility Amount minus the amount of any reduction in the Total Revolving Commitments on which Borrower has paid a Commitment Reduction Fee:

                        Period                                  Percentage
                        ------                                  ----------
If terminated prior to the first anniversary of the
Closing Date                                                       1.50%

If terminated on or after the first anniversary of the
Closing Date but prior to the second anniversary of
the Closing Date                                                   0.75%

            (F) Reimbursement of Expenses. From and after the Closing Date, Borrower shall promptly reimburse Agent for all reasonable Expenses of Agent as the same are incurred by Agent and upon receipt of invoices therefor and, if requested by Borrower, such reasonable backup materials and information as Borrower shall reasonably request.

            (G)   Letter of Credit Fees.

            (i) Agent, for the ratable benefit of Lenders, shall be entitled to charge to the account of Borrower on the last day of each month, a fee (the "L/C Fee"), in an amount equal to the Applicable L/C Fee Rate per annum of the average daily outstanding Letter of Credit Obligations (including without limitation the outstanding amount of the PEDFA Letter of Credit before giving effect to any reductions therein which are subject to reinstatement) for each calendar month (or portion thereof) after the Closing Date, payable on each Payment Date, commencing with the first such date to occur after the Closing Date. Notwithstanding the foregoing, following the occurrence and during the continuance of a Default (or, in the event of a Default other than as described in Subsections 9.1(A), (H) or (I) of this Agreement, from the date of notice to such effect to Borrower from Agent) the L/C Fee shall be payable at a rate equal to the rate at which the L/C Fees are charged pursuant to the immediately preceding sentence, plus two percent (2.00%) per annum and shall be payable as provided above or, if sooner, on demand. Borrower shall pay Issuing Bank a fee in an amount equal to one-eighth percent (0.125%) (the "Fronting Fee") per annum of the average daily outstanding Letter of Credit Obligations for each calendar month (or portion thereof) after the Closing Date, payable on each Payment Date, commencing with the first such date to occur after the Closing Date. The L/C Fee and the Fronting Fee shall be computed on the basis of a 360-day year for actual days elapsed.

            (ii) Borrower shall pay the Issuing Bank all of the Issuing Bank's customary charges for out-of-pocket and administrative expenses upon the issuance of any Letter of Credit and for any other out-of-pocket costs, fees and expenses incurred by the Issuing Bank in connection with the application for, issuance of, draws or payments under, or amendment to any Letter of Credit. Agent shall be entitled to charge to the account of Borrower therefor, together with, as and when incurred by Agent or any Lender, any other charges, fees, costs and expenses charged to Agent or any Lender for Borrower's account by the Issuing Bank (other than any fees charged to Agent or any Lender which would be duplicative of the L/C Fee paid to Agent for the benefit of Lenders) (collectively, including the Fronting Fee and amounts described in the first sentence of this Subsection 2.20(G)(ii), the "Issuing Bank Fees") in connection with the issuance of any Letters of Credit by the Issuing Bank. Each determination by Agent of L/C Fees, Issuing Bank Fees and other fees under this Subsection 2.20(G) shall be conclusive and binding for all purposes, absent manifest error.

            (H) Additional Fees. In addition, (i) Borrower shall pay to Agent on the Closing Date, for the account of each Person party to a Fee Letter, the fees required to be paid in each such Fee Letter, and (ii) Borrower shall pay to each of Agent and Arranger on the Closing Date and thereafter as provided therein, for their own respective benefit, the fees required to be paid in the Agent and Arranger Fee Letter.

            (I) Authorization to Charge Loan Account. Borrower hereby authorizes Agent to charge Borrower's Loan Account with the amount of all Fees, Expenses and other payments to be paid hereunder, under the Agent and Arranger Fee Letter, under each Fee Letter and under the other Financing Agreements as and when such payments become due. Borrower confirms that any charges which Agent may so make to Borrower's Loan Account as herein provided will be made as an accommodation to Borrower and solely at Agent's discretion. Agent may in its sole discretion elect to bill Borrower for such amounts in which case such amounts shall be immediately due and payable with interest as provided herein.

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

            (J) Indemnification in Certain Events. If after the date of this Agreement, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Agent, any Lender, the Issuing Bank or any Lending Affiliate or (ii) Agent, any Lender, the Issuing Bank or any Lending Affiliate complies with any future guideline or request from any central bank or other Governmental Authority or (iii) Agent, any Lender, the Issuing Bank or any Lending Affiliate determines that the adoption after the date of this Agreement of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date of this Agreement, or any change after the date of this Agreement in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or Agent, any Lender, the Issuing Bank or any Lending Affiliate complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Agent's, any Lender's, the Issuing Bank's or any Lending Affiliate's capital as a consequence of its obligations hereunder to a level below that which Agent, such Lender, the Issuing Bank, or any Lending Affiliate could have achieved but for such adoption, change or compliance (taking into consideration Agent's, such Lender's, the Issuing Bank's or the Lending Affiliate's policies as the case may be with respect to capital adequacy) by an amount deemed by Agent, such Lender, the Issuing Bank or the Lending Affiliate to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to Agent, the Issuing Bank, any Lender or any Lending Affiliate of (A) funding or maintaining any of the Total Revolving Commitments, or (B) issuing, making or maintaining any Letter of Credit, or entering into the Participation Agreement or the Reimbursement Agreement or with respect to or in connection with obligations thereunder, or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by Agent, the Issuing Bank, any Lender or any Lending Affiliate, then Borrower shall upon demand by Agent, pay to Agent, for the account of Agent, each applicable Lender or, as applicable, the Issuing Bank or Lending Affiliate, additional amounts sufficient to indemnify Agent, Lenders, the Issuing Bank or the Lending Affiliate against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to Borrower by Agent, or the applicable Lender, Issuing Bank or Lending Affiliate, and shall be conclusive absent manifest error. The obligations of Borrower under this Subsection 2.20(J) shall survive payment of the Liabilities and termination of this Agreement.

            (K) Audit Fees. Borrower shall pay to Agent, on the last day of each calendar month during which an audit, inventory analysis or other business analysis is performed by or for the benefit of Agent, or, if earlier, upon the completion of such audit or analysis, an audit fee in an amount equal to $850 per day for each Person employed to perform such audit or analysis, which Person may be an employee of Agent or an independent contractor; plus all reasonable out-of-pocket costs or expenses incurred by Agent in the performance of such audit or analysis; provided that Borrower shall not be obligated to reimburse Agent for more than four (4) such audits per calendar year per location of Borrower, except that such provision shall not apply to audits performed at any time when a Default or Event of Default has occurred.

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

            3.    REPORTING AND ELIGIBILITY REQUIREMENTS.

            3.1   Monthly Reports and Intra-Monthly Reports.

            (A) Monthly Reports. Borrower shall submit to Agent, not later than the twentieth (20th) day of each fiscal month, a monthly report (the "Monthly Report"), accompanied by a certificate in the form attached hereto as Exhibit F, which shall be signed by an Authorized Officer. The Monthly Report shall include, as of the last Business Day of the preceding fiscal month:

            (i) an aged trial balance of Borrower's Accounts ("Accounts Trial Balance") prepared in a manner reasonably acceptable to Agent and separately identifying each Account Debtor on a bill-and-hold basis;

            (ii) a schedule of Inventory owned by Borrower and in Borrower's possession or otherwise, by location, valued at the lesser of cost, determined on an average-cost basis, or market, and adjusted for such reserves as Agent has previously indicated to Borrower are deemed by Agent to be appropriate in its sole determination made in Good Faith;

            (iii) an aged trial balance of Borrower's accounts payable prepared in a manner reasonably acceptable to Agent and showing the name of each party to whom a payable is due and the amounts, including an aging thereof, in such form as Agent may reasonably request;

            (iv) a reconciliation of Borrower's Accounts and Inventory between the amount shown on Borrower's books and Borrower's collateral reports delivered to Agent;

            (v) the outstanding principal balance of the Liabilities (other than the Term Loan and Borrower's reimbursement obligations with respect to then outstanding Letters of Credit) and the aggregate undrawn face amount of all Letters of Credit outstanding;

            (vi) a statement that there exists no Default or Event of Default, or, if any Default or Event of Default exists, a specific description of the nature and the period of existence thereof and the action Borrower has taken and proposes to take with respect thereto;

            (vii) a statement that no Equipment has been sold, damaged, destroyed, abandoned, become obsolete or has otherwise diminished in value (except for (a) ordinary depreciation and wear and tear and (b) damage to, or the destruction, retirement or sale of, Equipment to the extent permitted to be made without Lenders' consent pursuant to Subsection 8.15 hereof), since the later of the date of the last Monthly Report or the schedule of Equipment most recently delivered to Agent by Borrower or, if any such events have occurred, describing the same with such specificity as is satisfactory to Agent; and

            (viii) such other information as Agent shall reasonably require.

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

            (B)   Collateral Reports.

            In addition, Borrower shall provide Agent with a written report (the "Collateral Report") within two (2) Business Days of the end of each week substantially in the form attached hereto as Exhibit G, describing or including, in a form and with such specificity as is reasonably satisfactory to Agent:

            (i) all Eligible Accounts created or acquired by Borrower subsequent to the immediately preceding Collateral Report and specifically identifying those Accounts and Account Debtors on a bill-and-hold basis and describing agreements of Borrower with such Account Debtors (using, for purposes of determining whether an Account is an Eligible Account, the criteria set forth in Subsection 3.2 hereof and such other criteria as Agent has previously indicated to Borrower are deemed by Agent to be appropriate in its sole determination made in Good Faith); together with copies of any other reports or information, in a form and with such specificity as is reasonably satisfactory to Agent, concerning Accounts included, described or referred to in the Collateral Reports and any other documents in connection therewith requested by Agent, including, without limitation, but only if specifically requested by Agent, copies of all invoices and bills of lading prepared in connection with such Accounts;

            (ii) if requested by Agent, information in connection with (a) any Account which has ceased to be an Eligible Account since the most recent Collateral Report and (b) any other Account with respect to which any setoff, counterclaim or dispute has been asserted by any Account Debtor or any allegation of delayed performance or nonperformance has been made by any Account Debtor accompanied by a statement of any modification, adjustment or compromise with respect to any such Account which affects the amount due or the time when payment of such Account is to be made;

            (iii) information on all amounts collected by Borrower on Accounts subsequent to the immediately preceding Collateral Report;

            (iv)  a calculation of Borrower's Current Asset Base;

            (v)   information on all material claims against Borrower; and

            (vi) such additional information as Agent shall reasonably require, including, if requested by Agent, an itemized statement of the amount of Third Party Goods.

Borrower shall furnish each Lender with a copy of each Collateral Report, but without exhibits.

            3.2 Eligible Accounts. Agent shall have the sole right, in its discretion exercised in Good Faith, to determine which Accounts are eligible (the "Eligible Accounts"). Without limiting Agent's discretion, the following Accounts shall not be Eligible Accounts: (i) Accounts which remain unpaid (X) ninety (90) days after the original date of the applicable invoice, provided that this clause (X) shall only apply to Accounts which are initially provided to be due in 59 or fewer days from the date of invoice, and (Y) the earlier of
(I) one hundred and twenty (120) days after the original date of the applicable invoice or (II) thirty-one (31) days after the original date on which any such Account was due and payable, provided that this clause

(Y) shall only apply to Accounts which are initially provided to be due by their terms in 60 or more days from the date of invoice; (ii) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if twenty-five percent (25%) or more of the aggregate balance owing by such Account Debtor to Borrower are not Eligible Accounts as a result of the application of the provisions of the preceding clause (i); (iii) Accounts with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of Borrower; (iv) Accounts with respect to which the Account Debtor is the U.S. or any department, agency or instrumentality thereof, unless with respect to any such Account, Borrower has complied to Agent's satisfaction with the provisions of the Federal Assignment of Claims Act of 1940, including, without limitation, executing and delivering to Agent all statements of assignment and/or notification which are in form and substance acceptable to Agent and which are deemed necessary by Agent to effectuate the assignment to Agent of such Accounts; (v) Accounts with respect to which the Account Debtor is not a resident of the U.S. or the provinces of Canada that, on the date hereof, have adopted the Personal Property Security Act, unless the Account Debtor has supplied Borrower with an irrevocable letter of credit, issued by a financial institution satisfactory to Agent, sufficient to cover such Account and in form and substance satisfactory to Agent, or unless Agent shall otherwise consent to the inclusion of such Account as an Eligible Account; (vi) Accounts with respect to which the Account Debtor has asserted a counterclaim or has a right of setoff; (vii) Accounts for which the prospect of payment or performance by the Account Debtor is or may be impaired as determined by Agent in its sole discretion exercised in Good Faith; (viii) Accounts with respect to which Agent does not have a first and valid fully perfected security interest; (ix) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (x) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold (except to the extent the provisions of Subsection 3.13 are fully complied with, but only to the extent that the aggregate amount of Accounts arising from sales on a bill-and-hold basis does not at any time exceed $500,000, or such greater amount to which Agent may consent in its sole discretion), guaranteed sale, sale-or-return, sale on approval or consignment basis; (xi) Accounts to the extent that the Account Debtor's indebtedness to Borrower exceeds a credit limit determined by Agent in Agent's sole discretion exercised in Good Faith; (xii) Accounts with respect to which the Account Debtor is located in Indiana, Minnesota, New Jersey or Tennessee unless at the time the Account was created Borrower (A) was qualified to do business in such state as a foreign corporation and is in good standing as a foreign corporation in each such state or (B) has filed a notice of business activities report or comparable required report with the appropriate state authorities of such state. In the event that a previously scheduled Eligible Account ceases to be an Eligible Account under the above described criteria, Borrower shall notify Agent thereof immediately after Borrower has obtained knowledge thereof.

            3.3 Account Warranties. With respect to Accounts scheduled, listed or referred to on Borrower's initial Accounts Trial Balance or on any subsequent Accounts Trial Balance, Borrower warrants and represents to Agent and Lenders that: (i) they are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions the performance of which has been completed by Borrower in accordance with the terms and provisions contained in the documents delivered to Agent and

Lenders with respect thereto; (iii) the amounts shown on the respective Accounts Trial Balance, Borrower's books and records and all invoices and statements which may be delivered to Agent with respect thereto are actually and absolutely owing to Borrower and are not in any way contingent; (iv) no payments have been or shall be made thereon except payments immediately delivered to Agent pursuant to this Agreement; (v) to the best of Borrower's knowledge, there are no setoffs, counterclaims or disputes and Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment;
(vi) to the best of Borrower's knowledge, there are no facts, events or occurrences known to Borrower which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the Accounts Trial Balance, Borrower's books and records and all invoices and statements delivered to Agent with respect thereto; (vii) to Borrower's knowledge, all Account Debtors have the capacity to contract and are solvent;
(viii) the services furnished and/or goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Agent and except as specifically permitted below; (ix) Borrower has no knowledge of any fact or circumstance which would tend to impair the validity or collectibility thereof; and (x) to Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition. Borrower agrees to notify Agent with respect to any Accounts scheduled on Borrower's Account Trial Balance with respect to which the warranties in this Subsection 3.3 are not true.

            3.4 Verification of Accounts. Agent shall have the right, at any time or times hereafter, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

            3.5 Account Covenants. Borrower shall promptly upon Borrower's learning thereof: (i) inform Agent in writing of any material delay in Borrower's performance of any of its obligations to any Account Debtor or of any assertion of any claims, setoff or counterclaims by any Account Debtor (provided, however, that Borrower shall not be deemed to be in breach of this clause (i) unless the aggregate amount of Accounts as to which Borrower has failed to inform Agent as required above exceeds $100,000); (ii) furnish to and inform Agent of all material adverse information of which Borrower obtains knowledge relating to the financial condition of any Person who is then an Account Debtor as to open Accounts with a face amount, in the aggregate, in excess of $100,000; and (iii) notify Agent in writing if any of its then existing Accounts previously scheduled to Agent with respect to which Agent or any Lender has made an advance are no longer Eligible Accounts.

            3.6 Collection of Accounts and Payments. Borrower shall establish lock box accounts ("Lock Box Accounts") in, and blocked accounts (the "Blocked Accounts") with, Bank One or such banks as are acceptable to Agent (collectively, the "Collecting Banks") to which all Account Debtors shall directly remit all payments on Accounts and in which Borrower will immediately deposit all cash and other payments made for Inventory and other payments constituting proceeds of its Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Agent, that the Collecting Banks have no right to setoff against the Blocked

Accounts and that the Collecting Banks will transfer (i) by wire transfer of immediately available funds, (ii) by acceptance of an Automated Clearing House ("ACH") debit or (iii) by any other method of transfer of immediately available funds in a manner satisfactory to Agent, funds deposited into the Blocked Accounts to Agent on a daily basis or, in the case of ACH debits, as presented for acceptance. Borrower hereby agrees that all payments made to its respective Lock Box Accounts, the Blocked Accounts or otherwise received by the Collecting Banks or Agent, whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Agent and will be applied on account of Borrower's Liabilities as follows: (i) when collected, for collection of checks and other instruments (including automatic clearing house electronic funds transfers and depository transfer checks) received by Agent at its offices in Chicago, Illinois, Agent will credit (conditional upon final collection) all such payments to Borrower's Loan Account and (ii) all cash payments received by Agent at its offices in Chicago, Illinois, including, without limitation, payments made by wire transfer of immediately available funds received by Agent in time for posting to the account of Agent on the date received, will be credited to Borrower's Loan Account immediately upon receipt. Application on account of the Liabilities constituting the Term Loan or the Revolving Loan shall be made by Agent (i) first to all Floating Rate Advances and (ii) only when no Floating Rate Advances are outstanding to Eurodollar Advances; provided, however, in lieu of applying amounts to Eurodollar Advances, Agent may in its discretion release the available balances in Borrower's Blocked Account to Borrower or if deemed necessary by Agent retain such balances as cash collateral for the Liabilities. Borrower and all of its Affiliates, Subsidiaries, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Borrower shall, acting as trustee for Agent, receive, as the sole and exclusive property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Borrower's Accounts or the other Collateral which come into the possession or under the control of Borrower or any of its Affiliates, Subsidiaries, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Borrower and immediately upon receipt thereof, Borrower shall remit the same or cause the same to be remitted, in kind, to Agent, at Agent's address set forth below. Borrower agrees to pay to Agent any and all reasonable fees, costs and expenses which Agent incurs in connection with opening and maintaining Borrower's Lock Box Accounts and Blocked Accounts and depositing for collection by Agent any check or item of payment received and/or delivered to any Collecting Bank or Agent, respectively, on account of the Liabilities and Borrower further agrees to reimburse Agent for (i) any claims asserted by the Collecting Banks in connection with Borrower's Lock Box Accounts and Blocked Accounts or any returned or uncollected checks received by the Collecting Banks and (ii) any amounts paid to any Collecting Bank arising out of Agent's indemnification of such Collecting Bank against damages incurred by the Collecting Bank in the operation of Borrower's Lock Box Accounts and Blocked Accounts.

            3.7 Appointment of Agent as Borrower's Attorney-in-Fact. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all persons designated by Agent) as Borrower's true and lawful attorney-in-fact, and authorizes Agent, in Borrower's or Agent's name, at any time and from time to time to: (i) demand payment of Borrower's Accounts; (ii) enforce payment of such Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Account;
(iv) sell or assign any of Borrower's Accounts upon such terms, for such amount and at such time or times as Agent deems advisable; (v) settle, adjust, compromise, extend or renew any of Borrower's Accounts; (vi) discharge and release any of Borrower's Accounts; (vii) take

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

control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor of Borrower; (ix) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in Agent's account for application by Agent to such Liabilities; (x) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any of Borrower's Accounts or any goods pertaining thereto; (xi) sign Borrower's name on any verification of its Accounts and notices thereof to Borrower's Account Debtors; (xii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, have access to any lock box or postal box into which any of the Borrower's mail is deposited, and open and deal with all mail addressed to Borrower; and (xiii) do all acts and things which are necessary, in Agent's sole discretion, to fulfill Borrower's obligations under this Agreement; provided, however, that Agent shall not be authorized to take any such action described in clauses (i)-(vi), (viii), (x), (xi), (xii) or (xiii) until after the occurrence of a Default (provided that in the case of clause (xiii) Agent may take such action after the occurrence of an Event of Default).

            3.8 Instruments and Chattel Paper. Immediately upon Borrower's receipt thereof, Borrower shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment to vest title and possession in Agent, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time or times hereafter acquire.

            3.9 Notice to Account Debtors. Agent may, in its sole discretion, at any time or times following the occurrence of a Default, and without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Agent and that Agent has a security interest therein. Agent may direct any or all Account Debtors to make all payments upon the Accounts directly to Agent. Agent shall furnish Borrower with a copy of such notice.

            3.10 Eligible Inventory; Valuation of Eligible Inventory. Agent shall have the sole right in its discretion exercised in Good Faith to determine which Inventory is eligible (the "Eligible Inventory"). Without limiting Agent's discretion, the following Inventory shall not be Eligible Inventory: (i) Inventory which is obsolete, not in good condition, or not either currently usable or currently salable in the ordinary course of Borrower's business; (ii) Inventory which Agent determines, in Agent's sole discretion exercised in Good Faith and in accordance with Agent's customary business practices, to be unacceptable due to age, type, category and/or quantity and such Inventory shall include, but not be limited to, supplies; (iii) Inventory which is not subject to internal control and management procedures acceptable to Agent substantially similar to the controls now in place, in Agent's sole discretion exercised in Good Faith; (iv) Inventory with respect to which Agent does not have a first and valid fully perfected security interest; (v) Inventory which is stored or placed with a bailee, consignee, warehouseman, supplier, lessor, processor or similar party, except as to Inventory at any time stored with (x) warehousemen or in the possession of processors who have entered into an agreement with Agent in form and substance satisfactory to Agent, or (y) a consignee if such consginee has entered into an agreement with Agent in form and substance satisfactory to Agent and if Borrower has taken all actions required by the Uniform Commercial Code to establish a valid first priority perfected security interest in the consigned Inventory and to assign such valid first priority perfected security interest to Agent; (vi) Inventory delivered to Borrower on consignment; (vii) any goods sold or subject to a sale on a bill-and-hold basis; and (viii)

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

Inventory which is not located at one of the locations designated on Schedule
6.5 hereto. In the event that previously scheduled Inventory ceases to be Eligible Inventory under the above-described criteria, Borrower shall notify Agent thereof immediately after Borrower has obtained knowledge thereof.

            3.11 Inventory Warranties. With respect to Inventory scheduled, listed or referred to in any Monthly Report or Collateral Report, Borrower warrants that (i) it is located at one of the premises listed on Schedule 6.5 and is not in transit; (ii) it is located at the location shown thereon for it;
(iii) it is not subject to any lien or security interest whatsoever except for the security interest granted to Agent hereunder and except as specifically permitted in Subsection 8.1 below; and (iv) to the best of Borrower's knowledge, it is of good and merchantable quality, free from any defects which would affect the market value of such Inventory. Borrower agrees to notify Agent with respect to any of its Inventory with respect to which the warranties in this Subsection
3.11 are not true and which Borrower, therefore, does not want Agent to consider as Eligible Inventory.

            3.12 Inventory Records. Borrower shall at all times hereafter maintain a perpetual inventory of items included in Inventory (adjusted as of the end of each month to include costs), keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Eligible Inventory, and Borrower's cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Borrower's usual business hours at the request of any of Agent's officers, employees or agents. Borrower shall continue to make cycle counts and other physical counts of Inventory substantially in accordance with its current practices and as may be required by its independent public accountants and by good accounting practices (and, following the occurrence of an Event of Default or a Default, Borrower shall make such additional counts as may be reasonably requested by Agent) and, upon Agent's request, promptly following any such counts of Inventory shall supply Agent with a report in a form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count of the Inventory.

            3.13 Safekeeping of Inventory and Inventory Covenants. Neither Agent nor any Lender shall be responsible for: (i) the safekeeping of the Inventory;
(ii) any loss of or damage to the Inventory; (iii) any diminution in the value of the Inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. All risk of loss, damage, destruction or diminution in value of the Inventory shall be borne by Borrower. Except as expressly set forth in this Agreement, no Inventory shall, without Agent's prior written consent, be at any time or times hereafter stored with a bailee, warehouseman, consignee or similar third party. Borrower shall not sell any of its Inventory on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or any other basis subject to a repurchase obligation or return right, except that Borrower may sell Inventory on a bill-and-hold basis to the Persons set forth on Schedule 3.13 and such additional Persons as Borrower may advise Agent of in the Weekly Report (provided that Borrower shall have provided Agent an accurate description of the arrangements and agreements (if not reduced to writing) and true, correct and complete copies of all written agreements, instruments and documents with respect to its bill-and-hold arrangements with such Persons). If Borrower sells any of its Inventory on a bill-and-hold basis such that it would cause the aggregate outstanding amount of all Accounts arising therefrom to exceed at any time $500,000 with respect to all such Account Debtors, such

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amounts in excess of $500,000 shall not constitute Eligible Accounts unless otherwise consented to by Agent. No Inventory shall be at any time or times hereafter stored with a bailee, warehouseman, consignee or similar third party unless Borrower first (i) obtains Agent's written consent as to the identity of such third party, and (ii) furnishes to Agent such agreements, instruments and documents as Agent shall in its sole discretion specify with respect to such stored Inventory, except as specifically described on Schedule 3.13 with respect to Inventory maintained with processors.

            3.14 Equipment Warranties. With respect to all Equipment listed, scheduled or described by Borrower in a report to Agent as Equipment of Borrower or in any equipment listing or inventory of Borrower provided to Agent, Borrower warrants that (i) it is owned by Borrower, Borrower has the right to subject the same to a security interest in favor of Agent, and it is located on premises listed on Schedule 6.5; (ii) it is not subject to any lien or security interest whatsoever except for the security interest granted to Agent hereunder and except as specifically permitted by Subsection 8.1 below; and (iii) it is in good condition and repair and is currently used or usable in Borrower's business.

            3.15 Equipment Records. Borrower shall at all times hereafter keep correct and accurate records itemizing and describing the kind, type, age and condition of Equipment, Borrower's cost therefor and accumulated depreciation thereof; and retirements, sales or other dispositions thereof, all of which records shall be available during Borrower's usual business hours on demand to any of the officers, employees or agents of Agent. All Equipment is and shall be kept at the locations specified on Schedule 6.5.

            3.16 Safekeeping of Equipment. Neither Agent nor any Lender shall be responsible for: (i) the safekeeping of the Equipment; (ii) any loss or damage to the Equipment; (iii) any diminution in the value of the Equipment; or (iv) any act or default of any repairmen, bailee or any other Person with respect to the Equipment. All risk of loss, damage, destruction or diminution in value of the Equipment shall be borne by Borrower.

            3.17 Third Party Goods. Borrower shall not hold or accept any Third Party Goods, whether on a consignment basis or otherwise, except (a) from a Person listed on Schedule 3.17 attached hereto or such other Person consented to by Agent, provided that, with respect to any such Person, Agent has (i) been furnished with an accurate description of the arrangements and agreements (if not reduced to writing) with respect to such Third Party Goods, together with true, correct and complete copies of any written instruments, documents or agreements with respect thereto and (ii) received an executed intercreditor agreement from such Person in form and substance satisfactory to Agent, (b) for tolling of Third Party Goods to the extent permitted by Subsection 8.18 hereof and (c) bill-and-hold arrangements permitted by Subsection 3.13 hereof. If any of the arrangements or instruments, documents or agreements referred to in this Subsection 3.17 are amended, modified or supplemented, Borrower promptly shall provide Agent with notice thereof and copies of such amendment, modification or supplement. Schedule 3.17 attached hereto sets forth a complete listing of all Persons now having an interest in any Third Party Goods. Borrower shall take such action as Agent may from time to time require to assure Agent that no Person storing any Third Party Goods with Borrower has any interest in the Collateral. The aggregate value of all Third Party Goods, other than goods

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

subject to bill-and-hold arrangements to the extent permitted hereby, shall not at any time exceed $10,000,000 without Agent's consent.

            4. CONDITIONS OF LOANS, ADVANCES AND LETTER OF CREDIT.

            4.1 Conditions to Initial Loans and Letters of Credit. Notwithstanding any other provision of this Agreement, the obligation of each Lender to make the initial Loans on the Closing Date, the obligation of Agent to request the Issuing Bank to issue Letters of Credit hereunder on the Closing Date and the obligation of the Issuing Bank to issue any Letter of Credit on the Closing Date are subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Loans or issuance of such Letters of Credit on the Closing Date, the conditions precedent set forth on Exhibit H and the use of proceeds of such Loans to repay all existing "Liabilities," as such term is defined in the 2002 Loan Agreement.

            4.2 Conditions to Each Term Loan, Revolving Loan, Advance and Letter of Credit. Notwithstanding any other provision contained in this Agreement, the making of any Term Loan and Revolving Loan and the issuance of any Letter of Credit under this Agreement, including without limitation the continuation of any Eurodollar Advance from one Interest Period to another or conversion of one Type of Advance to another Type of Advance, shall be conditioned upon receipt by Agent of all notices and other communications required under Subsection 2.4 and upon the satisfaction of the following, in each case to the satisfaction of Agent, both before and after giving effect thereto and to the application of the proceeds therefrom (and each request for the borrowing of a Term Loan or Revolving Loan or request for a Letter of Credit, as the case may be, and the continuation of any Eurodollar Advance from one Interest Period to another or conversion of one Type of Advance to another Type of Advance, and the acceptance by Borrower of the proceeds of such Term Loan, Revolving Loan or Advance or issuance of such Letter of Credit, shall constitute a representation and warranty by Borrower that on the date of such Loan or Advance or issuance of such Letter of Credit before and after giving effect thereto and to the application of the proceeds therefrom, the following such statements are true); provided, however, that the following shall not apply to a conversion of a Eurodollar Advance to a Floating Rate Advance:

            (A) Letters of Credit. With respect to the issuance of any Letter of Credit, none of the events set forth in Subsection 2.19(A) hereof which would prohibit Agent from requesting the Issuing Bank to issue a Letter of Credit has occurred and is continuing or would result from the issuance of such Letter of Credit.

            (B) Material Adverse Change. No material adverse change, as determined by Agent in its sole discretion exercised in Good Faith, in the business, operations, condition (financial or otherwise), properties or prospects of Borrower shall have occurred (i) at any time or times subsequent to the most recent annual financial statements provided pursuant to Subsection 7.1(B) hereof, and (ii) prior to the receipt of the first of such statements, at any time subsequent to July 31, 2003.

            (C) No Default. There shall not have occurred any Default or Event of Default which is then continuing, nor shall any such Default or Event of Default occur after giving effect to the Loan, Advance or Letter of Credit as the case may be.

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

            (D) Representations and Warranties True and Correct. The representations and warranties of Borrower contained in this Agreement and the other Financing Agreements shall be true and correct in all material respects on and as of the date of any Loan, Advance or Letter of Credit as though made on and as of such date other than any such representations or warranties that by their terms, refer to a specific date.

            (E) Other Requirements. Agent shall have received, in form and substance reasonably satisfactory to Agent, all drafts, certificates, orders, authorities, consents, opinions, affidavits, applications, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder or under the other Financing Agreements, or which Agent may at any time reasonably request, including without limitation all documents required to be delivered to Agent under Subsections 5.2 and 7.1, and all Monthly Reports and Collateral Reports required as set forth in Subsection 3.1 hereof.

            5. COLLATERAL.

            5.1 Security Interest. To secure payment and performance of the Liabilities and the other Secured Obligations, Borrower hereby grants to Agent, for the benefit of Agent, Lenders, the Issuing Bank and the other Holders of Secured Obligations, a right of setoff against and a continuing security interest in and to all of the property, and interests in property, of Borrower, whether real or personal, whether now owned or hereafter acquired by Borrower and wheresoever located, including without limitation: (i) Accounts, contract rights, General Intangibles, tax refunds, letters of credit, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), chattel paper (whether tangible or electronic), documents, documents of title, and commercial tort claims; (ii) Inventory; (iii) Equipment; (iv) Borrower's deposit accounts with and credits and other claims against Agent or any Lender, or any other financial institution with which Borrower maintains deposits; (v) Borrower's investment property, money, and any and all other property and interests in property of Borrower;
(vi) insurance proceeds of or relating to any of the foregoing; (vii) insurance proceeds relating to any key man life insurance policy covering the life of any director, officer, employee or former director, officer or employee of Borrower;
(viii) insurance proceeds relating to business interruption insurance; (ix) books and records relating to any of the foregoing; and (x) all accessions and additions to, substitutions for, and replacements, products and proceeds of, and supporting obligations relating to, any of the foregoing.

            5.2 Preservation of Collateral and Perfection of Security Interests Therein. Borrower shall execute and deliver to Agent, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of Agent, all financing statements, instruments or other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary by Agent), as Agent may request, in a form reasonably satisfactory to Agent, to perfect and keep, as a first priority perfected security interest, the security interest and Liens in the Collateral granted by Borrower to Agent for the benefit of Agent, Lenders and the Issuing Bank to secure the payment and performance of all of the Liabilities, or to otherwise protect and preserve the Collateral and Agent's security interest and Liens therein or to enforce Agent's security interests and Liens in the Collateral, Borrower (i) shall deliver to Agent, at any time and from time to time, at the request of Agent, all financing statements, amendments to financing statements, instruments or other documents (and pay the cost of filing or recording the

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

same in all public offices reasonably deemed necessary by Agent) and do such acts as Agent may request, in a form and substance reasonably satisfactory to Agent, and (ii) irrevocably authorizes Agent at any time, and from time to time, to file (and if necessary to execute) in any jurisdiction any financing statements and any amendment to any financing statement. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Borrower hereby irrevocably authorizes Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that
(a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and
(ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Agent promptly upon request. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by Agent in any jurisdiction prior to the date of this Agreement.

            5.3 Real Property and Leaseholds. Borrower shall, at its own expense, with respect to any interest in real estate existing on the date of this Agreement or acquired after such date (i) as soon as practicable and in any event within thirty (30) days of the date hereof (except as to leaseholds existing on the date hereof) or such acquisition, duly execute and deliver to Agent any and all mortgages, trust deeds, deeds of trust, leasehold mortgages, leasehold deeds of trust, pledges, assignments and other security agreements (collectively, the "Mortgages") as specified by and in form and substance reasonably satisfactory to Agent in respect of the real properties owned by Borrower and leaseholds of Borrower as may be reasonably designated by Agent,
(ii) as soon as practicable and in any event within ten (10) days, deliver to Agent a description of such properties and leaseholds in detail sufficient for recordation and otherwise satisfactory to Agent, (iii) as soon as practicable and in any event within forty-five (45) days, deliver to Agent an ALTA survey of said real estate in form and substance acceptable to Agent and certified to Agent, stating that said real estate is located in an area of minimal flooding or accompanied by evidence that flood insurance to cover any flood risk has been obtained, together with flood zone maps for the area in which the property is located from the Federal Emergency Management Agency; (iv) as soon as practicable and in any event within forty-five (45) days, deliver to Agent an environmental survey with respect to said real estate in form and substance reasonably satisfactory to Agent and made by an engineer reasonably satisfactory to Agent; (v) as soon as practicable and in any event within forty-five (45) days, if the interest being acquired is a leasehold interest (other than leases that individually or in the aggregate are not material to Borrower as reasonably determined by Agent), deliver to Agent the lease, and an agreement from the landlord to Agent, in each case in form and substance reasonably satisfactory to Agent; (vi) as soon as practicable and in any event within forty-five (45) days, deliver to Agent an ALTA loan policy in form and substance reasonably satisfactory to Agent and from a title insurance company reasonably satisfactory to Agent insuring that the Lien of the Mortgages

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

delivered pursuant to this Subsection 5.3 is a valid Lien on such interest in real estate (but subject to the lien of any encumbrance permitted pursuant to Subsection 8.1 hereof then of record against the property upon which any such Mortgage is sought) with the following endorsements if such endorsements are available from such title insurance company (or, if not, comparable endorsements available from such title insurance company): revolving credit (if applicable), contiguity (if applicable), 3.1 zoning, encroachments (if applicable), comprehensive mortgage, usury, doing business, location, last dollar, access, tie-in and such other endorsements as Agent may require and if such a provision is in the loan policy, waiver of compulsory arbitration; (vii) as soon as practicable and in any event within thirty (30) days, deliver to Agent and Lenders an opinion of counsel authorized to practice law in the state in which such real estate is located, as to such matters reasonably required by Agent and in form and substance reasonably satisfactory to Agent; and (viii) as soon as practicable and in any event within thirty (30) days, take whatever action (including, without limitation, the recording of any mortgage, the filing of financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of Agent to vest in Agent (or in any representative of Agent designated by it), for the benefit of Agent, Lenders and the Issuing Bank, valid and subsisting first priority liens and charges and valid and first priority, perfected security interests in and to the properties purported to be subject to the Mortgages delivered pursuant to this Subsection 5.3, enforceable in accordance with their terms (but subject to Permitted Liens then of record against the property upon which any such Mortgage is sought). At any time and from time to time, Borrower shall promptly execute and deliver any and all further financing statements, instruments and documents (and pay the cost of filing or recording the same in all places reasonably deemed necessary by Agent) and take all such other action as Agent may reasonably deem necessary in obtaining the full benefits of, or in preserving the Liens of, the Mortgages delivered pursuant to this Subsection
5.3. Agent may from time to time have any or all of Borrower's and Webco Tube's Inventory, equipment and real property appraised and Borrower agrees to pay, or reimburse Agent for, the costs of such appraisals, and any and all surveys, title policies, title commitments, environmental surveys and other reasonable expenses incurred by Agent or any Lender in connection therewith.

            5.4 Loss of Value of Collateral. Borrower shall immediately notify Agent of any loss or damage or destruction (other than ordinary wear and tear), in excess of $100,000 in the aggregate in the value of the Collateral in any Fiscal Year, other than loss or depreciation occurring in the ordinary course of business.

            5.5 Setoff. Borrower agrees that Agent, each Lender and the Issuing Bank has all rights of setoff and banker's lien provided by applicable law and, in addition thereto, Borrower agrees that (in addition to Agent's rights with respect to proceeds of Collateral) at any time (a) any amount owing by it under this Agreement or any other Financing Agreement is then due or (b) any Default exists, Agent, each Lender and the Issuing Bank may apply to the payment of the Liabilities, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Agent, such Lenders or Issuing Bank. Without limitation of the foregoing and in addition to Agent's rights with respect to the proceeds of the Collateral, Borrower agrees that upon and after the occurrence of a Default, Agent, each Lender and the Issuing Bank and each of their respective branches and offices is hereby authorized, at any time and from time to time, without notice, (i) to setoff against, and to appropriate and apply to the payment of, the Liabilities (whether matured or unmatured, fixed or contingent or liquidated or

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

unliquidated) any and all amounts owing by Agent, any such Lender or Issuing Bank or any such office or branch to Borrower (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Agent, such Lender or Issuing Bank may elect in its sole discretion. Each Lender or Issuing Bank exercising such rights shall notify Agent thereof and any amount received as a result of the exercise of such rights shall be reallocated among Agent, Lenders, and the Issuing Bank as set forth in Subsection 2.12 hereof.

            5.6 Cash Collateral. In the event that there are any outstanding Letter of Credit Obligations, at any time after (i) the occurrence of a Default,
(ii) demand by Agent for payment of the Liabilities as provided in Subsection
9.2 hereof, (iii) there exists no unpaid principal balance of the Liabilities,
(iv) this Agreement shall terminate for any reason pursuant to Subsection 2.14 hereof, (v) the amount of (a) the aggregate outstanding principal balance of the Revolving Loan plus the aggregate amount of Letter of Credit Obligations shall exceed the amount of (b) the Current Asset Base plus the aggregate amount of Letter of Credit Obligations, or (vi) termination of the Revolving Credit Commitment, Agent may request of Borrower, and Borrower thereupon shall deliver to Agent, cash collateral for any Letter of Credit then outstanding in an amount equal to 105% of the undrawn face amount of such Letters of Credit. If Borrower fails to deliver such cash collateral to Agent promptly upon Agent's request therefor, Agent may, without limiting Agent's rights or remedies arising from such failure to deliver cash, retain, as cash collateral, cash proceeds of the Collateral in an amount equal to 105% of the aggregate undrawn face amount of all Letters of Credit then outstanding. Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Liabilities, including, without limitation, to the payment of any or all of Borrower's reimbursement obligations with respect to any Letter of Credit or any other Letter of Credit Obligations. Pending such application, Agent may (but shall not be obligated to) (i) invest such cash collateral and any other cash collateral provided pursuant to the terms of this Agreement in a savings account, under which deposits are available for immediate withdrawal, with Bank One or such other bank as Agent may, in its sole discretion select, or (ii) hold the same as a credit balance in an account with Bank One in Borrower's name (the "Letter of Credit Collateral Account"). Interest payable on any such savings account described in the foregoing sentence shall be collected by Agent and shall be paid to Borrower as it is received by Agent less any fees or other amounts owing by Borrower to the Issuing Bank, Agent and any Lender with respect to any Letter of Credit and less any amounts necessary to pay any of the Liabilities which may be due and payable at such time. Agent shall have no obligation to pay interest on any credit balances in any account opened for Borrower pursuant to this Agreement. Borrower hereby pledges, assigns, and grants to Agent, on behalf of and for the benefit of Agent, Lenders, and the Issuing Bank, a security interest in all of Borrower's right, title, and interest in and to all funds which may from time to time be on deposit in the Letter of Credit Collateral Account to secure the prompt and complete payment and performance of the Liabilities. At any time while any Default is continuing, neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Secured Obligations have been indefeasibly paid in full and the Total Revolving Commitments have been terminated, any funds remaining in the Letter of Credit Collateral

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Account shall be returned by Agent to Borrower or paid to whomever may be legally entitled thereto at such time.

            5.7 Letter of Credit Rights. If Borrower at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Agent thereof and, at the request and option of Agent, Borrower shall, pursuant to an agreement in form and substance satisfactory to Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Agent of the proceeds of any drawing under the letter of credit, or (ii) arrange for Agent to become the transferee beneficiary of the letter of credit, with Agent agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

            5.8 Commercial Tort Claims. If Borrower shall at any time hold or acquire a commercial tort claim, Borrower shall immediately notify Agent in writing signed by Borrower of the details thereof and grant to Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent.

            5.9 Electronic Chattel Paper and Transferable Records. If Borrower at any time holds or acquires an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower shall promptly notify Agent thereof and, at the request of Agent, shall take such action as Agent may reasonably request to vest in Agent control under Section 9-105 of the Code of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

            6. WARRANTIES, ETC.

            Borrower represents, warrants and agrees that as of the date hereof and each day thereafter, continuing so long as Borrower's Liabilities remain outstanding, and (even if there shall be no Liabilities of Borrower outstanding) so long as this Agreement remains in effect:

            6.1 Corporate Existence. Each of Borrower and its Subsidiaries is a corporation duly organized and in good standing under the laws of the state of its incorporation as set forth on Schedule 6.1, and is duly qualified as a foreign corporation and in good standing in all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary (which states are set forth on Schedule 6.1), except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a material adverse effect on such Person's financial condition, results of operations or business or the ability of such Person to perform its obligations hereunder. The state of organization of Borrower and each of its Subsidiaries is properly identified on Schedule 6.1. The exact legal name of Borrower and each of its Subsidiaries is as set forth on Schedule 6.1.

            6.2 Corporate Authority. The execution and delivery by each of Borrower and its Subsidiaries of this Agreement and all of the other Financing Agreements executed by it and

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the performance of each of Borrower's and such Subsidiaries' obligations hereunder and thereunder: (i) are within such Person's corporate powers; (ii) are duly authorized by such Person's Board of Directors and, if necessary, such Person's stockholders; (iii) are not in contravention of the terms of its Articles or Certificate of Incorporation or By-Laws or of any indenture, agreement or undertaking to which it is a party or by which it or any of its property is bound or any judgment, decree or order applicable to such Person;
(iv) do not, as of the execution hereof, require it or any guarantor of the Liabilities to obtain any governmental consent, registration or approval; (v) do not contravene any contractual or governmental restriction binding upon it; and
(vi) will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of such Person under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Person is a party or by which it or any of its property may be bound or affected.

            6.3 Binding Effect. This Agreement and all of the other Financing Agreements to which Borrower or any Subsidiary is a party are the legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their terms.

            6.4 Financial Data. Borrower has furnished to each Lender the financial statements listed on Schedule 6.4 attached hereto (the "Financials"). The Financials are, and all financial statements to be furnished to Lender in accordance with Subsection 7.1 below will be, in accordance with the books and records of Borrower and fairly present, and, as to all financial statements to be furnished to Lender in accordance with Subsection 7.1 below, will fairly present, the financial condition of Borrower at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved. Since the date of the Financials to the date hereof, there have been no material adverse changes in the condition, financial or otherwise, of Borrower as shown on such Financials, except (a) as expressly contemplated herein, and (b) for changes in the ordinary course of business (none of which individually or in the aggregate has been materially adverse). All information, reports and other papers and data to be furnished to Agent or any Lender are or will be, at the time the same are so furnished to Agent or any Lender, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Agent and Lenders a true and accurate knowledge of the subject matter thereof.

            6.5 Collateral. Except as expressly permitted by Subsection 8.1 and 8.15, all of Borrower's and Webco Tube's Collateral is and will continue to be owned by Borrower and Webco Tube, respectively (except for Inventory sold in the ordinary course of business), has been or will (in the ordinary course of Borrower's and Webco Tube's business) be fully paid for and is free and clear of all security interests, liens, claims and encumbrances. As of the date hereof, the Collateral is located at the locations set forth on Schedule 6.5 attached hereto, except for Inventory in transit or at processors as permitted hereby. Borrower and Webco Tube each has rights in or the power to transfer the Collateral owned, or purported to be owned, by it.

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

            6.6 Solvency. Neither Borrower nor any Subsidiary (i) is "insolvent" as that term is defined in Section 101(32) of the Federal Bankruptcy Code (the "Bankruptcy Code") (11 U.S.C. Section 101(32)), Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) has "unreasonably small capital," as that term is used in Section 548 (a)(2)(B)(ii) of the Bankruptcy Code or Section 5 of the UFCA, (iii) is engaged or about to engage in a business or a transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA, or (iv) is unable to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B) (iii) of the Bankruptcy Code, Section 4 of the UFTA and Section 6 of the UFCA. Each of Borrower and its Subsidiaries now owns assets having a value both at "fair valuation" and at "present fair salable value" greater than the amount required to pay such Person's "debts" as such terms are used in
Section 2 of the UFTA and Section 2 of the UFCA. Neither Borrower nor any Subsidiary shall be rendered insolvent (as defined above) by the execution and delivery of this Agreement or any of the other Financing Agreements or by the transactions contemplated hereunder or thereunder.

            6.7 Chief Place of Business; Name. As of the execution hereof, the corporate name, jurisdiction of organization, principal place of business and chief executive office of Borrower and each of its Subsidiaries is located at the address set forth on Schedule 6.7 attached hereto. If any change in such name, jurisdiction or location occurs, Borrower shall promptly notify Agent thereof in accordance with Subsection 8.10 hereof. As of the execution hereof, the books and records of Borrower and each of its Subsidiaries and chattel paper and all records of account are located at the principal place of business and chief executive office of Borrower and such Subsidiary, and if any change in such location occurs, Borrower shall promptly notify Lender thereof in accordance with Subsection 8.10 hereof.

            6.8 Other Corporate Names. Except as disclosed on Schedule 6.8 attached hereto, during the five (5) year period preceding the date hereof neither Borrower nor any of its Subsidiaries has used any corporate or fictitious name other than the name shown for Borrower and each of its Subsidiaries on Schedule 6.1.

            6.9 Tax Liabilities. Borrower and each of its Subsidiaries has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it except for extensions duly obtained. Borrower and each of its Subsidiaries has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or has made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. As of the date hereof, no federal income tax returns of Borrower or any Subsidiary have been audited by the Internal Revenue Service other than the federal income tax return for the 1988 Fiscal Year of Borrower, which audit has been closed. The reserves for taxes reflected on the Financials constitute, and the balance sheets of Borrower submitted to Lenders in accordance with the terms of Subsection 7.1 below will constitute, reasonable estimations of the amount necessary for the payment of all liabilities for all federal, state and local taxes (whether or not disputed) of Borrower accrued through the date of such balance sheets. There are no material unresolved questions or claims concerning any tax liability of Borrower or any Subsidiary.

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            6.10 Loans. Except as disclosed on the Financials and as permitted under Subsection 8.2 and Subsection 8.5 below, neither Borrower nor any Subsidiary currently has any loans or other Indebtedness for borrowed money and no Guaranteed Indebtedness.

            6.11 Margin Security. Borrower does not own any margin securities and none of the Loans advanced hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System.

            6.12 Survival of Warranties. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement.

            6.13 Subsidiaries. Borrower has no Subsidiaries, except for P&J and Webco Tube. Webco Tube shall limit its business and activities solely to the performance of its rights and obligations under the Service Agreement. Webco Tube shall have no assets except for amounts received from time to time from Borrower as provided in the Service Agreement and other assets necessary for the performance of its obligations under the Service Agreement having an aggregate purchase price not to exceed $100,000 at any time. Webco Tube shall have no liabilities other than those required of it in the Service Agreement and other liabilities arising in the ordinary course of its business not to exceed $100,000 in the aggregate at any time. Notwithstanding the foregoing, Webco Tube shall at no time have cash in excess of $1,500,000, provided, however, Webco Tube may from time to time have an additional $2,000,000 of cash for a period not to exceed ten (10) Business Days for the payment of quarterly and annual profit sharing and bonus payments.

            6.14 Litigation and Proceedings. Except as disclosed on Schedule
6.14 attached hereto, no judgments are outstanding against Borrower or any Subsidiary nor is there now pending or, to the best of Borrower's knowledge after reasonably diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against Borrower or any Subsidiary, except judgments and pending or threatened litigation, contested claims and governmental proceedings which are not, in the aggregate, material and adverse to Borrower's or any Subsidiary's financial condition, results of operations or business or the ability of Borrower or any Subsidiary to perform its obligations hereunder or under the other Financing Agreements. To the best of Borrower's knowledge, the amount of liability set forth on Schedule 6.14 as to each suit listed thereon is the maximum amount of Borrower's or any Subsidiary's potential liability under such suit.

            6.15 Other Agreements. Neither Borrower nor any Subsidiary is in default under any material contract, lease, or commitment to which it is a party or by which it is bound. Borrower knows of no dispute regarding any contract, lease, or commitment which is material to the continued financial success and well-being of Borrower or any Subsidiary.

            6.16 Employee Controversies. Except as disclosed on Schedule 6.16 attached hereto, there are no controversies pending or, to the best of Borrower's knowledge after reasonably diligent inquiry, threatened or anticipated, between Borrower or any Subsidiary and

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any of their respective employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower or any Subsidiary.
Neither Borrower nor any Subsidiary has any accrued and unpaid liability to any of its employees arising under the Fair Labor Standards Act, as amended.

            6.17 Compliance with Laws and Regulations.

            (A) General Compliance. The execution and delivery by Borrower and each Subsidiary of this Agreement and all of the other Financing Agreements to which it is a party and the performance of Borrower's and each such Subsidiary's obligations hereunder and thereunder are not in contravention of any law or laws. Each of Borrower and its Subsidiaries is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to its business, operations and assets, except for laws, orders, regulations and ordinances the violation of which would not, in the aggregate, have a material adverse effect on its financial condition, results of operations or business or the ability of Borrower or such Subsidiary to perform its obligations hereunder or under the other Financing Agreements.

            (B) Environmental Compliance. (i) Borrower and each Subsidiary have obtained all permits, licenses and other authorizations which are required with respect to the ownership and operation of its business and the Property under any and all applicable Environmental Laws, (ii) unless and to the extent contested by Borrower or any Subsidiary in accordance with the provisions of Subsection 8.14(B) hereof, Borrower and each Subsidiary is in compliance with all terms and conditions of all such required permits, licenses and authorizations, and is also in compliance with all Environmental Laws, including, without limitation, all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, (iii) there is no civil, criminal or administrative action, request for information, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice of demand letter pending or threatened against Borrower or any Subsidiary under the Environmental Laws which could result in a material fine, penalty or other cost or expense, (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which Borrower reasonably expects may interfere with or prevent compliance with the Environmental Laws, or which Borrower reasonably expects may give rise to any common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Law or related common law theory or which otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials which could result in a fine, penalty or other cost or expense, (v) except as expressly set forth on Schedule 6.17 hereto, neither Borrower nor any Subsidiary has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment, and
(vi) except as expressly set forth on Schedule 6.17 hereto, neither Borrower nor any Subsidiary has any contingent liability of which Borrower has

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knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.

            6.18 Patents, Trademarks, Licenses, etc. Borrower and each Subsidiary possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names, governmental approvals or other authorizations and other rights that are necessary for Borrower and such Subsidiary to continue to conduct its business as heretofore conducted by it. Except as disclosed on Schedule 6.18 hereto, neither Borrower nor any Subsidiary possesses any licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles or trade names and, except as disclosed on Schedule 6.18, no such items are necessary for Borrower or any Subsidiary to continue to conduct its business as heretofore conducted by it. Subsequent to the Closing Date, Borrower intends to transfer its rights in a jointly developed patent to the co-inventor in return for a royalty from the patent, including any improvements thereto made subsequent to such transfer; provided, however, such patent and the intellectual property subject thereto is not useful in any material respect to the business of Borrower and its Subsidiaries.

            6.19 ERISA. Neither Borrower nor any ERISA Affiliate of Borrower maintains or contributes to any Pension Plan other than those listed on Schedule
6.19 attached hereto. Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified and each trust related to any such Pension Plan has been determined to be exempt from federal income tax under Subsection 501(a) of the Internal Revenue Code. Except as otherwise disclosed on
Schedule 6.19 attached hereto, neither Borrower nor any ERISA Affiliate of Borrower maintains or contributes to any employee welfare benefit plan within the meaning of Subsection 3(1) of ERISA which provides lifetime medical benefits to retirees. Each Pension Plan has been administered in all material respects in accordance with its terms and the terms of ERISA, the Internal Revenue Code and all other statutes and regulations applicable thereto. Neither Borrower nor any ERISA Affiliate of Borrower has breached in any material respect any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Pension Plan. No accumulated funding deficiency (as defined in Subsection 302(a)(2) of ERISA and Section 412(a) of the Internal Revenue Code) exists in respect to any Pension Plan. Neither Borrower nor any ERISA Affiliate of Borrower nor any fiduciary of any Pension Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which could result in any liability to Borrower, or
(ii) has taken any action which would constitute or result in a Termination Event with respect to any Pension Plan which could result in any liability to Borrower. Schedule B, if any, to the most recent annual report filed with the Internal Revenue Service with respect to each Pension Plan has been furnished to Lender and is complete and accurate; since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Pension Plan relating to such Schedule B. Neither Borrower nor any ERISA Affiliate of Borrower has incurred any liability to the PBGC which remains outstanding. Neither Borrower nor any ERISA Affiliate of Borrower has
(i) failed to make a required contribution or payment to a Multiemployer Plan, or (ii) made or expects to make a complete or partial withdrawal under Subsections 4203 or 4205 of ERISA from a Multiemployer Plan for which Borrower or any ERISA Affiliate of Borrower has any liability which as not been satisfied. Neither Borrower nor any ERISA Affiliate of Borrower has

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

failed to make a required installment under Subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither Borrower nor any ERISA Affiliate of Borrower is required to provide security to a Pension Plan under Section 401(a) (29) of the Internal Revenue Code due to a Pension Plan amendment that results in an increase in current liability for the plan year. The present value of the benefits of each Pension Plan of Borrower and each ERISA Affiliate of Borrower as of the last day of the year for such Plan, as determined by such Pension Plan's independent actuaries, does not exceed the aggregate value, as determined by such actuaries, of all assets under such Pension Plan. Borrower is not required to contribute to any Multiemployer Plan. No matter is pending relating to any Pension Plan before any court or governmental agency. Borrower has given to Lender all of the following: copies, if any, of each Pension Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the date hereof and the most recent summary plan description, actuarial report, determination letter issued by the Internal Revenue Service and Form 5500 filed in respect of each such Pension Plan; a listing of all of the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by Borrower and all ERISA Affiliates of Borrower to each such Multiemployer Plan; copies of any information which has been provided to Borrower or any ERISA Affiliate of Borrower regarding withdrawal liability under any Multiemployer Plan and all collective bargaining agreements pursuant to which such contributions are required to be made; and copies of each employee welfare benefit plan within the meaning of Subsection 3(1) of ERISA which provides lifetime medical benefits to employees, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

            6.20 Financial Condition. Since July 31, 2003, (or, if later, the date of the most recent annual financial statements of Borrower or any Subsidiary provided pursuant to Subsection 7.1(B) hereof) there has been no material adverse change in Borrower's or any Subsidiary's financial condition, results of operations or business or in the value of the Collateral.

            7. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

            7.1 Financial Statements. Borrower and its Subsidiaries shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of Borrower and its Subsidiaries, in accordance with GAAP, and Borrower shall cause to be furnished to each Lender:

            (A) Monthly. As soon as practicable, and in any event within thirty
(30) days (such period shall be forty-five (45) days in the case of the first two fiscal months of each Fiscal Year or last month of each Fiscal Quarter) after the end of each fiscal month (including each fiscal month occurring during the 90-day delivery period applicable to the delivery of annual

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financial statements of Borrower and its Subsidiaries furnished to Lenders pursuant to Subsection 7.1(B) hereof):

            (i) statements of income and cash flow of each of Borrower and of its Subsidiaries (including separate statements of income by division of Borrower), and consolidated statements of income and cash flow of Borrower and its Subsidiaries for such fiscal month, for such Fiscal Quarter (in the case of each month which is the last month in a Fiscal Quarter) and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month and balance sheets of Borrower and its Subsidiaries, and consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal month, all in reasonable detail and certified as accurate by an Authorized Officer pursuant to a certificate in the form of Exhibit I attached hereto, subject to changes resulting from normal year-end adjustments;

            (ii) financial information in the "blue book" which Borrower customarily prepares regarding its monthly financial performance and statements of cash flow, purchases and sales of inventory and other similar data;

            (iii) together with the financial statements required to be delivered pursuant to this Subsection 7.1(A) as of the end of each Fiscal Quarter and for the Fiscal Year to date period then ending, a Compliance Certificate in the form of annexed Exhibit J setting forth calculations setting forth the compliance with the financial covenants set forth in Subsections 8.6 and 8.13 hereof and Borrower's Excess Cash Flow for the most recently completed fiscal quarter;

            (iv) if a Default has occurred and is continuing, a written statement of Borrower's management setting forth a discussion of Borrower's financial condition, changes in financial condition and results of operations; and

            (v) in the event that any of the foregoing statements indicate that Borrower or any Subsidiary has varied in any material respect from any financial projections provided by Borrower to Lenders, a statement of explanation of such deviation from an Authorized Officer;

            (B) Annual. As soon as practicable and in any event within ninety
(90) days after the end of each Fiscal Year of Borrower and its Subsidiaries:
(i) statements of income, stockholders' equity and cash flow of each of Borrower and its Subsidiaries, (ii) consolidated statements of income, stockholders' equity and cash flow of Borrower and its Subsidiaries for such Fiscal Year,
(iii) balance sheets of each of Borrower and its Subsidiaries, and (iv) consolidated balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit (in the case of statements) and as of the end of the preceding Fiscal Year (in the case of balance sheets), all in reasonable detail and satisfactory in scope to Lender and audited by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent, whose opinion shall be in scope and substance satisfactory to Agent;

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

            (C) Budget. As soon as practicable, and in any event, before the start of each Fiscal Year of Borrower and its Subsidiaries, annual budgets of each of Borrower and its Subsidiaries for the next Fiscal Year, a consolidated annual budget of Borrower and its Subsidiaries for the next Fiscal Year, and within the next 90 days, a budget for the succeeding two Fiscal Years, in reasonable detail (on a fiscal quarterly basis for the immediately succeeding Fiscal Year), including statements of anticipated income and cash flow and balance sheets of each of Borrower and its Subsidiaries, and consolidated statements of anticipated income and cash flow and balance sheets of Borrower and its Subsidiaries for the succeeding three (3) Fiscal Years (on a fiscal quarterly basis for the immediately succeeding Fiscal Year) in reasonable detail, and a detailed statement of the methods and assumptions used in the preparation of such budget;

            (D) Letters from Accountants and Consultants. As soon as practicable and in any event within ten (10) days of delivery to Borrower, a copy of (i) each "Management Letter" prepared by Borrower's independent certified public accountants in connection with the financial statements referred to in Subsection 7.1(B) hereof and (ii) to the extent that such letters may from time to time be issued by Borrower's independent certified public accountants or other management consultants (collectively, "Accounting Systems Letters"), any letter issued by Borrower's independent certified public accountants or other management consultants with respect to recommendations relating to Borrower's or any of its Subsidiaries' financial or accounting systems or controls;

            (E) Default Notices. As soon as practicable (but in any event not more than five (5) days after any officer of Borrower or any Subsidiary obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults hereunder;

            (F) List of Account Debtors. At the request of Agent, names, addresses and phone numbers of Borrower's Account Debtors;

            (G) Other Information. With reasonable promptness, such other business or financial data as Agent may reasonably request;

            (H) PEDFA Matters. As soon as reasonably practicable, and in any event within two (2) Business Days thereof, Borrower shall give each Lender notice of any breach, default or Event of Default under any Related Documents (as defined in the Participation Agreement);

            (I) Loans from Lenders. As soon as reasonably practicable, and in any event within five (5) Business Days prior to execution thereof, Borrower shall give each Lender notice of its intent to enter into any documents, instruments or agreements or other arrangements with any Lender pursuant to which such Lender will extend credit to Borrower or any of its Subsidiaries as permitted by Subsection 8.17; and

            (J) Other Information. With reasonable promptness, such other business or financial data as Agent or any Lender may reasonably request.

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

            Borrower further agrees that upon Borrower's receipt of any Accounting Systems Letters wherein such accountants or consultants have made recommendations for improvements to Borrower's or any of its Subsidiaries' financial or accounting systems or controls, Borrower promptly shall, or shall cause such Subsidiary to, commence actions to correct or cause to be corrected any material defects in or make improvements to such financial or accounting systems or controls unless Agent otherwise consents or Borrower reasonably disagrees with the need for such actions.

            All financial statements delivered to Lenders pursuant to the requirements of this Subsection 7.1 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP (subject in the case of interim financial statements to the lack of footnotes and normal year-end adjustments) consistently applied, except for changes therein with which the independent certified public accountants issuing the opinion on the financial statements delivered pursuant to Subsection 7.1(B) hereof have previously concurred in writing. Together with each delivery of financial statements required by Subsections 7.1(A) for or as of the end of a Fiscal Quarter and 7.1(B) hereof, Borrower shall deliver to Lenders a certificate of an Authorized Officer of Borrower in the form attached hereto as Exhibit J setting forth in such detail as is reasonably acceptable to Agent calculations with respect to Borrower's compliance with each of the financial covenants contained in this Agreement and stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature and the period of existence thereof and what action Borrower proposes to take with respect thereto. Together with each delivery of financial statements required by Subsection 7.1(B) hereof, Borrower shall deliver to Lenders a certificate of the independent certified public accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit.

            7.2 Inspection. Agent or any Person designated by Agent in writing and, with respect to clause (i) below, each Lender, shall have the right, from time to time hereafter, to call at Borrower's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and, without hindrance or delay,
(i) to inspect, audit, check and make copies of and extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business or to any transactions between the parties hereto, (ii) to make such verification concerning the Collateral as Agent may consider reasonable under the circumstances, and (iii) to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower. Borrower shall pay on demand all photocopying expenses incurred by Agent or Lenders under this Subsection 7.2. Agent may in its sole discretion (i) once a year, and (ii) in addition, at any time and from time to time after the occurrence and during the continuance of a Default, order and obtain, at Borrower's expense (and Borrower shall reimburse Agent on demand for its expenses incurred in connection therewith), appraisals (from appraisers selected by Agent) of Borrower's Equipment, real property and leaseholds, and Borrower shall cooperate in the conduct thereof.

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

            7.3 Conduct of Business; Locations of Collateral and Third Party Goods.

            (A) Borrower shall, and Borrower shall cause each of its Subsidiaries to, maintain its corporate existence, shall maintain in full force and effect all material licenses, permits, authorizations, bonds, franchises, leases, patents, contracts and other rights necessary for the profitable conduct of its business, shall continue in, and limit its operations to, the same general line of business as that presently conducted by it and shall comply with all applicable laws and regulations of any federal, foreign, state or local governmental authority, except for such laws and regulations the violation of which would not, in the aggregate, have a material adverse effect on its financial condition, results of operations or business or its ability to perform its obligations.

            (B) Borrower shall, and Borrower shall cause each of its Subsidiaries to, pay promptly all liabilities to all of its employees arising under the minimum wage and maximum hour provisions of the Fair Labor Standards Act, as the same may be amended from time to time.

            (C) Borrower shall maintain (i) all Collateral at the locations listed on Schedule 6.5 and (ii) all Third Party Goods which are the subject of consignment arrangements clearly marked and separately identified as consigned, unslit and uncommingled.

            7.4 Claims and Taxes. Borrower agrees to indemnify and hold Agent, each Lender, the Issuing Bank and each of their respective officers, directors, employees, attorneys and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including without limitation reasonable attorneys' and consultants' fees) relating to or in any way arising out of the possession, use, operation or control of any of Borrower's assets. Borrower shall, and Borrower shall cause each of its Subsidiaries to, pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all of its real and personal property taxes, assessments and charges and all of its franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against it, or payable by it, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property, provided that Borrower shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and during the pendency of such good faith contest to delay or refuse payment thereof, if (i) Borrower and its Subsidiaries establish adequate reserves in accordance with GAAP to cover such contested taxes, assessments or charges, and (ii) such contest does not have a material adverse effect on Borrower's or any Subsidiary's financial condition, results of operations or business, the ability of Borrower to pay any of the Liabilities, or the priority or value of Agent's security interest in the Collateral or any collateral under any other Financing Agreement.

            7.5 Agent's Costs and Expenses as Additional Liabilities. Borrower shall reimburse Agent on demand for all allocated costs and reasonable expenses and fees of Agent's in-house attorneys and paralegals and all reasonable out-of-pocket expenses and fees paid or incurred in connection with the analysis, documentation, negotiation and closing of the Loans and other extensions of credit described herein and the enforcement, collection and protection of Agent's interests in the Collateral, including, without limitation, lien search, filing and recording

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fees and taxes and the reasonable fees and expenses of Agent's attorneys and paralegals and consultants (whether such attorneys and paralegals are employees of Agent or are separately engaged by Agent), whether such expenses and fees are incurred prior to or after the date hereof. All costs and expenses incurred by Agent with respect to the negotiation, documentation and closing of the Loans and other extensions of credit described herein and the enforcement, collection and protection of Agent's interests in the Collateral shall be additional Liabilities of Borrower to Agent, payable on demand, repaid as provided in Subsection 2.8 hereof and secured by the Collateral.

            7.6 Borrower's Liability Insurance. Borrower shall maintain, at its expense, such public liability and third party property damage insurance in such amounts and with such deductibles as is acceptable to Agent in its discretion exercised in Good Faith.

            7.7 Borrower's Property Insurance and Business Interruption Insurance. Borrower shall, and Borrower shall cause each of its Subsidiaries to, at its expense, maintain business interruption insurance (in amounts reasonably satisfactory to Agent) and keep and maintain its assets insured against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses, in an amount at least equal to the greater of the full insurable value of all such property or the amount which is necessary to avoid the application of co-insurance provisions, and in any event insurance on Equipment and Inventory in amounts greater than the respective amounts of the Term Loan and the portion of the Current Asset Base attributable to Inventory. All such policies of insurance shall be maintained in accordance with standard and sound business practices and shall be in form and substance satisfactory to Agent and Borrower shall not amend or otherwise change any such policies in any way which may adversely affect Agent or Lenders without the prior written consent of Agent. Borrower shall deliver to Agent the original (or a certified) copy of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in substantially the form of Exhibit K hereto, showing all loss payable to Agent as provided below in this Subsection 7.7. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds of insurance policies directly to Agent. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims as to the Collateral under all such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment pertaining to the Collateral received by Borrower or Agent pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance as they relate to the Collateral. If Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation or default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. If Agent receives proceeds of insurance or is holding proceeds of insurance theretofore received by Agent, Agent may apply the same to the Liabilities at any time and from time to time as it may determine.

            7.8 ERISA. Borrower shall deliver to Agent and Lenders, at Borrower's expense, the following information as and when provided below:

            (i) as soon as possible, and in any event within twenty (20) days after Borrower or an ERISA Affiliate of Borrower knows or has reason to know that a Termination Event has occurred, a written statement from an Authorized Officer of Borrower describing such Termination Event and the action, if any, which Borrower or such ERISA Affiliate of Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service ("IRS"), the Department of Labor ("DOL") or PBGC with respect thereto;

            (ii) as soon as possible, and in any event within thirty (30) days, after Borrower or an ERISA Affiliate of Borrower knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement from an Authorized Officer of Borrower describing such transaction;

            (iii) promptly after the filing thereof with the DOL, IRS or PBGC, copies of each annual report, including schedule B thereto, filed with respect to each Pension Plan;

            (iv) promptly after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Pension Plan and all communications received by Borrower or any ERISA Affiliate of Borrower with respect to such request;

            (v) promptly upon the occurrence thereof, notification of any increases in the benefits of any existing Pension Plan or the establishment of any new Pension Plan or the commencement of contributions to any Pension Plan to which Borrower or any ERISA Affiliate of Borrower was not previously contributing;

            (vi) promptly upon, and in any event within ten (10) Business Days after, receipt by Borrower or an ERISA Affiliate of Borrower of the PBGC's intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, copies of each such notice;

            (vii) promptly upon, and in any event within ten (10) Business Days after, receipt by Borrower or an ERISA Affiliate of Borrower of an unfavorable determination letter from the IRS regarding the qualification of a Pension Plan under Section 401(a) of the Internal Revenue Code, copies of such letter;

            (viii) promptly upon, and in any event within ten (10) Business Days after, receipt by Borrower or an ERISA Affiliate of Borrower of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of such notice; and

            (ix) promptly upon, and in any event within twenty (20) Business Days after either Borrower or an ERISA Affiliate of Borrower fails to make a required installment under Subsection (m) of Section 412 of the Code or any other payment required under Section 412 on or before the due date for such installment or payment, a notification of such failure.

            Borrower shall, and shall cause each of its ERISA Affiliates to, (a) keep in full force and affect any Pension Plans that are presently in existence or may, from time to time, come into existence, (b) make contributions to all Pension Plans in a timely manner and in a sufficient amount to comply with the requirements of the Pension Plans, the Code and ERISA, (c) comply with all requirements of ERISA and the Code which relate to all Pension Plans and (d) notify each Lender immediately upon receipt by Borrower or any of its ERISA Affiliates of any notice of the institution of any proceeding or other action which may result in the termination of any Pension Plan or where there may constitute a Termination Event. Borrower shall, and shall cause each of its ERISA Affiliates to, make any and all payments to any Multiemployer Plan that Borrower or any ERISA Affiliate thereof may be required to make under any agreement relating to any Multiemployer Plan or any law pertaining thereto, except for any such payments being contested in Good Faith by appropriate proceedings.

            7.9 Notices. Borrower shall, and shall cause its Subsidiaries to, as soon as possible, and in any event within five (5) days after any officer of Borrower or any Subsidiary learns of the following, give written notice to each Lender of (i) any material proceeding(s) (including, without limitation, litigation, arbitration or governmental proceedings) being instituted or threatened to be instituted by or against Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) notice that Borrower's or any Subsidiary's operations are in material noncompliance with requirements of applicable federal, state or local environmental, health and safety statutes and regulations, (iii) notice that Borrower, any Subsidiary or any guarantor is subject to federal or state investigation evaluating whether any material remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, (iv) notice that any material portion of the properties or assets of Borrower, any Subsidiary or any guarantor are subject to an Environmental Lien, (v) any material adverse change in the business, assets or condition, financial or otherwise, of Borrower, and (vi) any changes in the locations of any Collateral from the locations listed on Schedule 6.5. Borrower shall, and shall cause its Subsidiaries to, as soon as possible, and in any event within five (5) days after the filing thereof, give written notice to each Lender of the filing of any registration statements or other report or filing made with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission).

            7.10 Supervening Illegality. If, at any time or times hereafter, there shall become effective any amendment to, deletion from or revision, modification or other change in any provision of any statute, or any rule, regulation or interpretation thereunder or any similar law or regulation, affecting, in Agent's reasonable determination, Lenders' or the Issuing Bank's extension of credit described in this Agreement or the selling of participations therein, Borrower shall, at Borrower's option, either (i) pay to Lenders the then outstanding balance of the Liabilities, and hold Lenders harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by Borrower by reason of Agent's, any Lender's or the Issuing Bank's failure or inability to comply with the terms of this Agreement or any of the other Financing Agreements, or (ii) indemnify and hold Agent, Lenders and the Issuing Bank harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by Agent, any Lender or the Issuing Bank by reason of such amendment, deletion, revision, modification, or other change. The obligations of Borrower under this Subsection 7.10 shall survive payment of the Liabilities and termination of this Agreement.

            7.11 Environmental Laws. If Borrower or any Subsidiary shall (a) receive notice that any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by Borrower or any Subsidiary, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower or any Subsidiary alleging a violation of any federal, state or local environmental law or regulation or requiring Borrower or any Subsidiary to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that Borrower or any Subsidiary may be liable or responsible for any material amount of costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, Borrower shall provide Agent with a copy of such notice within fifteen (15) days after Borrower's or such Subsidiary's receipt thereof. Within fifteen (15) days after Borrower or any Subsidiary has learned of the enactment or promulgation of any federal, state or local environmental law or regulation which may result in any material adverse change in the condition, financial or otherwise, of Borrower, Borrower shall provide Agent with notice thereof.

            7.12 Landlord Consents and Waivers. Borrower shall, upon the execution of this Agreement with respect to each lease of premises then in effect on the date hereof and on or before the date of execution of any lease of premises to Borrower with respect to any lease in effect thereafter, deliver to Agent a landlord's waiver (including, upon Agent's request therefor, a consent to a leasehold mortgage) executed by the lessor of each location leased to Borrower. Each landlord's waiver so delivered shall be in form and substance satisfactory to Agent. Borrower shall pay all of its obligations under such leases of real property when due and promptly shall notify Agent of any breach of, or default under, any such lease.

            7.13 Depository Bank. Borrower shall, and shall cause each of its Subsidiaries to, maintain Bank One as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

            8. NEGATIVE COVENANTS.

            Borrower covenants and agrees that so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

            8.1 Encumbrances. Except as set forth on Schedule 8.1 hereto, or contemplated herein, neither Borrower nor any Subsidiary will create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its assets, including, without limitation, the Collateral, other than: (i) involuntary liens on real property (and not personal property of Borrower or any Subsidiary), either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower or such Subsidiary shall, if appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iii) the liens and security interests in favor of Agent; (iv) liens which arise by operation of law, other than Environmental Liens; (v) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property; (vi) liens securing Purchase Money Secured Financing permitted under Subsection 8.2(iv) hereof; (vii) consignments of goods to Borrower provided that such consignment arrangement is permitted by Subsection 3.17; (viii) consignment of goods to any Subsidiary; (ix) liens on assets of P&J securing indebtedness of P&J to Bank One, not to exceed $2,000,000 in aggregate amount at any time outstanding; (x) liens on real property owned by P&J to secure the Indebtedness permitted under Subsection 8.2(x), and (xi) other liens and encumbrances on property which are not in the aggregate in excess of $150,000 or which do not, in Agent's sole determination, (a) materially impair the use of such property, or (b) materially lessen the value of such property, in each case for the purposes for which the same is held by Borrower or such Subsidiary. Borrower shall promptly give Lender notice of any liens of a type referred to in clause (i) above (other than liens for taxes not yet due).

            8.2 Indebtedness. Except as set forth on Schedule 8.2 attached hereto, Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except (i) the Liabilities,
(ii) unsecured indebtedness not to exceed $250,000 in the aggregate for Borrower and its Subsidiaries at any time outstanding incurred on terms reasonably acceptable to Agent, (iii) obligations of P&J and Webco Tube in favor of Agent and Lenders under the P&J Guaranty and the Webco Tube Guaranty and Security Agreement, respectively, (iv) indebtedness not to exceed $750,000 in the aggregate for Borrower and its Subsidiaries outstanding at any time incurred in connection with the purchase of any hereafter acquired Equipment so long as such indebtedness is used to finance not more than 100% of the purchase price of such property and provided that, after giving effect to the incurrence of such indebtedness, no Default or Event of Default has occurred and is continuing ("Purchase Money Secured Financing"), (v) indebtedness owed by Borrower to P&J or Webco Tube permitted under Subsection 8.4, (vi) indebtedness by P&J or Webco Tube to Borrower permitted under Subsection 8.4, (vii) Indebtedness in respect of Hedging Agreements used to hedge interest rates on all or any portion of the Liabilities, (viii) refinancings by P&J of indebtedness of P&J that do not increase the aggregate outstanding amount of such indebtedness; (ix) obligations under guaranty agreements not to exceed $2,000,000 made by Borrower in favor of Bank One guarantying obligations of P&J under the financing arrangements described on Schedule 8.2; and (x) Indebtedness of P&J incurred to finance the purchase of real property in an aggregate amount not to exceed $900,000.

            8.3 Consolidations, Mergers or Acquisitions. Neither Borrower nor any Subsidiary shall recapitalize (except to the extent necessary to effect the transactions contemplated by the reverse stock split and the forward stock split in connection with the Fractional Share Purchase) or consolidate or merge with, or otherwise acquire all or substantially all of the assets or properties of, any other Person; provided, however, each of P&J and Webco Tube may merge with and into Borrower upon ten (10) days prior written notice to Lenders, provided that Borrower is the surviving corporation and no Default or Event of Default exists or will occur as a result thereof.

            8.4 Investments or Loans. Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, make or permit to exist investments or loans in or to any other Person, except (i) investments in short-term direct obligations of the U.S. government, (ii) investments in negotiable certificates of deposit issued by any Lender or an affiliate of a Lender or by any other bank satisfactory to Agent, in its reasonable discretion, and payable to the order of Borrower or to bearer and delivered to Agent, (iii) investments in commercial paper rated A1 or P1, (iv) advances and reimbursements for travel, entertainment and other reasonable and customary out-of-pocket expenses to Borrower's or its Subsidiaries' officers, directors or employees incurred in the ordinary course of Borrower's or its Subsidiaries' business, (v) investments of Borrower in P&J and Webco Tube as of the date hereof, (vi) obligations due from P&J to Borrower representing amounts due to Borrower for goods sold or services rendered in the ordinary course of business of Borrower on terms not materially less favorable to Borrower than Borrower would obtain in an arms-length transaction, provided that (a) any such obligation is paid in full within thirty (30) days of the transaction giving rise thereto, and (b) all such intercompany obligations due from P&J to Borrower do not at any time exceed $2,000,000 in the aggregate,
(vii) advances and loans from P&J or Webco Tube to Borrower, (viii) Accounts arising in the ordinary course of business of Borrower (provided that Borrower shall not permit the aggregate outstanding amount of accounts receivable from, and investments in and advances to Quik Water to at any time exceed $15,000),
(ix) loans outstanding on the date hereof from Borrower to officers of Borrower as described on Schedule 8.9, and (x) at any time and from time to time after the occurrence of the Deregistration, so long as each of the Second Tier Conditions have been satisfied as determined by Agent in its discretion, the New Officer Loans; provided that the aggregate principal amount of all New Officer Loans does not exceed $2,000,000.

            8.5 Guarantees. Except as contemplated herein, Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise, except (i) endorsements of negotiable instruments for collection in the ordinary course of business, and (ii) as listed on Schedule 8.5 hereto.

            8.6 Capital Expenditure Limitations. Borrower shall not permit Capital Expenditures in any Fiscal Year, as determined for Borrower and Webco Tube on a consolidated basis in accordance with GAAP, to exceed the sum of (the "Cap"): (i) Capital Expenditures paid for with Applied Proceeds, plus (ii) the amount set forth below opposite such Fiscal Year, plus (iv) the lesser of (x) $500,000, and (y) the amount, if any, by which the Cap for the immediately preceding Fiscal Year exceeds the actual amount of Capital Expenditures incurred by Borrower and Webco Tube on a consolidated basis during the immediately preceding Fiscal Year (excluding, for the purpose of computing such excess, any excess amount from a prior Fiscal Year):

     Fiscal Years Ending:        Amount:
     -------------------         ------
July 31, 2004                  $6,750,000
July 31, 2005 and thereafter   $6,000,000

            8.7 Dividends and Stock Redemptions. Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, without the prior written consent of the Required Lenders, directly or indirectly, (i) redeem, purchase or otherwise retire any of its shares of capital stock, or enter into any agreement to redeem, purchase or otherwise retire any of its shares of capital stock, (ii) declare or pay any dividends in any Fiscal Year on any class or classes of capital stock (other than the dividends on the common stock of Borrower payable solely in shares of such common stock), (iii) return capital of Borrower or any Subsidiary to its stockholders, or (iv) make any other distribution on or in respect of any shares of any class of capital stock of Borrower or any Subsidiary, including without limitation any distribution or payment on or in respect of any stock appreciation rights, or enter into any agreement to make any such distribution or payment (clauses (i) through (iv) are hereinafter collectively referred to as "Dividends and Distributions"); provided, however, that if no Default or Event of Default has occurred and is continuing or would occur as a result thereof, then (a) Borrower may make cash payments for the redemption or repurchase of capital stock of Borrower, provided that (i) all such cash payments made pursuant to this clause (a) do not exceed $250,000 in the aggregate in any Fiscal Year, and (ii) Borrower may otherwise redeem or repurchase capital stock of Borrower with other capital stock of Borrower, (b) any Subsidiary may declare and pay (i) cash dividends and distributions to Borrower, and (ii) stock dividends to Borrower so long as any pledge agreement from Borrower to Agent is amended to reflect the addition of such shares paid as stock dividends and such shares are delivered to Agent, along with stock powers executed in blank, (c) at any time subsequent to the Structure Change, Borrower may pay dividends or make distributions to its shareholders in an aggregate amount not greater than the amount necessary for such shareholders to pay their actual state and U.S. federal income tax liabilities in respect of income earned by Borrower subsequent to the Structure Change, (d) so long as each of the First Tier Conditions have been satisfied as determined by Agent in its discretion, Borrower may make Fractional Share Purchases; provided that the aggregate amount paid to all shareholders in connection with all Fractional Share Purchases does not exceed $2,000,000, and (e) at any time and from time to time after the occurrence of the Deregistration, so long as each of the Second Tier Conditions have been satisfied as determined by Agent in its discretion, Borrower may make any Buyback; provided that the aggregate amount paid to all shareholders in connection with all Buybacks does not exceed $4,000,000.

            8.8 Amendment of Certificate of Incorporation or By-Laws; Change of Name or Location. Except to the extent necessary to effect the transactions contemplated by the reverse stock split and the forward stock split in connection with the Fractional Share Purchase, Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, amend its Certificate of Incorporation or By-Laws. Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless Agent shall have received at least thirty days prior written notice of such change and Agent shall have acknowledged in writing that either
(i) such change will not adversely affect the validity, perfection or priority of Agent's security interest in the Collateral, or (ii) any reasonable action requested by Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral), provided that, any new location shall be in the continental U.S. Notwithstanding the foregoing provisions of this
Section 8.8, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof, at any time after the Deregistration Borrower may elect, in accordance with the provisions of the Internal Revenue Code, to be a subchapter S corporation (the "Structure Change"), provided that Borrower delivers to Agent a valid, duly completed copy of IRS Form 2553, or successor applicable form, and any other required forms filed with the IRS to effect such election.

            8.9 Transactions with Subsidiaries and Affiliates. Except as expressly contemplated by Subsections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.7, Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction with any Affiliate, including, without limitation: (a) the making of any loans to, or the payment of any bonuses, fees or other money to, any Affiliate, and (b) the purchase, sale or exchange of property or the rendering of any service to any Subsidiary or Affiliate, except for (i) salaries and bonuses paid to officers of Borrower or any Subsidiary, (ii) sales to Quik Water, provided that Borrower shall not permit the aggregate outstanding amount of accounts receivable from, and investments in and advances to, Quik Water to at any time exceed $15,000, and (iii) the transactions listed on Schedule 8.9, in each case to the extent the same are in the ordinary course of and pursuant to the reasonable requirements of Borrower's and such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arm's-length transaction with an unaffiliated person or corporation. The term "Affiliate" as used in this Subsection 8.9 only shall have the meaning in Subsection 1.1 and shall also include (i) any officer, director, employee or stockholder of any Affiliate of Borrower, and (ii) any Person related to any such Person described in clause (i) of this Subsection within the third degree of consanguinity.

            8.10 ERISA Violations. Borrower shall not:

            (A) engage, or permit an ERISA Affiliate of Borrower to engage, in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

            (B) permit to exist any accumulated funding deficiency for any Pension Plan (as defined in Subsection 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

            (C) fail, or permit an ERISA Affiliate of Borrower to fail, to pay timely required contributions or annual installments due with respect to any Plan including without limitation any installments due with respect to any waived funding deficiency to any Pension Plan;

            (D) terminate, or permit an ERISA Affiliate of Borrower to terminate, any Pension Plan which would result in any liability of Borrower or an ERISA Affiliate of Borrower under Title IV of ERISA;

            (E) fail, or permit an ERISA Affiliate of Borrower to fail, to pay to any Pension Plan any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

            (F) amend, or permit an ERISA Affiliate of Borrower to amend, a Pension Plan resulting in an increase in current liability for the plan year such that either Borrower or an ERISA Affiliate of Borrower is required to provide security to such Plan under Section 401(a) (29) of the Internal Revenue Code;

            (G) permit any reportable event (as defined in Section 4043 of ERISA) to occur;

            (H) withdraw, or permit any ERISA Affiliate to withdraw, from any Pension Plan during a plan year for which Borrower or any ERISA Affiliate of Borrower is a substantial employer with respect to such plan if Borrower or such ERISA Affiliate of Borrower would incur liability to the PBGC with respect to such plan under Sections 4063 or 4064 of ERISA; or

            (I) withdraw, or permit any ERISA Affiliate of Borrower to withdraw, from any Multiemployer Plan if a withdrawal liability would result to Borrower or any ERISA Affiliate of Borrower pursuant to Section 4201 of ERISA.

            8.11 Fiscal Year. Borrower shall not, and shall not permit any Subsidiary to, change its Fiscal Year, provided that P&J may change its Fiscal Year to July 31.

            8.12 Subsidiaries. Borrower shall not, and shall not permit any Subsidiary to, form or acquire any Subsidiaries, other than P&J and Webco Tube as wholly-owned Subsidiaries of Borrower.

            8.13 Financial Covenants. Borrower shall not:

            (A) Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio, determined as of the end of each of its Fiscal Quarters for the then most-recently ended four Fiscal Quarters, commencing with the first Fiscal Quarter ending October 31, 2004, to be less than 1.10 to 1.00.

            (B) Availability. Permit Availability to at any time be less than the amounts set forth opposite such time below:

PERIOD:                                             AMOUNT:
-------                                             -------
Closing Date through and including July 31, 2005   $3,000,000
After July 31, 2005                                $5,000,000

            8.14 Environmental.

            (A) Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, (i) fail to comply with any and all present and future Environmental Laws unless and to the extent contested in accordance with the provisions of Subsection 8.16 (B) below, (ii) release, store, treat, handle, generate, discharge or dispose of any Hazardous Materials on, under or from any Property in violation of or in a manner that Borrower reasonably expects could result in any liability under any Environmental Law, and (iii) fail to take any necessary steps to initiate and expeditiously complete all remedial, corrective and other action to eliminate any such effect. Agent shall have the right at any time that the Liabilities are outstanding but not more than once every year, at the sole cost and expense of Agent and each Lender, to conduct an environmental audit of the Mortgaged Property by such Persons appointed by Agent, and Borrower shall, and Borrower shall cause its Subsidiaries to cooperate in all respects in the conduct of such environmental audit, including, without limitation, by providing access to the Mortgaged Property and to all records relating thereto; provided, however, that if (1) such audit reveals any non-compliance by Borrower or any Subsidiary with the terms of this Subsection 8.14 or (2) there exists at the time of such audit any Default, then all costs and expenses incurred by Agent or Lenders in connection such environmental audit shall be immediately due and payable by Borrower to Agent upon Agent's demand therefor and if not then paid shall accrue interest at the Post-Default Rate. To the extent that any environmental audit identifies conditions which do not satisfy the covenants of this Subsection 8.14, Borrower agrees, within thirty (30) days after receipt of the Non-Compliance Notice, to, and to cause each Subsidiary to, initiate and thereafter continue with due diligence all reasonable steps to correct any failure to comply with such covenants. Borrower shall indemnify and hold Agent and each Lender harmless from and against all loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements and the allocated costs of staff counsel) that Borrower, any Subsidiary, Agent or such Lender may sustain by reason of the assertion against Agent or such Lender by any party of any claim relating to any Hazardous Materials on, under or from any Property or actions taken with respect thereto as authorized hereunder. The foregoing indemnification shall survive repayment of all Liabilities and any release or assignment of any Financing Agreement.

            (B) Borrower may at its own expense contest the amount or applicability of any of the obligations described in Subsection 8.14(A) by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of any Property or any part thereof to satisfy such obligations; provided, however, that in connection with such contest, Borrower shall have made provision for the payment or performance of such contested obligation on Borrower's and its Subsidiaries' books if and to the extent required by GAAP or, at the option of Agent, deposited with Agent to hold for the benefit of Borrower a sum sufficient to pay and discharge such obligation and Agent's estimate of all interest and penalties related thereto. Any such deposit (and any income earned thereon) not otherwise needed or used to pay such obligation, interest or penalties after the same shall be finally determined shall be promptly returned to Borrower. Notwithstanding the foregoing provisions of this Subsection 8.14(B), (i) no contest of any such obligations may be pursued by Borrower if such contest would expose Agent or any Lender to any possible criminal liability or, unless Borrower shall have furnished a bond or other security therefor satisfactory to Agent or such Lender, as the case may be, any civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by Borrower pursuant

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to this Subsection 8.14(B) shall become necessary to prevent the delivery of a tax or similar deed conveying any Property or any portion thereof or the forfeiture of, or termination of Borrower's or any Subsidiary's interest in, any Property or any portion thereof because of nonpayment or nonperformance, Borrower shall pay or perform the same, in sufficient time to prevent the delivery of such tax or similar deed or such termination or forfeiture.

            8.15 Disposal of Property. Borrower shall not, and shall not permit Webco Tube to, sell, lease, transfer or otherwise dispose of any of the Collateral or any of its other properties, assets and rights to any Person, except for (i) sales of Inventory to customers in the ordinary course of business, (ii) rights of Borrower in and to the services of its employees to Webco Tube pursuant to the terms of the Service Agreement, and (iii) the sale of Equipment in the ordinary course of business at any time when no Default or Event of Default has occurred and is continuing; provided that Borrower and Webco Tube shall not sell Equipment with an aggregate value greater than $250,000 during any period of 12 consecutive months without the consent of the Required Lenders (provided that no Lender shall unreasonably withhold its consent to such a sale). The term "value" as used in this Subsection 8.15 shall mean, as to any item of Equipment, the greater of (a) the proceeds received for such items of Equipment upon disposition (net of taxes and reasonable expenses incurred by Borrower or Webco Tube in connection with such disposition) or
(b)(i) if such item is listed on the equipment appraisal delivered to Agent in February, 2004 (the "Appraisal"), the appraised "orderly liquidation value" set forth for such item thereon (net of taxes payable in respect of such "orderly liquidation value" and reasonable expenses incurred by borrower or Webco Tube in connection with such disposition), or (ii) if such item is not listed on the Appraisal, Borrower's or Webco Tube's net book value for such item. Agent does not authorize Borrower or any Subsidiary to take any action in contravention to the foregoing.

            8.16 Inventory Covenants. Except as permitted by Subsection 3.13, Borrower shall not sell any of the Inventory on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or any other basis subject to a repurchase obligation or return right (other than Borrower's customary practice of accepting returns of Inventory within stated time periods as such practice is now in effect as heretofore described to Agent). Except as permitted by Subsection 3.17, Borrower shall not hold any inventory of others, whether on a consignment basis or otherwise, except Borrower may from time to time accept inventory of third parties for tolling provided that it is performed by Borrower on a sporadic, exceptional basis, and provided, further that, in each case, such inventory is not included in Borrower's Inventory.

            9. DEFAULT, RIGHTS AND REMEDIES OF LENDERS AND AGENT.

            9.1 Defaults. The occurrence of any one or more of the following events shall constitute a "Default" hereunder:

            (A) Borrower fails to pay (i) any of its Liabilities (other than interest or fees) when such Liabilities are due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or
(ii) any of its Liabilities constituting interest or fees within two days of the date such Liabilities are due or declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

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            (B) Borrower or any Subsidiary fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in any of the other Financing Agreements or Borrower fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in:

            (i) Subsection 7.2 above and such failure shall continue for more than 24 hours after notice of such failure by Agent to Borrower;

            (ii) Subsection 3.1 above and such failure shall continue for three
      (3) Business Days; provided that such grace period shall not apply, and a Default shall be deemed to have occurred promptly upon such breach, if such breach may not, in Agent's reasonable determination, be cured during such grace period;

            (iii) Subsections 7.1 (other than clause (E) thereof), 7.3 (other than clause (c) thereof), or 7.8 above and such failure shall continue for five (5) days; provided that such grace period shall not apply, and a Default shall be deemed to have occurred promptly upon such breach, if such breach may not, in Agent's reasonable determination, be cured during such grace period;

            (iv) Subsection 7.6 above and such failure shall continue for 14 days after Borrower knew or should have known thereof; provided that such grace period shall not apply, and a Default shall be deemed to have occurred promptly upon such breach, if such breach may not, in Agent's reasonable determination, be cured during such grace period;

            (v) Subsections 7.4, 7.5, 7.10 or 7.12 and such failure shall continue for thirty (30) days (such 30 days to begin solely for the purposes of a failure to comply with Subsection 7.4, when Borrower knew or should have known of such failure); provided that such grace period shall not apply, and a Default shall be deemed to have occurred promptly upon such breach, if such breach may not, in Agent's reasonable determination, be cured during such grace period; and

            (vi) any other covenant, condition or agreement contained in this Agreement;

            (C) any warranty or representation now or hereafter made by Borrower or any Subsidiary is untrue or incorrect in any material respect when made, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by Borrower or any Subsidiary to Agent or any Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified or any of the foregoing omits to state a fact necessary to make the statements therein contained not misleading in any material respect;

            (D) one or more judgment or order requiring a payment or payments in excess of $250,000 in the aggregate (except for judgments which are not a lien on personal property and which are being contested by Borrower and its Subsidiaries in good faith) shall be rendered against Borrower or any Subsidiary and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution, provided that this Subsection 9.1(D) shall not apply to any judgment for which Borrower and its Subsidiaries is fully insured (except for normal deductibles in connection

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therewith not to exceed $500,000 per occurrence in the case of casualty and property insurance) and with respect to which the insurer has assumed the defense and is not defending under reservation of right and with respect to which Agent reasonably believes the insurer will pay the full amount thereof (except for normal deductibles in connection therewith not to exceed $500,000 per occurrence in the case of casualty and property insurance);

            (E) a notice of lien, levy or assessment is filed or recorded with respect to all or a substantial part of the assets of Borrower or any Subsidiary by the U.S., or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them become a lien upon all or a substantial part of the Collateral or any Subsidiary's assets, and
(i) such lien, levy or assessment is not discharged or released or the enforcement thereof is not stayed within thirty (30) days of the notice or attachment thereof, or (ii) if the enforcement thereof is stayed, such stay shall cease to be in effect, provided that this Subsection 9.1(E) shall not apply to any liens, levies or assessments which relate to current taxes not yet due and payable;

            (F) there shall occur any loss, theft, substantial damage or destruction of any item or items of the Collateral for which Borrower is not fully insured as required by this Agreement, the other Financing Agreements or any guarantee (a "Loss"), if the amount of such Loss not fully covered by insurance (including any deductible in connection therewith), together with the amount of all other Losses not fully covered by insurance (including any deductibles in connection therewith) occurring in the same Fiscal Year, exceeds $500,000;

            (G) all or any part of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and on or before the thirtieth (30th) day thereafter such assets are not returned to Borrower and/or such writ, distress warrant or levy is not dismissed, stayed or lifted if the amount of such Collateral or assets or collateral, together with any other such Collateral, assets and collateral that is so attached, seized, subjected to writ or distress warrant or levied upon, exceeds $250,000 at any time;

            (H) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (i) against Borrower or any of its Subsidiaries and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of sixty (60) days, or (ii) by Borrower or any of its Subsidiaries or Borrower or any of its Subsidiaries makes an assignment for the benefit of creditors or Borrower or any of its Subsidiaries takes any corporate action to authorize any of the foregoing;

            (I) Borrower or any of its Subsidiaries voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

            (J) Borrower or any of its Subsidiaries becomes insolvent or fails generally to pay its debts as they become due;

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            (K) Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business affairs;

            (L) a breach by Borrower or any Subsidiary shall occur under any material agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between Borrower or any Subsidiary and any other Person, and such breach continues unwaived for more than thirty (30) days after such breach first occurs, provided that such grace period shall not apply, and a Default shall be deemed to have occurred promptly upon such breach, if such breach may not, in Agent's reasonable determination, be cured by Borrower or such Subsidiary, as the case may be, during such thirty (30) day grace period;

            (M) (i) a default, breach, or Event of Default shall occur under any Related Document (as defined in the Participation Agreement) or (ii), as to more than $250,000 in Indebtedness in the aggregate at any time (a) Borrower or any Subsidiary shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (b) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) or accelerated prior to the stated maturity thereof;

            (N) a material and adverse change shall occur (i) in the present or reasonably foreseeable prospective operations or financial condition of Borrower or in the value of any material portion of the Collateral, or (ii) which materially impairs the ability of Borrower to perform Borrower's obligations under this Agreement and the other Financing Agreements, in each case as determined by the Required Lenders in its sole discretion exercised in Good Faith;

            (O) (i) F. William Weber and Dana S. Weber shall fail to possess the power to direct or cause the direction of the management and policies of Borrower, (ii) F. William Weber, Martha A. Weber, Dana S. Weber, Kimberly A.W. Frank, Ashley Roye Weber or any of their lineal descendants (collectively, the "Webers") shall cease to own beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) at least 40% of the combined voting power of all classes of capital stock of Borrower having the power to elect directors of Borrower, (iii) any Person or two or more Persons (other than the Webers and except for any Persons who are acceptable to the Agent in its discretion) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, (iv) during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Borrower shall cease for any reason to constitute a majority of the board of directors of Borrower, unless
(A) each such new director who was elected by filling a vacancy created on the board is approved by F. William Weber and Dana S. Weber, and (B) each such new director who was elected at a meeting of the shareholders

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of the Borrower was approved by a vote of holders having at least 66 2/3% of the combined voting power of all classes of capital stock of the Borrower having the power to elect directors of Borrower, (v) any Person or two or more Persons (other than the Webers and except for any Persons who are acceptable to the Agent in its discretion) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management of policies of Borrower or control over securities of Borrower (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, (vi) any "Change in Control" (as defined that certain Officer Employment Contract, dated October 1, 2003, by and between Borrower and F. William Weber, as in effect on the date hereof) shall occur,
(vii) any "Change in Control" (as defined in that certain Officer Employment Contract, dated October 1, 2003, by and between Borrower and Dana S. Weber, as in effect on the date hereof) shall occur, or (viii) Borrower shall cease to own 100% of the issued and outstanding capital stock of P&J, Webco Tube or any of its other Subsidiaries, unless P&J, Webco Tube or any such other Subsidiary merges into Borrower;

            (P) the plan administrator of any Pension Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and Agent in good faith believes that the approval of such waiver could subject either Borrower or an ERISA Affiliate of Borrower to liability in excess of $100,000;

            (Q) an accumulated funding deficiency (as defined in Section 203 of ERISA and Section 412 of the Code) exists with respect to any Pension Plan as of the last day of any plan year;

            (R) as of the last day of any plan year, the present value of the benefits under any Pension Plan, as determined by such Plan's independent actuaries, exceeds the value as of such date, as determined by such actuaries, of all assets of such Plan by $100,000;

            (S) the aggregate present value of the benefits under all Pension Plans that do not satisfy clause (R) above, as of the end of each Plan's plan year, as determined by such Plans' independent actuaries, exceeds the aggregate value as of such date, as determined by such actuaries, of all assets of all such Pension Plans by $100,000; or

            (T) a Termination Event occurs which Agent in Good Faith believes could individually, or together with any other Termination Event subject either Borrower or an ERISA Affiliate of Borrower to liability in excess of $100,000.

            9.2 Remedies.

            (A) If any Default occurs, Agent may in its discretion (and at the written request of the Required Lenders, shall) (i) terminate or suspend the obligations of Lenders to make Loans hereunder and the obligation and power of the Issuing Bank to issue Letters of Credit, (ii) declare all or any portion of the Liabilities to be due and payable, whereupon such

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Liabilities shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives, (iii) pursuant to Subsection 5.6, upon notice to Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, Agent may make demand on Borrower to pay, and Borrower will, forthwith upon such demand and without any further notice or act, pay to Agent an amount, in immediately available funds, equal to 105% of the undrawn face amount of any Letter of Credit then outstanding, (iv) increase the rate of interest applicable to the Loans and the L/C Fees as set forth in this Agreement, and (v) exercise any rights and remedies provided to Agent under the Financing Agreements or at law or equity, including all remedies provided under the Code.

            (B) If any Default described in Subsection 9.1(H) or 9.1(I) occurs with respect to Borrower or any of its Subsidiaries, the obligations of Lenders to make Loans hereunder and the obligation and power of the Issuing Bank to issue Letters of Credit shall automatically terminate and all Liabilities shall immediately become due and payable without any election or action on the part of Agent, the Issuing Bank or any Lender and Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to, pursuant to Subsection 5.6, pay to Agent an amount equal to 105% of the undrawn face amount of each Letter of Credit then outstanding.

            (C) If, within thirty days after acceleration of the maturity of the Liabilities or termination of the obligations of Lenders to make Loans and the obligation and power of the Issuing Bank to issue Letters of Credit hereunder as a result of any Default (other than any Default as described in Subsection 9.1(H) or 9.1(I) with respect to Borrower) and before any judgment or decree for the payment of the Liabilities due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.

            (D) In the event of a Default, Agent shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws. All of the rights and remedies of Agent and each Lender, whether under this Agreement, the other Financing Agreements, the Code or other applicable laws or otherwise, shall be cumulative, and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Agent after Default may be for cash, credit or any combination thereof, and Agent or any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Liabilities then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Agent may, in its sole discretion, cause the Collateral to remain on the premises of Borrower, at Borrower's expense, pending sale or other disposition of the Collateral. Agent shall have the right to conduct such sales on such premises, at Borrower's expense, or elsewhere, on such occasion or occasions as Agent may see fit.

            9.3 Entry Upon Premises and Access to Information. In the event of a Default, Agent shall have the right to enter upon the premises of Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any

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other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of Agent, any Lender or any agent of Agent or any Lender, for such time as Agent may desire, in order effectively to collect or liquidate the Collateral, and/or Agent may require Borrower to assemble the Collateral and make it available to Agent or any Lender at a place or places to be designated by Agent. In the event of a Default, Agent shall have the right to obtain access to data processing equipment, computer hardware and software of Borrower relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and Agent shall have the right to notify post office authorities to change the address for delivery of mail of Borrower to an address designated by Agent and to receive, open and deal with all mail addressed to Borrower.

            9.4 Sale or Other Disposition of Collateral by Agent. Any notice required to be given by Agent of a sale, lease or other disposition or other intended action by Agent with respect to any of the Collateral which is deposited in the U.S. mails, postage prepaid and duly addressed to Borrower at the address specified in Subsection 12.16 hereof, at least ten (10) Business Days prior to such proposed action shall constitute fair and reasonable notice of any such action. The net proceeds realized by Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Liabilities, including, without limitation, the Liabilities described in Subsections 7.5 and 12.2 hereof. Agent and Lenders shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable to Agent and each Lender for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Agent's security interest in the Collateral until the Liabilities are fully paid. Borrower agrees that neither Agent nor any Lender has obligation to preserve rights to the Collateral against any other parties. Agent is hereby granted a license or other right to use, without charge, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature of Borrower, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and rights under all licenses and all franchise agreements of Borrower shall inure to Agent's benefit until the Liabilities are paid. Neither Agent nor any Lender has any obligation to attempt to satisfy the Liabilities by collecting them from any other Person liable for them and Agent may release, modify or waive any collateral provided by any other Person to secure any of the Liabilities, all without affecting Agent's rights against Borrower. Borrower waives any right it may have to require Agent to pursue any third person for any of the Liabilities. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Agent may sell the Collateral without giving any warranties as to the Collateral and Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Agent sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

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            9.5 Waivers. Except as otherwise provided for in this Agreement or by applicable law, Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

            9.6 Waiver of Notice. UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT, BORROWER (PURSUANT TO AUTHORITY GRANTED BY ITS BOARD OF DIRECTORS) HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OR ANY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

            9.7 Related Defaults. The occurrence of any Default under this Agreement shall constitute an Event of Default and default under any Related Rate Hedging Agreement and any lease between any Lender or any Lender's affiliates and Borrower.

            10. AGENT.

            10.1 Appointment; Nature of Relationship. Bank One is hereby appointed by each Lender as its contractual representative (herein referred to as the "Agent") hereunder and under each other Financing Agreement, and each Lender irrevocably authorizes Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Financing Agreements. Agent agrees to act as such contractual representative upon the express conditions contained in this Section 10. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Financing Agreement and that Agent is merely acting as the contractual representative of Lenders with only those duties as are expressly set forth in this Agreement and the other Financing Agreements. In its capacity as Lenders' contractual representative, Agent (a) does not hereby assume any fiduciary duties to any Lender, (b) is a "representative" of Lenders within the meaning of the term "secured party" as defined in the Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Financing Agreements. Each Lender hereby agrees to assert no claim against Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

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            10.2 Powers. Agent shall have and may exercise such powers under the
Financing Agreements as are specifically delegated to Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Agent shall have no implied duties to Lenders, or any obligation to Lenders to take any action thereunder except any action specifically provided by the Financing Agreements to be taken by Agent.

            10.3 General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to Borrower, any of its Subsidiaries, Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Financing Agreement or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

            10.4 No Responsibility for Credit Extensions, Recitals, etc. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Financing Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Financing Agreement, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered solely to Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Financing Agreement or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of Borrower, any of its Subsidiaries, any guarantor of the Secured Obligations or any Affiliate of any of such Persons.

            10.5 Action on Instructions of Lenders. Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Financing Agreement in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Lenders. Lenders hereby acknowledge that Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Financing Agreement unless it shall be requested in writing to do so by the Required Lenders. Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Financing Agreement unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            10.6 Employment of Agents and Counsel. Agent may execute any of its duties as Agent hereunder and under any other Financing Agreement by or through employees, agents, and attorneys-in-fact and shall not be answerable to Lenders, except as to money or securities received by Agent or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Agent shall be entitled to advice of counsel concerning the contractual arrangement between Agent and Lenders and all matters pertaining to Agent's duties hereunder and under any other Financing Agreement.

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            10.7 Reliance on Documents; Counsel. Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, with respect to legal matters, upon the opinion of counsel selected by Agent, which counsel may be employees of Agent. For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

            10.8 Agent's Reimbursement and Indemnification. Each Lender agrees to reimburse and indemnify Agent ratably in its Proportionate Share (a) for any amounts not reimbursed by Borrower or any of its Subsidiaries for which Agent is entitled to reimbursement by Borrower or such Subsidiary under the Financing Agreements, (b) for any other expenses incurred by Agent on behalf of Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Financing Agreements (including, without limitation, for any expenses incurred by Agent in connection with any dispute between Agent and any Lender or between two or more of Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Financing Agreements or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against Agent in connection with any dispute between Agent and any Lender or between two or more of Lenders), or the enforcement of any of the terms of the Financing Agreements or of any such other documents, provided that, (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Agent and (ii) any indemnification required pursuant to Subsection 2.10(F) shall, notwithstanding the provisions of this Subsection 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of Lenders under this Subsection 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.

            10.9 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall give prompt notice thereof to Lenders; provided that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

            10.10 Rights as a Lender. In the event Agent is a Lender, Agent shall have the same rights and powers hereunder and under any other Financing Agreement with respect to its Revolving Credit Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not Agent, and the term "Lender" or "Lenders" shall, at any time when Agent is a Lender, unless the context otherwise indicates, include Agent in its individual

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capacity. Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Financing Agreement, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person, all as if Bank One were not Agent and without any duty to account therefor to Lenders. Bank One and its Affiliates may accept fees and other consideration from Borrower or any of its Subsidiaries for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Agent in its individual capacity, is not obligated to remain a Lender.

            10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent, Arranger or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Financing Agreements. Each Lender also acknowledges that it will, independently and without reliance upon Agent, Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements. Except for any notice, report, document, credit information or other information expressly required to be furnished to Lenders by Agent or Arranger hereunder, neither Agent nor Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of Borrower, any of its Subsidiaries or any of its Affiliates that may come into the possession of Agent or Arranger (whether or not in its capacity as Agent or Arranger) or any of their Affiliates.

            10.12 Successor Agent. Agent may resign at any time by giving written notice thereof to Lenders and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Agent may be removed at any time with cause by written notice received by Agent from the Majority Lenders, such removal to be effective on the date specified by the Majority Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of Borrower and Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and Lenders, a successor Agent. Notwithstanding the previous sentence, Agent may at any time without the consent of Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If Agent has resigned or been removed and no successor Agent has been appointed, Lenders may perform all the duties of Agent hereunder and Borrower shall make all payments in respect of the Secured Obligations to the applicable Lender and for all other purposes shall deal directly with Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of Agent, the resigning or removed

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Agent shall be discharged from its duties and obligations hereunder and under the Financing Agreements. After the effectiveness of the resignation or removal of an Agent, the provisions of this Section 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent hereunder and under the other Financing Agreements. In the event that there is a successor to Agent by merger, or Agent assigns its duties and obligations to an Affiliate pursuant to this Subsection 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

            10.13 Delegation to Affiliates. Borrower and Lenders agree that Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which Agent is entitled under this Agreement (including, without limitation, Sections 10 and 12).

            10.14 Execution of Financing Agreements. Lenders hereby empower and authorize Agent, on behalf of Agent and Lenders, to execute and deliver to Borrower or any of its Subsidiaries the Financing Agreements and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Financing Agreements. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements, and the exercise by Agent or the Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders. Lenders acknowledge that all of the Secured Obligations hereunder constitute one debt, secured pari passu by all of the Collateral.

            10.15 Collateral Matters.

            (A) Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Liens granted to Agent by Borrower or any of its Subsidiaries on any Collateral (i) upon the termination of the Revolving Credit Commitment, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Secured Obligations), and the cash collateralization of all Unliquidated Secured Obligations in a manner satisfactory to each affected Lender, (ii) constituting Property being sold or disposed of if Borrower or such Subsidiary disposing of such Property certifies to Agent that the sale or disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting Property in which neither Borrower nor such Subsidiary has at any time during the term of this Agreement owned any interest,
(iv) constituting property leased to Borrower or such Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, (v) owned by or leased to Borrower or such Subsidiary which is subject to a purchase money security interest or which is the subject of a Capitalized Lease, in either case, entered into by Borrower or such Subsidiary pursuant to Subsection 8.2(iv), or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of Agent and Lenders pursuant to Section 9. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release any Liens upon particular types or items of Collateral pursuant to

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this Subsection 10.15. Except as provided in the preceding sentence, Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $1,000,000 during any calendar year without the prior written authorization of Lenders.

            (B) Upon receipt by Agent of any authorization required pursuant to Subsection 10.15(A) from the Required Lenders of Agent's authority to release any Liens upon particular types or items of Collateral, and upon at least five Business Days prior written request by Borrower or any of its Subsidiaries, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of its Liens upon such Collateral; provided that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower or any of its Subsidiaries in respect of) all interests retained by Borrower or any of its Subsidiaries, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (C) Agent shall have no obligation whatsoever to any of Lenders to assure that the Collateral exists or is owned by Borrower or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Liens granted to Agent therein have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to Agent pursuant to any of the Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

            (D) Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of Agent and Lenders, in assets which, in accordance with Article 9 of the Code or any other applicable law can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent's instructions.

            (E) Each Lender hereby agrees as follows: (a) such Lender is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each Report prepared by or on behalf of Agent; (b) such Lender expressly agrees and acknowledges that neither Bank One nor Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein, or (ii) shall be liable for any information contained in any Report; (c) such Lender expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent, Bank One, or any other party performing any audit or examination will inspect only specific

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information regarding Borrower or its Subsidiaries and will rely significantly upon Borrower's and its Subsidiaries' books and records, as well as on representations of Borrower's and its Subsidiaries' personnel and that neither Agent nor Bank One undertakes any obligation to update, correct or supplement the Reports; (d) such Lender agrees to (i) keep all Reports confidential and strictly for its internal use, (ii) not share the Report with Borrower or any of its Subsidiaries, and (iii) not distribute any Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, such Lender agrees (i) that neither Bank One nor Agent shall be liable to such Lender or any other Person receiving a copy of the Report for any inaccuracy or omission contained in or relating to a Report, (ii) to conduct its own due diligence investigation and make credit decisions with respect to Borrower and its Subsidiaries based on such documents as such Lender deems appropriate without any reliance on the Reports or on Agent or Bank One, (iii) to hold Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to Borrower or any of its Subsidiaries, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, any Secured Obligations and (iv) to pay and protect, and indemnify, defend, and hold Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

            10.16 Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any Lender identified in this Agreement as a "co-agent" nor the documentation agent or the syndication agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to Agent in Section 10.11.

            10.17 Allocation of Payments. Prior to the occurrence of a Default described in Subsection 9.1(H), or acceleration of the maturity of the Liabilities, payments on the Liabilities shall be allocated to Lenders as follow: (i) payments of principal of, and interest on, the Term Loans and Prepayment Fees relating to the prepayment of Term Loans shall be allocated to Lenders based on their respective Term Proportionate Share, and (ii) payments of principal of, and interest on, the Revolving Loans and the Unused Commitment Fees, the L/C Fees, Prepayment Fees, and the Commitment Reduction Fees relating to any payments on the Revolving Loans or any reduction in the Total Revolving Commitments shall be allocated based on their respective Revolving Proportionate Share, subject to Subsection 2.5. Subject to Subsections 2.5 and 2.7, after the occurrence and during the continuance of a Default described in Subsections 9.1(H) or after the acceleration of the maturity of the Liabilities, payments of principal of, and interest on, all Loans shall be allocated to Lenders based on their respective Proportionate Share.

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            11. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.

            11.1 Successors and Assigns. The terms and provisions of the Financing Agreements shall be binding upon and inure to the benefit of Borrower, its Subsidiaries and Lenders and their respective successors and assigns permitted hereby, except that (a) neither Borrower nor any of its Subsidiaries shall have the right to assign its rights or obligations under the Financing Agreements without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Subsection 11.3, and (c) any transfer by participation must be made in compliance with Subsection 11.2. Any attempted assignment or transfer by any party not made in compliance with this Subsection 11.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Subsection 11.2. The parties to this Agreement acknowledge that clause (b) of this Subsection 11.1 relates only to absolute assignments and this Subsection 11.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Subsection 11.3. Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Subsection 11.3; provided, however, that Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Financing Agreements. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

            11.2 Participations.

            (A) Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any of such Lender's Revolving Loans, Term Loans, Proportionate Share of Letter of Credit Obligations, any Revolving Credit Commitment of such Lender or any other interest of such Lender under the Financing Agreements. In the event of any such sale by a Lender of participating interests to a Participant, (i) such Lender's obligations under the Financing Agreements shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the owner of its Revolving Loans, Term Loans, Proportionate Share of Letter of Credit Obligations and Proportionate Share of Interim Revolving Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Financing Agreements, (iv) all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and (v) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Agreements.

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            (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Financing Agreements other than any amendment, modification or waiver with respect to any Revolving Loan, Term Loan, Proportionate Share of Letter of Credit Obligation, Proportionate Share of Interim Revolving Loan or Revolving Credit Commitment in which such Participant has an interest which would require consent of all of Lenders pursuant to the terms of Subsection 12.1 or of any other Financing Agreement.

            (C) Benefit of Certain Provisions. Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Subsection
5.5 in respect of its participating interest in amounts owing under the Financing Agreements to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Financing Agreements, provided that, each Lender shall retain the right of setoff provided in Subsection 5.5 with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Subsection 5.5, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Subsection
2.12 as if each Participant were a Lender. Borrower further agrees that each Participant shall be entitled to the benefits of Subsections 2.10, 2.15, 2.16(D) and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 11.3, provided that, (i) a Participant shall not be entitled to receive any greater payment under Subsection 2.10, 2.15, 2.16(D) or 2.17 than Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of Borrower, and (ii) any Participant not incorporated under the laws of the U.S. or any state thereof agrees to comply with the provisions of Subsection 2.10 to the same extent as if it were a Lender.

            11.3 Assignments.

            (A) Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Financing Agreements. Such assignment shall be substantially in the form of Exhibit L (an "Assignment Agreement"). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be (i) in an amount equal to the entire applicable Revolving Credit Commitment and Credit Extensions of the assigning Lender, or (ii) unless each of Borrower and Agent otherwise consents,
(x) in an aggregate amount not less than $5,000,000 in the case of any assignment of a Revolving Credit Commitment and $1,000,000 in the case of any assignment of a Term Loan, (y) of a constant, and not a varying, percentage interest of the assigning Lender's rights and obligations, and (z) of the same proportionate amount of the assigning Lender's rights and obligations with respect to each type of Credit Extension hereunder and the Revolving Commitment of such assigning Lender. The amount of the assignment shall be based on the Revolving Credit Commitment and outstanding Credit Extensions subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

            (B) Consents. The consent of Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an

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Approved Fund, provided that, the consent of Borrower shall not be required if a
Default has occurred and is continuing. The consent of Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. The consent of the Issuing Bank shall be required prior to an assignment of a Revolving Credit Commitment becoming effective unless the Purchaser is a Lender with a Revolving Credit Commitment. Any consent required under this Subsection 11.3(B) shall not be unreasonably withheld or delayed.

            (C) Effect; Effective Date. Upon (i) delivery to Agent of a duly executed Assignment Agreement, together with any consents required by Subsections 11.3(A) and 11.3(B), and (ii) payment of a $3,500 fee to Agent for processing such assignment (unless such fee is waived by Agent), such Assignment Agreement shall become effective on the effective date specified by Agent in such Assignment Agreement. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Credit Commitment and Credit Extensions under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Financing Agreements will not be "plan assets" under ERISA. On and after the effective date of such Assignment Agreement, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Financing Agreement executed by or on behalf of Lenders and shall have all the rights and obligations of a Lender under the Financing Agreements, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Revolving Credit Commitment and Credit Extensions assigned to such Purchaser without any further consent or action by Borrower, Lenders or Agent. In the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Financing Agreements which survive payment of the Secured Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Subsection 11.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection 11.2. Upon the consummation of any assignment to a Purchaser pursuant to this Subsection 11.3(C), the transferor Lender, Agent and Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Credit Commitment and Credit Extensions, as adjusted pursuant to such assignment.

            (D) Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the U.S. a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for

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inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            11.4 Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Financing Agreements by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that, each Transferee and prospective Transferee agrees to be bound by Subsection 12.23 of this Agreement.

            11.5 Tax Treatment. If any interest in any Financing Agreement is transferred to any Transferee which is not incorporated under the laws of the U.S. or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Subsection 2.10(E).

            11.6 Assignment by Issuing Bank. Notwithstanding anything contained herein, if at any time Bank One assigns all of its Revolving Credit Commitment and Revolving Loans pursuant to Subsection 11.3, Bank One may, upon thirty days' notice to Borrower and Lenders, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, Borrower shall be entitled to appoint from among Lenders a successor Issuing Bank hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank One as Issuing Bank. If Bank One resigns as Issuing Bank, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to the Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Letter of Credit Obligations with respect thereto (including the right to require Lenders to make Revolving Loans or fund risk participations in outstanding obligations of Borrower to reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of any one or more drawings under Letters of Credit pursuant to Section 2.19).

            12. MISCELLANEOUS.

            12.1 Waiver, Amendments.

            (A) Any failure by Agent, the Issuing Bank or any Lender, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the other Financing Agreements shall not waive, affect or diminish any right of Agent, the Issuing Bank or any Lender thereafter to demand strict compliance and performance therewith.

            (B) Subject to the provisions of this Subsection 12.1, no amendment, waiver or modification of any provision of this Agreement or any other Financing Agreement, and no consent with respect to any departure by Borrower or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or Agent with the consent in writing of the Required Lenders) and Borrower and such Subsidiary, as applicable, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. All Defaults shall continue until the same are waived in accordance with this Subsection 12.1.

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            (C) Notwithstanding Subsection 12.1(B), no such amendment, waiver or other modification with respect to this Agreement shall, without the consent of all of Lenders:

            (i) extend the final maturity of any Loan to a date after the Termination Date;

            (ii) postpone any regularly scheduled payment of principal of any Loan or reduce or forgive all or any portion of the principal amount of any Loan or any obligations of Borrower to reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of any one or more drawings under Letters of Credit;

            (iii) reduce the rate or extend the time of payment of interest or fees payable to Lenders pursuant to any Financing Agreement;

            (iv) reduce the percentage or number of Lenders specified in the definition of Required Lenders;

            (v) extend the Termination Date;

            (vi) increase the amount of the Total Revolving Commitment, the Term Loan or the Revolving Credit Commitment of any Lender hereunder (other than pursuant to Subsection 11.3);

            (vii) increase the advance rates set forth in the definition of Current Asset Base;

            (viii) permit Borrower to assign its rights under this Agreement;

            (ix) amend this Subsection 12.1; or

            (x) except as provided in Section 10.15 or any Collateral Document, release the Collateral.

            (D) No amendment of any provision of this Agreement relating to Agent or to Interim Revolving Loans shall be effective without the written consent of Agent. No amendment of any provision relating to the Issuing Bank shall be effective without the written consent of the Issuing Bank. Agent may
(i) amend Schedule I to reflect assignments entered into pursuant to Subsection 11.3, and (ii) waive payment of the fee required under Subsection 11.3(C), in each case without obtaining the consent of any other party to this Agreement.

            (E) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change") requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to herein as a "Non-Consenting Lender"), then, so long as Agent is not a Non-Consenting Lender, Borrower may elect to replace such Non-Consenting Lender as a Lender party to this Agreement within 90 days after the consent of the Required Lenders was obtained, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to Borrower and Agent shall agree, as of such date, to purchase for cash the Advances and other Secured Obligations due to the Non-Consenting Lender pursuant to an Assignment Agreement and to become a Lender for all purposes under this

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Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Subsection
11.3 applicable to assignments, and (ii) Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.10, 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Subsection 2.16(D) had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

            12.2 Costs and Attorneys' Fees. If at any time or times hereafter Agent employs counsel (including internal counsel) in connection with protecting or perfecting Agent's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement or any of the other Financing Agreements, whether (a) to prepare, negotiate or execute (i) any amendment to or modification or extension of this Agreement, any other Financing Agreements or any instrument, document or agreement executed by any Person in connection with the transactions contemplated by this Agreement, (ii) any new or supplemental Financing Agreements, or any instrument, document or agreement to be executed by any Person in connection with the transactions contemplated by this Agreement, or (iii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any Person, including any participant, (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (d) to consult with officers of Agent or to advise Agent, (e) to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral, or (f) to attempt to enforce or to enforce any security interest in any of the Collateral, or to enforce any rights of Agent or any Lender, including, without limitation, Agent's or any Lender's rights to collect any of the Liabilities, then in any of such events, all of the reasonable attorneys' fees (including the allocated cost of internal counsel) arising from such services, and any expenses, costs and charges relating thereto, including, without limitation, all reasonable fees of all paralegals and other staff employed by such attorneys, together with interest following demand for payment thereof at the from time to time rate applicable to Floating Rate Advances, shall be part of the Liabilities, payable on demand and secured by the Collateral.

            12.3 Expenditures. In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which Borrower is, under any of the terms hereof, required to pay, or fail to keep the Collateral free from other Liens, except as permitted herein, Agent or the Required Lenders may, in its or their sole discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate applicable to Floating Rate Advances, shall be part of the Liabilities, payable on demand and secured by the Collateral.

            12.4 Custody and Preservation of Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower shall request in writing, but failure by Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by Agent to preserve or protect any right with respect to such

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Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

            12.5 Reliance by Lenders. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Agent or any Lender, be deemed to be material to and to have been relied upon by Agent and each Lender.

            12.6 CHOICE OF LAW. THE FINANCING AGREEMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

            12.7 CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY FINANCING AGREEMENT AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT, THE ISSUING BANK OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER OR ANY OF ITS SUBSIDIARIES IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER OR ANY OF ITS SUBSIDIARIES AGAINST AGENT, THE ISSUING BANK OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH ANY FINANCING AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

            12.8 SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND IRREVOCABLY APPOINTS PRENTICE-HALL CORPORATION SYSTEM, INC., BORROWER'S REGISTERED AGENT, AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF ILLINOIS (THE "SP AGENT"). AGENT AND EACH LENDER AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL (NO RETURN RECEIPT REQUIRED) A COPY OF ANY PROCESS SO SERVED BY IT UPON THE SP AGENT TO BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 12.16 HEREOF. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE COURTS REFERRED TO IN SUBSECTION
12.7 HEREOF IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES OF SUCH SERVICE BY REGISTERED MAIL, POSTAGE PREPAID TO BORROWER AT SAID ADDRESS.

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NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE
PROCESS IN ANY OTHER MANNER PERMITTED BY LAW BUT ANY FAILURE TO RECEIVE SUCH
COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

            12.9 WAIVER OF JURY TRIAL AND BOND.

            (A) WAIVER OF JURY TRIAL. BORROWER, AGENT, THE ISSUING BANK AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY FINANCING AGREEMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

            (B) WAIVER OF BOND. BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF AGENT OR ANY LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF AGENT OR ANY LENDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN AGENT OR ANY LENDER AND BORROWER.

            12.10 ADVICE OF COUNSEL. BORROWER ACKNOWLEDGES AND REPRESENTS TO AGENT AND LENDERS THAT BORROWER HAS DISCUSSED THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS WITH ITS LAWYERS AND ANY AND ALL ISSUES WITH RESPECT TO THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS HAVE BEEN RESOLVED TO BORROWER'S SATISFACTION.

            12.11 SEVERABILITY. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

            12.12 Application of Payments. Notwithstanding any contrary provision contained in this Agreement or in any of the other Financing Agreements, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Agent or any Lender from Borrower or with respect to any of the Collateral, and Borrower does hereby irrevocably agree that Agent and each Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Liabilities in such manner

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as Agent or such Lender may deem advisable, notwithstanding any entry by Agent or any Lender upon any of its books and records.

            12.13 Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that Borrower makes a payment or payments to Agent or any Lender or Agent or any Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            12.14 Section and Subsection Titles. The section and subsection titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

            12.15 Continuing Effect. This Agreement, Agent's security interests in the Collateral, and all of the other Financing Agreements shall continue in full force and effect so long as any Liabilities shall be owed to Agent or any Lender, and (even if there shall be no Liabilities outstanding) so long as this Agreement has not been terminated as provided herein.

            12.16 Notices; Effectiveness; Electronic Communication.

            (A) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Subsection 12.16(B)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

            (i) if to Borrower, at the following address or telecopier number:

                 Webco Industries, Inc.
                 9101 West 21st Street
                 Sand Springs, Oklahoma 74063
                 Attention: Michael P. Howard, Vice President
                 Telecopy: 918/245-1305
                 Confirmation: 918/241-1094

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            (ii) if to Agent or the Issuing Bank, at the following address or telecopier number:

                 Bank One, NA
                 120 South LaSalle Street, 8th Floor
                 Chicago, Illinois 60603
                 Attention: James Gurgone, Vice President
                 Telecopy: 312/661-6929
                 Confirmation: 312/661-5136

            (iii) if to a Lender, to it at its address or telecopier number set forth on Schedule I hereto.

            Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, notices sent by telecopier shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Subsection 12.16(B), shall be effective as provided in said Subsection 12.16(B).

            (B) Electronic Communications. Notices and other communications to Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided that, the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2 if such Lender or the Issuing Bank, as applicable, has notified Agent that it is incapable of receiving notices under such Section 2 by electronic communication. Agent or Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Notwithstanding the foregoing, in every instance, Borrower shall be required to provide paper copies of the Compliance Certificates required by Subsection 7.1(A)(iii) to Agent.

            Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (C) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

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            12.17 Equitable Relief. Borrower recognizes that, in the event
Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent or any Lender; therefore, Borrower agrees that Agent or any Lender, if Agent or such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and the granting of any such relief shall not preclude Agent or any Lender from pursuing any other relief or remedies for such breach.

            12.18 Indemnification. Borrower agrees to defend, protect, indemnify and hold harmless Agent, Arranger, the Issuing Bank and each Lender and each of their respective officers, directors, employees, attorneys, consultants and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the allocated cost of internal counsel and the reasonable fees and disbursements of external counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement or the other Financing Agreements, or any act, event or transaction related or attendant thereto, the agreements of Agent, Arranger, the Issuing Bank and each Lender contained herein, the making of any Loans or any other advances, the issuance of any Letter of Credit, or entering into the Participation Agreement or the Reimbursement Agreement or with respect to or in connection with obligations thereunder, the management of such Loans, advances or Letters of Credit or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such Loans, advances or Letters of Credit (collectively, the "Indemnified Matters"); provided that Borrower shall have no obligation to any Indemnitee hereunder with respect to Indemnified Matters finally judicially determined in a proceeding which is binding upon such Indemnitee to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnitee or to reimburse any Lender (other than Arranger and Bank One in its capacity as Agent) for its legal fees and expenses incurred prior to the occurrence of a Default or Event of Default in connection with the documentation and closing of the matters contemplated by this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Subsection 12.18 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. In addition, Borrower shall, upon demand, pay to Agent, Arranger, any Lender and the Issuing Bank all costs and expenses (including, without limitation, the allocated cost of internal counsel and the reasonable fees and disbursements of external counsel and other professionals) paid or incurred by Agent, Arranger, the Issuing Bank or such Lender in (i) enforcing or defending its rights under or in respect of this Agreement, the other Financing Agreements or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Loans, (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing after the occurrence of

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a Default or Event of Default. Borrower's obligations hereunder shall survive any termination of this Agreement and the other Financing Agreements and the payment in full of the Liabilities, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement.

            12.19 Nonliability of Lenders. The relationship between Borrower on the one hand and Lenders, the Issuing Bank and Agent on the other hand shall be solely that of debtor and creditor. Neither Agent, Arranger, the Issuing Bank nor any Lender shall have any fiduciary responsibilities to Borrower or any of its Subsidiaries. Neither Agent, Arranger, the Issuing Bank nor any Lender undertakes any responsibility to Borrower or any of its Subsidiaries to review or inform Borrower or any of its Subsidiaries of any matter in connection with any phase of Borrower's or any of its Subsidiaries' respective business or operations. Borrower agrees that neither Agent, Arranger, the Issuing Bank nor any Lender shall have liability to Borrower or any if its Subsidiaries (whether sounding in tort, contract or otherwise) for losses suffered by Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Financing Agreements, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither Agent, Arranger, the Issuing Bank nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to the Financing Agreements or the transactions contemplated thereby.

            12.20 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender under such Lender's Notes shall be a separate and independent debt.

            12.21 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to Agent pursuant to Subsection 12.16 or, in the case of any Lenders which have not executed and delivered the same as provided above, shall have given to Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

            12.22 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. The delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

            12.23 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from Borrower in connection with this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Subsection 11.4, and (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans and Letter of Credit Obligations hereunder. Without limiting Subsection 12.24, Borrower agrees that the terms of this Subsection
12.23 shall set forth the entire agreement between Borrower and each Lender (including Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Subsection 12.23 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information. Borrower authorizes Agent and each Lender to discuss the financial condition of Borrower or any Subsidiary with Borrower's independent certified public accountants and agrees that such discussion or communication shall be without liability to Agent, such Lender or Borrower's independent certified public accountants.

            12.24 Entire Agreement. The Financing Agreements embody the entire agreement and understanding among Borrower, its Subsidiaries, Agent, the Issuing Bank and Lenders and supersede all prior agreements and understandings among any of Borrower, its Subsidiaries, Agent and Lenders relating to the subject matter thereof other than those contained in the Agent and Arranger Fee Letter and each Fee Letter which shall survive and remain in full force and effect during the term of this Agreement.

            12.25 Several Obligations; Benefits of this Agreement. The respective obligations of Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other lender (except to the extent to which Agent is authorized to act as administrative agent for Lenders hereunder). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that Arranger shall enjoy the benefits of the provisions of Sections 12.18, 12.19 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

            12.26 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any "margin stock" (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) for the repayment of the Liabilities provided for herein.

            12.27 Disclosure. Borrower and each Lender hereby acknowledges and agrees that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrower or any of its Subsidiaries and their respective Affiliates.

            12.28 PATRIOT Act Notice. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: when Borrower opens an account, if Borrower is an individual, Agent and Lenders will ask for Borrower's name, residential address, date of birth, and other information that will allow Agent and Lenders to identify Borrower, and, if Borrower is not an individual, Agent and Lenders will ask for Borrower's name, employer identification number, business address, and other information that will allow Agent and Lenders to identify Borrower. Agent and Lenders may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents, and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

            IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year first above written.

                                          WEBCO INDUSTRIES, INC.

                                          By:     /s/ Michael P. Howard
                                                  ------------------------------
                                          Title:  Chief Financial Officer

                                          BANK ONE, NA, individually, as Issuing
                                          Bank and as Agent

                                          By:     /s/ James Gurgone
                                                  ------------------------------
                                          Title:  Director

                                          PNC BANK, NATIONAL ASSOCIATION

                                          By:     /s/ Timothy S. Culver
                                                  ------------------------------
                                          Title:  Vice President

                                          BANK OF AMERICA, N.A.

                                          By:     /s/ Joy L. Bartholomew
                                                  ------------------------------
                                          Title:  Sr. Vice President

                                 SCHEDULE 1.1-B

                          MORTGAGES AND DEEDS OF TRUST

1. Term Loan and Revolving Credit Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of October 15, 2004 made by Borrower in favor of Agent regarding real property located at 501 Foster Road, Mannford, Oklahoma 74044 (Creek County)

2. Term Loan and Revolving Credit Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of October 15, 2004 made by Borrower in favor of Agent regarding real property located at 201 S. Woodland Drive, Sand Springs, Oklahoma 74063 (Tulsa County)

3. Term Loan and Revolving Credit Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of October 15, 2004 made by Borrower in favor of Agent regarding real property located at 8911 West 21st Street, Sand Springs, Oklahoma 74063 (Tulsa County)

4. Open-End Term Loan and Revolving Credit Mortgage, Assignment of Leases, Security Agreement and Fixture Filing, dated as of October 15, 2004 made by Borrower in favor of Agent regarding real property located at 363 Seneca Street, Oil City, Pennsylvania 16301 (Venago County)

                                   SCHEDULE I

                             FINANCIAL INSTITUTIONS

                                   REVOLVING
                                    CREDIT
      NAME OF LENDER               COMMITMENT         TERM LOANS           ADDRESS FOR NOTICES
------------------------------   --------------     -------------      --------------------------------
Bank One, NA                     $20,588,235.30     $7,411,764.70      Bank One, NA
                                                                       120 S. LaSalle Street, 8th Floor
                                                                       Chicago, Illinois 60603
                                                                       Attn:  James Gurgone
                                                                       Tel:   312/661-5136
                                                                       Fax:   312/661-6929

PNC Bank, National Association   $14,705,882.35     $5,294,117.65      PNC Bank, National Association
                                                                       2121 San Jacinto, Suite 1850
                                                                       Dallas, Texas 75201
                                                                       Attn:  Tim Culver
                                                                       Tel:   214/871-1215
                                                                       Fax:   214/871-2015

Bank of America, N.A.            $14,705,882.35     $5,294,117.65      Bank of America, N.A.
                                                                       5950 Sherry Lane
                                                                       Dallas, Texas 75225
                                                                       Attn:  Joy L. Bartholomew
                                                                       Tel:   214/706-7043
                                                                       Fax:   214/706-7066

                                 --------------     -------------
TOTAL:                           $   50,000,000     $  18,000,000
                                 ==============     =============